PROSPECTUS SUPPLEMENT

(To Prospectus dated March 5, 2003)

Structured Asset Trust Unit Repackagings

Treasury Index LinkEd Securities (TILESSM)

Series 2006-1 due February 15, 2034

$20,000,000

20,000 TILES Trust Units

($1,000 principal balance per Unit)

backed by

Goldman Sachs Capital I

6.345% Capital Securities due February 15, 2034

MS Structured Asset Corp.

Depositor and Sponsor

TILES Trust No. 2006-1 is offering Treasury Index Linked Securities (“TILES”) Trust Units. The amount of interest payable on the Units will be 8.00% from the Issue Date to but excluding August 15, 2007, and from August 15, 2007 until maturity will be determined based on a floating rate equal to the value of the Ten Year Constant Maturity Treasury (“10Y CMT rate”) index plus a spread of 0.25% per annum, subject to a minimum coupon of 0% and maximum coupon of 8% payable on the Units. On the final distribution date, the Units will be entitled to a single payment of principal of $1,000 plus any accrued interest. Distribution dates for the Units will occur semiannually on February 15 and August 15, commencing on August 15, 2006. Interest payments in respect of the Units may be deferred, without compounding of interest, if payments of interest under the underlying securities held by the Trust are deferred at the election of the underlying security issuer.

The 10Y CMT rate index for purposes of the Units and any interest accrual period is an index value published on Telerate page 7051 two New York business days prior to the beginning of such interest accrual period and reflects the average yield of a range of U.S. Treasury securities, all adjusted to the equivalent of a ten-year maturity. Yields on Treasury securities at constant maturity are determined by the U.S. Treasury from the daily yield curve, which is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market.

The Units will represent a beneficial interest in the underlying securities, consisting of trust preferred capital securities, and the swap agreement described in this prospectus supplement under “Description of Trust Property”. The underlying securities and the swap agreement (consisting of an interest rate swap transaction and three separate forward interest rate agreements taken collectively with the master agreement applicable thereto), will be held by the Trust. The underlying securities have a different interest payment schedule, interest rate and denomination than do the Units. The underlying securities are subject to redemption as described in this prospectus supplement. Any such redemption will result in a redemption of the Units and will result in an early termination payment being made or received by the Trust in respect of the swap transactions, and may result in losses to unitholders. The Units represent beneficial ownership interests only in the underlying securities, the swap agreements and any other trust property and do not represent the obligations of or any interest in the depositor and sponsor, or any of its affiliates.

Prior to this offering, there has been no public market for the Units. The depositor will apply to list the Units on the New York Stock Exchange, subject to meeting the applicable listing requirements.

See “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 5 of the accompanying prospectus to read about certain factors you should consider before buying Units.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

“TILES” is being registered as a service mark of Morgan Stanley.

Morgan Stanley & Co. Incorporated (MS&Co.) will purchase the Units from the depositor and will then sell the Units in negotiated transactions at varying prices at the time of sale. Proceeds from the Units are expected to total $20,000,000 less an underwriting discount of 3.15%. MS&Co. expects to deliver the Units through the facilities of The Depository Trust Company against payment in New York, New York on or about February 15, 2006.

MORGAN STANLEY

February 15, 2006

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Units to the public in that Relevant Member State at any time:

(a)          to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)          to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)          in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Units to the public” in relation to any Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Units to be offered so as to enable an investor to decide to purchase or subscribe for the Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

SUMMARY

In this prospectus supplement and the accompanying prospectus, the units offered hereby are referred to as the “Units”. By contrast, the underlying securities deposited into the Trust are referred to as the “underlying securities”, and terms such as “underlying security issuance agreement”, “underlying security issuer”, “underlying security guarantor”, “underlying security disclosure document”, “underlying security registration statement” or other terms containing the phrase “underlying security” have related meanings. The swap agreement entered into by the Trust with Morgan Stanley consists of an interest rate swap transaction, which may be referred to as the “interest rate swap”, and three separate forward interest rate agreements, each of which may be referred to as a “forward rate agreement” each of the interest rate swap and the forward rate agreements may be referred to as a “swap transaction”, and the four swap transactions taken collectively with the master agreement applicable thereto are referred to as the “swap

S-3

agreement”. References to the “calculation agent” refer to that role under each swap transaction. Defined terms used but not defined in this prospectus supplement have the meanings given to such terms in the accompanying prospectus. An index of defined terms can be found on page S-68 in this prospectus supplement and on page 85 of the accompanying prospectus.

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Depositor

MS Structured Asset Corp. The depositor is also the “sponsor” with respect to the Units for purposes of Rule 1101(l) under the Securities Act and references to the “depositor” herein also include the depositor in its capacity as sponsor.

Trustee	LaSalle Bank National Association
Issuing Entity	TILES Trust No. 2006-1 (the “Trust”). The Trust will be formed under a trust agreement dated as of the closing date between the depositor and the trustee.
Units

There will be one class of Units, Series 2006-1. The total principal amount of Units being issued is $20,000,000. The Units will be issued in book-entry form through the facilities of the Depository Trust Company (“DTC”) in minimum denominations of $1,000 and $1,000 increments in excess thereof.

The Units will have the same final maturity as the underlying securities.

The Units are expected to settle flat. This means that any accrued and unpaid interest on the Units at closing will be reflected in the settlement price.

In the event the underlying securities are redeemed, the Units will be redeemed when the underlying securities are redeemed. Any partial redemption of the underlying securities will result in an early termination payment being made or received by the Trust under each swap transaction in respect of the portion of the swap transaction corresponding to the amount of underlying securities redeemed.

In the event of a partial redemption of the underlying securities, the trustee will randomly select Units to be redeemed in full from the proceeds of the partial redemption.

S-4

Interest on the Units will be deferred if distributions with respect to the underlying securities are deferred. The underlying security issuer may, on one or more occasions, commence a deferral period and thereby defer interest payments for up to 10 consecutive semiannual payment dates on the underlying securities. During a deferral period with respect to the underlying securities, interest will continue to accrue on the Unit principal balance at the net rate applicable under the swap transactions for the relevant period. However, no compounding will occur; i.e., deferred payments of interest will not themselves bear interest. No extension period or period of deferral may extend beyond the stated maturity of the underlying securities. See “Description of Trust Property.”

Underlying securities

The depositor will deposit into the Trust $20,000,000 (by principal amount) of 6.345% capital securities due February 15, 2034, issued by Goldman Sachs Capital I. The underlying securities have been purchased by the depositor or its affiliates in the secondary market. The underlying securities represent credit risk similar to the subordinated debt of the underlying security guarantor. The underlying security issuer, at its option, may redeem the underlying securities in whole or in part at any time with not less than 30 days’ notice nor more than 60 days’ notice, provided that no partial redemption may occur where distributions are deferred. In addition, the underlying security issuer, at its option, may redeem the underlying securities in whole but not in part within 90 days after a tax event or a capital treatment event. See “Description of Trust Property” for a description of the terms of the underlying securities.

Underlying security issuer and underlying security guarantor

The issuer of the underlying securities is Goldman Sachs Capital I. The underlying securities are guaranteed by Goldman Sachs Group, Inc. (the “underlying security guarantor”) by way of a guaranty between the underlying security issuer and the underlying security guarantor (The “underlying security guaranty”). Neither the underlying security issuer nor the underlying security guarantor is participating in this offering and neither has any obligations under the Units. Information about the underlying security issuer and the underlying security guarantor is available in the underlying security guarantor’s filings with the SEC.

S-5

Underlying guarantor debentures.

The underlying security issuer’s only assets are the underlying security guarantor’s 6.345% junior subordinated debentures due February 15, 2034 (the “underlying guarantor debentures”).

The underlying guarantor debentures may be distributed or exchanged for the underlying securities under certain circumstances. If such distribution or exchange occurs, such event will not be treated as a redemption and for the purposes of the Trust and the Units, the underlying guarantor debentures will be treated as the underlying securities for all purposes thereafter.

Distributions

Interest on the Units will be distributed semiannually in arrears by the trustee through the facilities of the DTC to recordholders as of the third business day prior to the distribution date on February 15 and August 15, commencing August 15, 2006, subject to any deferral or suspension of payment as described below. The semiannual interest rate for the Units is 8.00% from issuance until but excluding August 15, 2007, and from August 15, 2007 until maturity is determined by the rate of payments received by the Trust under the interest rate swap as described below. The Trust will pass through interest on the Units to the unitholders subject to receipt of payments received by the Trust from the swap counterparty under the swap transactions.

The semiannual payments received by the Trust under the interest rate swap after August 15, 2007 will be determined based on a floating rate equal to the value of the 10Y CMT rate as of the second New York business day prior to the beginning of each interest accrual period, plus a spread of 0.25% per annum, subject to a minimum coupon and a maximum coupon.

Payments for any semiannual interest period received by the Trust under the interest rate swap will not, and therefore the interest payable on the Units will not, exceed the Maximum coupon of 8.00% per annum or be less than the Minimum coupon of 0.00% per annum. The amount the Trust receives under each swap transaction on each interest payment date will be

S-6

calculated on a 30/360 basis, which means payments assume a 360 day year consisting of twelve 30 day months.

If on the second New York business day preceding the related interest reset date the 10Y CMT rate is not reported on Telerate page 7051, Morgan Stanley Capital Services Inc., in its capacity as calculation agent, will obtain the 10Y CMT rate as published by the Federal Reserve Board in Federal Reserve Statistic H.15 as of the second New York business day preceding the reset date. If the 10Y CMT rate is not published by Telerate or the Federal Reserve Board, the 10Y CMT rate will be determined by the calculation agent under the interest rate swap by taking the average of quotes received in response to solicitations for quotations from five independent dealers selected at the discretion of the calculation agent, using the most recently available definition of 10Y CMT rate published by the Federal Reserve Board.

Unless distributed earlier due to a redemption of the underlying securities or an early termination of the swap transactions (in which case distribution of principal may be subject to distribution only after any swap termination payment is paid in full), principal will be distributed on a final scheduled distribution date of February 15, 2034.

The payments made by the Trust to the swap counterparty will correspond to the semiannual payments received by the Trust on the underlying securities, less expenses.

Deferral of Interest

The underlying security issuer has the right to defer the payment of interest on the underlying securities. Any deferral of the payment of interest on the underlying securities in accordance with the security agreement will not require any payment by the underlying security guarantor. If interest payments on the underlying securities are deferred, related payments to the Trust under the swap transactions and payments of interest in respect of the Units will also be deferred. During a deferral period with respect to the underlying securities, interest will continue to accrue on the Unit principal balance at the net rate applicable under the swap transactions for the relevant period. However, no compounding will occur; i.e., deferred payments of interest will not themselves bear interest.

S-7

Suspension of Payments

If any payment with respect to the underlying securities is not received by the trustee by 12 noon (New York time) on a swap payment date, the Trust’s payment under the interest rate swap will not occur until the next business day that the Trust is in receipt of proceeds of such payment prior to 12 noon. In that circumstance, the swap counterparty will have the right to suspend its payments under the interest rate swap, without interest (unless the deferral of interest provision is applicable), until it receives the amounts due to it under the interest rate swap. Such suspension would result in a delay of payments to the unitholders.

Business Days	New York and Chicago
Minimum Coupon	0.00% per annum
Maximum Coupon	8.00% per annum
Swap Counterparty	Morgan Stanley
Swap Agreement	The Trust will enter into (i) an interest rate swap transaction with the swap counterparty under which the Trust will make semiannual interest payments to the swap counterparty equal to 6.345% on the notional amount of $20,000,000 (which represents the payments received by the Trust on the underlying securities), minus expenses, during the relevant periods and will receive from the swap counterparty semiannual interest payments based on the 10Y CMT rate plus a spread of 0.25% per annum during the relevant period and (ii) three separate forward interest rate agreements under each of which (x) the Trust will pay a specified upfront amount on the closing date and (y) on a specified payment date corresponding to one of the first three interest distribution dates for the Units, the Trust will receive a single payment from the relevant swap counterparty based on the excess, if any, of an interest rate equal to 7.75% per annum over the 10Y CMT rate for the relevant six month period. The interest rate swap and the forward rate agreements as a whole will have the effect, subject to performance by the swap counterparty of its obligations, of converting the return on the underlying securities to a return based on

S-8

a floating rate determined by 10Y CMT rate plus the spread that the Trust will distribute on the Units, except that the Trust will be entitled to a net 8% per annum fixed rate payment through the payment date occurring on or about August 15, 2007.

Calculation Agent	Morgan Stanley Capital Services Inc. will act as calculation agent under each swap transaction.
Early termination of the Trust

A trust wind-up event will occur and the Trust will terminate upon (i) redemption by the underlying security issuer or underlying securities guarantor of all underlying securities held by the Trust, (ii) an underlying security default, (iii) the early termination of all outstanding swap transactions in whole (other than pursuant to the appointment of a replacement swap counterparty), (iv) any excess expense event (as defined in the prospectus) or (v) in certain circumstances where the underlying security issuer has become a disqualified issuer or any swap counterparty has become a disqualified swap counterparty (if at such time the relevant swap counterparty is not an affiliate of the depositor), and approval from the SEC and the New York Stock Exchange (“NYSE”) to withdraw the Units from listing and reporting registration is not obtained within a requisite time period as described below under “The Trust—Delisting of Units”.

If a trust wind-up event occurs, any underlying securities held by the Trust will be liquidated (by delivery to the underlying security issuer in the event of a redemption or otherwise by sale thereof) and each swap transaction will be terminated and the Trust will terminate early.

If an early termination of a swap transaction occurs as a result of (i) a default by the swap counterparty under any swap transaction, (ii) a termination of the swap transaction resulting solely from an excess expense event (as defined in the prospectus) or (iii) a termination event under the swap transaction with respect to which the swap counterparty is the sole “affected party” (which includes the swap counterparty’s failure to enter into a collateral posting arrangement or take other required measures in specified circumstances under “Swap Agreements – Downgrade of swap counterparty”, or the obligations of the swap counterparty under the swap transaction

S-9

becoming illegal), then any amounts (including any early termination payment) owed in respect of the swap transaction to the swap counterparty will rank junior to the claims of the unitholders and will be paid only out of funds from liquidation of the trust property, if any, in excess of those necessary to redeem the Units at par plus accrued interest (including any deferred interest).

If an early termination of a swap transaction occurs for any reason not specified above (including an underlying security default, a default by the Trust under any swap transaction or a termination event under the swap transaction with respect to which the Trust is an “affected party”, which will include (i) an early redemption of the underlying securities, (ii) any other trust wind up event or (iii) the obligations of the Trust under the swap transaction becoming illegal) then any early termination payment or other amounts owed in respect of the swap transaction to the swap counterparty shall have first priority over the claims of unitholders. Any amounts remaining in the Trust following full satisfaction of the swap counterparty’s claims shall be disbursed to the unitholders pro rata in full satisfaction of the claims of the Units as described below.

Upon termination of the Trust, the proceeds of liquidation of the trust property will be applied to redeem the Units subject to any applicable prior claims of the swap counterparty. The Units will have a claim on the proceeds of the liquidation of the trust property equal to their aggregate principal balance plus accrued interest, if any (including any deferred interest). If the proceeds of the liquidation of the trust property (less any amounts payable to the swap counterparty in priority to distributions on the Units) are less than the claim amounts of the Units, the proceeds will be distributed to the Units ratably in proportion to the claim amounts of the Units. If the proceeds of liquidation of the trust property exceed the claim amounts of the Units, the excess will be applied pursuant to the trust agreement.

Retained interest

The depositor retains the right to receive any and all interest that accrues on the underlying securities prior to the closing date and the Trust will have no rights to such interest. The trustee will pay this accrued interest over to the depositor on the first date it receives an interest payment on the underlying securities.

S-10

If an underlying security default occurs on or prior to the first distribution date and the depositor does not receive its retained interest amount on the first date of distribution on the Units, the depositor will have a claim for its retained interest and will share pro rata with the unitholders to the extent of such claim, subject to the senior claim of the swap counterparty, in the proceeds from the liquidation of the trust property.

Taxation

The depositor will receive an opinion of counsel that the Trust will be characterized as a grantor trust. Accordingly, unitholders generally will be treated as owning an undivided beneficial interest in the assets of the Trust and required to include in their gross income their pro rata share of the income of the Trust. Unitholders also may deduct their pro rata share of the fees and other deductible expenses paid by the Trust, subject to the limitations otherwise applicable to such deductions, as described in the prospectus under “United States Federal Income Taxation—Trust expenses.” Unitholders should expect to recognize taxable income for each taxable year in an amount that may be significantly different from the cash payments received on the Units. Significant aspects of the tax characterization of an investment in the Units are uncertain; for a description of other possible characterizations and tax consequences, see “United States Federal Income Taxation—Alternative treatments”.

Trustee Compensation

As compensation for and in payment of trust expenses related to its services under the trust agreement other than extraordinary trust expenses, the trustee will receive trustee fees on each distribution date in an amount equal to $2,000. The depositor is initially responsible for payment of the trust expenses but has arranged for the trustee to act as expense administrator on behalf of the Trust. The expense administrator will be responsible for paying the trustee fee and reimbursing certain other expenses of the Trust. The expense administrator will receive a fee payable on each distribution date equal to $2,500, which fee is payable only from available interest receipts received with respect to the underlying securities after

S-11

application of such receipts to payment of accrued interest on the Units.

Rating

The Units must be assigned ratings of at least A- by Standard & Poor’s, or S&P, in order to be issued. The Units are expected to be assigned a rating of A- by S&P on the date of issuance, but the existence of such rating is not a condition to the issuance of the Units. Any downgrade by S&P of its rating of the underlying securities guarantor or the swap counterparty (initially Morgan Stanley), would result in a downgrade of the ratings with respect to the Units (subject to the measures provided under “Swap Agreement – Downgrade of swap counterparty”. S&P may maintain ongoing rating surveillance with respect to the Units, but the depositor will not monitor any changes in the rating of the Units after their issuance.

Closing date	On or about February 15, 2006.
Listing	Application has been or will be made to list the Units on the NYSE. Trading on the NYSE is expected to begin within 30 days after the completion of this offering.

The Units will be listed as debt securities and not as equity, and as a result trades in the Units occurring off the NYSE will not be reported to the NYSE for purposes of any “ticker” information in relation to the Units.

How to reach the depositor	You may reach the depositor by contacting your Morgan Stanley sales representative.

S-12

RISK FACTORS

The Units involve risks not associated with an investment in ordinary interest pass through Units. This section describes the most significant risks relating to the Units. You should carefully consider whether the Units are suited to your particular circumstances before you decide to purchase them.

The Units are index linked and are exposed to constant ten-year Treasury maturities

The Units bear interest at a floating rate and are “index linked Units” as described in the prospectus. Distributions of the interest with respect to the Units will depend on the value of the 10Y CMT rate. Exposure to the 10Y CMT rate involves risk that is substantially different from other floating rate debt securities. While the interest rate applicable to the Units is reset semiannually, it is set based on a constant maturity rate of ten years. The 10Y CMT rate indexes the average yield of a range of Treasury securities, all adjusted to the equivalent of a ten-year maturity, which is based on the closing market-bid yields on actively traded Treasury securities in the over-the-counter market. Depending on the value of the 10Y CMT rate, unitholders may receive lesser amounts of interest on these Units than they would otherwise have received had they held the underlying securities.

While the 10Y CMT rate typically has been higher than the 6-month Treasury bill or similar short term Treasury rates, in certain periods the 10Y CMT rate has actually been lower than shorter term rates. The relationship between the 10Y CMT rate and a 6-month Treasury rate, as with all interest rates of different maturities, is a function of the yield curve for Treasury securities: i.e., the curve produced by a graph of the interest rates corresponding to different Treasury maturities on a given day. The relationships between interest rates of different maturities, and thus the shape of the yield curve, have experienced periods of volatility in the past and such volatility can be expected to occur in the future. In particular, the extent to which the 10Y CMT rate on a given semiannual reset date is greater than the rate which would apply to the Units if a 6-month Treasury rate were applied on such semiannual reset date, if at all, can be expected to vary over time. Such variations will affect the returns to unitholders.

The 10Y CMT rate as of February 8, 2006 was 4.56% per annum; thus, the Units should be expected to bear interest at a rate significantly lower than 8% once the initial fixed interest period for the Units ends on August 15, 2007. In addition, like all floating rate instruments, an investment in the Units involves the risk that prevailing interest rates will decline in the future and result in a lower rate of return for the Units. The rate of interest applicable to the Units may be very low or even zero if the 10Y CMT rate declines to such levels. Very low interest rate environments have occurred in the past and may occur in the future.

The interest rate cap on the Units could result in a below-market return

The maximum interest payable on the Units is capped at 8.00% per annum. In certain interest rate environments, including when the economy is experiencing high levels of inflation or real interest rates have risen significantly, the 10Y CMT rate and the yield available on debt securities generally may be higher than 8.00% per annum. In those circumstances, holding the Units would be economically disadvantageous. In particular, if the 10Y CMT rate rises such that

S-13

the 10Y CMT rate plus the spread would exceed 8.00% per annum, the unitholders will not receive interest greater than 8.00% per annum, even though this rate is less than other rates that may be available in the market.

In addition, as the interest rate on the Units becomes less attractive, the market price as a percentage of par on the Units will decline. If interest rates rise such that a unitholder wishes to sell Units in order to invest in an instrument with a higher rate of return, the unitholder may not be able to obtain a price for the Unit that equals the par amount thereof and may therefore experience a loss.

Absence of information

Unitholders will be exposed to the credit risk of the underlying security issuer, the underlying security guarantor and the swap counterparty. Material information regarding the swap counterparty is incorporated by reference in the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference.” Material information with respect to the underlying security issuer and the underlying security guarantor is described in public filings prepared by the underlying security guarantor and referred to in this prospectus supplement. In addition, this section does not contain any risk factors relating to the underlying security issuer or the underlying security guarantor.

No investigation of the financial condition or creditworthiness of the underlying security issuer, the underlying security guarantor or any of their affiliates, or of any ratings of the underlying securities, has been made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates, in connection with the issuance of the Units. You should consider carefully the financial condition of the underlying security issuer, the underlying security guarantor and the swap counterparty and their ability to make payments in respect of the underlying securities and under the swap agreement. We are not affiliated with the underlying security issuer or the underlying security guarantor and have not performed any due diligence investigation or review of the underlying security issuer or the underlying security guarantor. You should undertake an independent investigation of the underlying security issuer and the underlying security guarantor to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the Units.

In addition, one or more affiliates of MS&Co. publish research reports from time to time with respect to the underlying security issuer and the underlying security guarantor. Such reports may make negative recommendations with respect to securities of the underlying security issuer or the underlying security guarantor. None of the Trust, the trustee, the depositor or MS&Co. undertakes any responsibility to reflect or account for in this prospectus supplement the conclusions or analyses set forth in such research reports. You may obtain a copy of any research reports relating to the underlying security issuer or the underlying security guarantor by requesting them from your broker or from MS&Co. directly.

For information regarding the material terms of the underlying securities, please refer to page S- 31 “Description of Trust Property.”

S-14

Early redemption of the underlying securities may reduce yield and may result in losses due to early termination payments under the swap transactions

The underlying securities permit the underlying security guarantor to effect a redemption of the underlying securities at any time, subject to payment of a partial makewhole amount to holders of the underlying securities (other than in specified cases of redemption for tax or regulatory reasons where no makewhole is payable). If such early redemption occurs, the Units will be redeemed at par, subject to any liabilities to the swap counterparty first being paid in full. No portion of any makewhole amount will be distributed to the unitholders, and early redemption of the Units may occur at a time when reinvestment in securities with yields comparable to that of the Units is not possible. Moreover, if an early redemption of the underlying securities occurs at a time when the interest rate swap transaction has a market value in favor of the swap counterparty, unitholders will likely suffer a loss, which may be substantial, as a result of payment of a swap termination payment to the swap counterparty. See “Changes in the value of the interest rate swap transaction may cause losses if the swap transaction terminates early” below.

Delisting or early termination of Units for lack of underlying security or swap counterparty reporting

If the underlying security issuer becomes a disqualified issuer or any swap counterparty becomes a disqualified swap counterparty (if the swap counterparty is no longer an affiliate of the depositor), including where the underlying security issuer or the swap counterparty ceases to be a reporting company for purposes of the Exchange Act or file certain financial information in connection with such reporting, the depositor will not have available to it information needed in connection with reporting obligations in respect of the Units. If such an event occurs, the depositor will seek to obtain approval from the SEC and the NYSE to withdraw the Units from listing and reporting registration. If the depositor is unable after commercially reasonable efforts to withdraw the Units from listing on the NYSE and terminate its Exchange Act reporting obligations in relation to the Units on or prior to the date on which the depositor has determined (in its reasonable, good faith discretion) that the depositor would be in violation of its reporting obligations under the Exchange Act with respect to the Units in the absence of a termination of the Trust, a trust wind up event will occur. Such trust wind up event may result in losses to investors as a result of early liquidation of the trust property. See “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events” in the prospectus.

If the underlying security issuer becomes a disqualified issuer or the swap counterparty becomes a disqualified swap counterparty as described above, and following such event the depositor succeeds in withdrawing the Units from listing on the NYSE and terminating its reporting obligations in relation to the Units before the depositor determines it would be in violation of its reporting obligations under the Exchange Act, a trust wind up event will not occur in connection with such event and the Units will remain outstanding. However, the Units will no longer be listed on the NYSE (or any other stock exchange) and no public reports under the Exchange Act will be available in relation to the Units. Such delisting and the absence of periodic reports will significantly impair the liquidity of the Units in the secondary market – due to the potential applicability of state “blue sky” laws to transactions in the Units, or other factors

S-15

– and may impair the ability of holders of the Units to continue to hold or sell the Units. In particular, if any unitholder is subject to an investment restriction requiring it to hold listed securities, such unitholder may be required to sell its Units at a time when the secondary market in the Units has been adversely affected as a result of delisting. In addition, holders of Units who are subject to the requirements of Title I of ERISA, Section 4975 of the Code or Similar Law (as such terms are defined under “ERISA Considerations” below) may be required to represent upon delisting of the Units that their holding of Units, at the time of delisting and at all times thereafter, will not give rise to a prohibited transaction or other violation under such laws. See “ERISA Considerations”.

A termination of reporting such that the underlying security issuer becomes an ineligible issuer or the swap counterparty becomes an ineligible swap counterparty, and resulting in a delisting of the Units or a trust wind-up event, may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the underlying security issuer or the swap counterparty, or any guarantors of their obligations, or changes in their respective corporate structure, or other events with respect to the underlying security issuer or the swap counterparty over which the depositor has no control.

The standards for determining whether the underlying security issuer has become a disqualified issuer or a swap counterparty has become a disqualified swap counterparty, such that a trust wind up event may occur, are different from those described in the base prospectus. See “The Trust—Disqualified issuer and disqualified swap counterparty events”.

Changes in the value of the swap transactions may cause losses if a swap transaction terminates early

In the case of an early termination of one or more of the swap transactions, a swap termination payment may be payable by the Trust to the swap counterparty or by the swap counterparty to the Trust. Generally, the lower the prevailing interest rates are at the time of termination, the more substantial the swap termination payment payable by the Trust will be; however, the value of any swap termination payment will be influenced by the value and expected future values of the 10Y CMT rate at the time of termination, and the amount of any such swap termination payment therefore is not capable of estimation for purposes of this prospectus supplement. The amount of any such payment will be based on (i) the estimated cost, at prevailing market values, that would be incurred by the Trust or the swap counterparty to enter into a transaction having economic terms similar to that of the terminated transaction or (ii) the losses suffered by the Trust or the swap counterparty as a result of the termination of the transaction. In general, the swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment.

If an early termination of a swap transaction occurs for any reason other than a default by the swap counterparty under any swap transaction or certain termination events with respect to which the swap counterparty is specified as the sole affected party, then any early termination payment or other amounts owed in respect of the swap transaction to the swap counterparty shall have first priority over the claims of unitholders. Such events in which the claims of the swap counterparty will have first priority over the claims of unitholders include but are not limited to: (i) an underlying security default or a default by the Trust under any swap transaction, (ii) an

S-16

early redemption of the underlying securities (which may occur at the option of the underlying security issuer at any time), (iii) an excess expense event or any other trust wind up event (including as described below under “Delisting or early termination of Units for lack of underlying security or swap counterparty reporting”) or (iv) the obligations of the Trust under the swap transaction becoming illegal. Any amounts remaining in the Trust following full satisfaction of the swap counterparty’s claims shall be disbursed to the unitholders in full satisfaction of the claims of the Units as described below. A swap termination payment and the resulting loss to unitholders may be substantial in relation to the total value of the related underlying securities.

If an early termination of a swap transaction occurs as a result of (i) a default by the swap counterparty under any swap transaction, (ii) a termination of the swap transaction resulting solely from an excess expense event (as defined in the prospectus) or (iii) a termination event under any swap transaction with respect to which the swap counterparty is the sole affected party (which includes the swap counterparty’s failure to enter into a collateral posting arrangement or take other required measures in specified circumstances under “Swap Agreements – Downgrade of swap counterparty”, or the obligations of the swap counterparty under the swap transaction becoming illegal), then any amounts (including any early termination payment) owed in respect of the swap transaction to the swap counterparty will rank junior to the claims of the unitholders and will be paid only out of funds from liquidation of the trust property, if any, in excess of those necessary to redeem the Units at par plus accrued interest (including any deferred interest). Notwithstanding such subordination of the swap counterparty’s termination payment claim, the value of (i) the forward rate agreements (in respect of which all the Trust’s payments are made upfront) and (ii) if the underlying securities have been subject to a deferral of interest, the claim for any cumulative deferred payments under the swap transactions, will be offset against any swap termination payment in favor of the swap counterparty that otherwise would have been determined, which may reduce the amounts ultimately payable to unitholders.

The price obtained by liquidating trust property to make a swap termination payment may be unfavorable

If the Trust is liable for a swap termination payment, the underlying securities may be sold by the trustee, through a selling agent or otherwise. The selling agent will be MS&Co. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable under the circumstances. The selling agent will be permitted to sell underlying securities to affiliates of the selling agent. Unitholders could be materially adversely affected if the Trust is required to sell underlying securities in order to make a swap termination payment at a time when prices for the underlying securities in the secondary market are depressed as a result of a default on the underlying securities, changes in interest rates, the creditworthiness of the underlying security guarantor, or for any other reason.

S-17

Interest payments on the underlying securities may be deferred and if deferred will result in deferral of interest in respect of the Units without compounding of interest

The underlying security guarantor may defer its payment obligations under the underlying guarantor debentures and in such event the underlying security issuer will not be able to make any payments of interest under the underlying securities. Such period of deferral may occur at any time for up to a continuous period of five years. In addition, once the underlying security guarantor makes all deferred interest payments on the underlying guarantor debentures, it can once again defer interest payments subject to the limitations discussed above. As a result, there could be multiple periods of varying length during which the Trust would not receive cash distributions on the underlying securities, such that the total of the periods during which interest payments are deferred may be substantially greater than 5 years. The underlying security guarantor’s guaranty of the underlying securities does not prevent deferral of interest payments. If interest otherwise payable in respect of the underlying securities is deferred, the fixed payments by the Trust under the interest rate swap, and the 10Y CMT rate-linked payments to the Trust under the interest rate swap, as well as payments under the forward rate agreements, will also be deferred, and interest will also be deferred in respect of the Units as well. During a deferral period, interest will continue to accrue and holders of the Units will be required to accrue interest income for United States federal income tax purposes. Interest will continue to accrue on the Unit principal balance during a deferral period at the net rate applicable under the swap transactions as a whole for the relevant period. However, no compounding will occur; i.e., deferred payments of interest will not themselves bear interest. Deferral of interest payments by the underlying security guarantor will therefore result in the unitholders incurring a loss by not receiving timely payment of interest in respect of the Units, and may increase the losses to unitholders associated with an ultimate underlying security default if such a default follows a period of deferral.

The underlying securities are subordinated securities

The obligations of the underlying security guarantor under the underlying security guaranty and under the underlying guarantor debentures are subordinate and junior in right of payment to all senior indebtedness of the underlying security guarantor.

Because the underlying security guarantor is a holding company, the right of the underlying security guarantor to participate in any distribution of assets of any subsidiary, upon such subsidiary’s liquidation or reorganization or otherwise (and thus the ability of holders of the underlying securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the underlying security guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the underlying guarantor debentures and the underlying security guaranty will be effectively subordinated to all existing and future liabilities of the underlying security guarantor’s subsidiaries, and holders of underlying guarantor debentures and the underlying security guaranty should look only to the assets of the underlying security guarantor for payments on the underlying guarantor debentures and the underlying security guaranty.

S-18

None of the guarantor debenture indenture, the underlying security guaranty or the underlying security agreement places any limitation on the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by the underlying security guarantor.

The ability of the underlying security issuer to pay amounts due on the underlying securities solely depends upon the underlying security guarantor making payments on the underlying guarantor debentures as and when required.

The U.S. federal income tax treatment of the Units

Unitholders should expect to recognize taxable income for each taxable year in an amount that may be significantly different from the coupons received on the Units during the year. In addition, significant aspects of the U.S. federal income tax consequences of an investment in the Units are uncertain. Unitholders should refer to the section “United States Federal Income Taxation” in this prospectus supplement for more information.

Unit ratings may change

The ratings on the Units are expected to correspond to the ratings on the underlying securities and the ratings of the swap counterparty. The ratings of the underlying securities, the swap counterparty and the Units may change over time. There can be no assurance that any such ratings will not be lowered or withdrawn by the applicable rating agency in the future, which may adversely affect the value of the Units. Any downgrade of the underlying securities or of the swap counterparty by S&P likely will result in a downgrade of S&P’s rating with respect to the Units.

Your interest rate is based upon the 10Y CMT rate; the way the U.S. Treasury calculates the 10Y CMT rate may change in the future

There can be no assurance that the U.S. Treasury will not change the method by which it calculates the 10Y CMT rate. Changes in the way the 10Y CMT rate is calculated could reduce the level of the 10Y CMT rate and lower the interest payment with respect to the Units. Accordingly, the amount of interest payable on the Units, and therefore the value of the Units, may be significantly reduced.

An affiliate of the swap counterparty will have discretion to calculate the payment obligations to or of the Trust

An affiliate of the swap counterparty will act as calculation agent in respect of each swap transaction, and there may be conflicts of interest between the swap calculation agent and the trustee with respect to calculations or determinations under the swap transactions. A swap calculation agent will be obligated only to carry out its duties and functions as swap calculation agent in good faith, will have no fiduciary obligations to unitholders and will not necessarily be acting in the interests of unitholders. All determinations by the swap calculation agent under any swap transaction will, in the absence of manifest error, be conclusive and binding for all purposes on the Trust and unitholders.

S-19

Underlying securities may be sold when their market value is diminished

Unless the underlying securities are redeemed by the underlying security issuer or underlying security guarantor, if a trust wind-up event occurs, the selling agent will sell, on behalf of the Trust, any such underlying securities held by the Trust. Those sales may occur when the underlying security issuer is in default (either with respect to the underlying securities or with respect to any other obligation) or the market value of the underlying securities is diminished for other reasons. In such circumstances, liquidation by the selling agent may result in unitholders incurring losses that would not be incurred if the unitholders received a distribution of the underlying securities in kind.

Conflicts of interest

MS&Co. and other affiliates of the depositor may commence, maintain or continue to maintain commercial relationships with respect to the underlying security issuer, the underlying security guarantor or their affiliates. In particular, affiliates of the depositor may provide investment banking and other financial services, and may enter into derivative transactions with, the underlying security issuer, the underlying security guarantor or their affiliates. Affiliates of the depositor may also hold long or short positions with respect to securities or other obligations of the underlying security issuer, the underlying security guarantor or their affiliates (including the underlying securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In connection with those transactions, affiliates of the depositor may exercise or enforce rights against, and may otherwise act with respect to, the underlying security issuer, the underlying security guarantor or their affiliates without regard to the issuance of the Units and the related transactions described in this prospectus supplement. Any such actions might have an adverse effect on the underlying securities, the underlying security issuer, the underlying security guarantor, the ability of the Trust to exercise or enforce any rights with respect to the underlying securities or the value of the Units. In the case of a bankruptcy or insolvency of the underlying security issuer, the underlying security guarantor or their affiliates, or any other default under securities or other obligations of the underlying security issuer, the underlying security guarantor or their affiliates (including the underlying securities), the interests of unitholders with respect to underlying securities held by the Trust may be in conflict with the interests of affiliates of the depositor that have entered into transactions with the underlying security issuer, the underlying security guarantor or their affiliates.

Each unitholder will be deemed to have acknowledged and agreed that the underwriter and its affiliates may engage in any kind of business with, or have an investment in, the underlying security issuer and the underlying security guarantor or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the underlying securities or related persons which may not be made available to unitholders.

MS&Co. will act as selling agent under the trust agreement in the event of a trust wind-up event. Since in most circumstances, distributions to unitholders following a trust wind-up event will be subordinated to any payments due to the swap counterparty in respect of the swap transactions, the selling agent may face a conflict of interest with respect to the actions to be taken by it.

S-20

Units may not be actively traded

There may be little or no secondary market for the Units. Although the Units are expected to be listed on the NYSE, it is not possible to predict whether the Units will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.

Market value

The market value of the Units may be affected by, among other factors, the market value of the underlying securities, by the market value of the swap transactions and by the creditworthiness of the swap counterparty. The market value of the underlying securities, due to their maturity, will be sensitive to changes in prevailing market interest rates and will also vary depending upon the creditworthiness of the underlying security guarantor and other factors. The market value of the swap transactions will depend on the value of and expectations regarding the future levels of the 10Y CMT rate, which may be highly uncertain. Any decline in the market value of the underlying securities, the market value of the swap transactions or the creditworthiness of swap counterparty may adversely affect the market value of the Units, and a holder of the Units will bear the risk of any such decline in market value.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the depositor with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before, on or after the date of this prospectus supplement and prior to the termination of the offering of the related Units or, if later, the date on which any affiliates of the depositor cease offering and selling those Units will be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents. Any statement contained in the prospectus, this prospectus supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in the prospectus, this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the prospectus or this prospectus supplement.

The following documents filed by Morgan Stanley with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended November 30, 2004, as updated by Exhibit 99.1 of Morgan Stanley’s Current Report on Form 8-K filed on October 12, 2005;
•

Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2005 and May 31, 2005, each as updated by Exhibit Nos. 99.2 and 99.3, respectively, of Morgan Stanley’s Current Report on Form 8-K filed on October 12, 2005;

•	Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005;

S-21

•

Current Reports on Form 8-K dated December 13, 2004, December 21, 2004, January 5, 2005, January 14, 2005 (two filings), January 21, 2005, March 3, 2005, March 17, 2005, March 23, 2005, March 28, 2005 (two filings), April 1, 2005, April 2, 2005, April 4, 2005, April 6, 2005, April 13, 2005, April 30, 2005, May 4, 2005, May 13, 2005, May 16, 2005, May 18, 2005, June 13, 2005 (as amended by a Form 8-K/A filed on June 14, 2005), June 22, 2005, June 23, 2005, June 30, 2005 (three filings), July 11, 2005, August 17, 2005 (two filings) August 31, 2005, September 2, 2005, September 6, 2005, September 9, 2005, September 19, 2005, September 21, 2005, October 12, 2005 (the Current Report dated October 12, 2005 updates the historical financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004 and Quarterly Reports on Form 10-Q for the periods ended February 28, 2005 and May 31, 2005 for certain discontinued operations and the transfer of the principal components of the residential mortgage loan business from the Discover business to the Institutional Securities business), October 31, 2005, November 14, 2005, November 22, 2005 (2 filings), December 2, 2005, December 12, 2005, December 20, 2005 (2 filings), December 21, 2005 and January 10, 2006; and

•

description of Morgan Stanley’s common stock in Morgan Stanley’s Registration Statement on Form 10 filed with the SEC pursuant to Section 12 of the Exchange Act, on January 15, 1993, as amended by the description contained in the Forms 8 dated February 11, February 21 and February 22, 1993.

In addition, all documents subsequently filed by Morgan Stanley pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the Units shall be deemed incorporated by reference into this prospectus supplement.

The consolidated financial statements and financial statement schedules of Morgan Stanley and its subsidiaries at November 30, 2004 and 2003 and for each of the three fiscal years in the period ended November 30, 2004, and management’s report on the effectiveness of internal control over financial reporting, which are incorporated in this prospectus by reference to Exhibit No. 99.1 of Morgan Stanley’s Current Report on Form 8-K filed October 12, 2005, Schedule I of Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2004, filed on February 11, 2005 (“2004 Form 10-K”) and Item 9A of the 2004 Form 10-K, respectively, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, an amendment of FASB Statement No. 123, in 2003, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal

S-22

control over financial reporting) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing).

With respect to the unaudited interim financial information for the periods ended February 28, 2005 and February 29, 2004, May 31, 2005 and May 31, 2004 and August 31, 2005 and August 31, 2004, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Morgan Stanley’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2005 and in Exhibit Nos. 99.2 and 99.3 of Morgan Stanley’s Current Report on Form 8-K filed October 12, 2005, and incorporated by reference herein, they did not audit and they do not express an opinion on the interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not reports or a part of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

The depositor will provide without charge to each person, including any beneficial owner of Units, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to MS Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Secretary, Tel. 212-761-1715.

THE DEPOSITOR AND SPONSOR

MS Structured Asset Corp. is a Delaware corporation which was incorporated on September 21, 1998, as a direct, wholly-owned, limited-purpose subsidiary of Morgan Stanley. The address of the depositor is 1585 Broadway, New York, New York 10036, Attention: Secretary. The depositor is required at all times to have at least one director who is not affiliated with Morgan Stanley. As provided in its certificate of incorporation, the depositor’s business consists of and is limited to acquiring, holding and disposing of underlying securities, arranging for credit support, acting as depositor of trusts in connection with series of Units, registering the Units with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and retained interests in trust property, and engaging in other related activities and transactions. The first securitization transaction sponsored by the depositor took place in 2001.

The depositor has obtained the underlying securities to be deposited in the Trust from Morgan Stanley or another of its broker-dealer affiliates, who have acquired the underlying securities at negotiated prices in secondary market transactions.

The depositor’s articles of incorporation set out a number of provisions intended to prevent the depositor from being consolidated with Morgan Stanley or its affiliates in the event

S-23

of an insolvency proceeding with respect to Morgan Stanley. These include requirements that the depositor maintain separate accounts and business operations from Morgan Stanley, that the depositor have an independent director not associated with Morgan Stanley, and that the depositor not allow Morgan Stanley to act on behalf of or be responsible for liabilities of the depositor. The limited activities of the depositor are also intended to prevent the depositor from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the depositor.

The duties of the depositor under the trust agreement following the issuance of the Units are limited to: (i) giving notice of the discovery by the depositor of any breach of its representations or warranties made in connection with establishment of the Trust; (ii) providing certain limited information about the Trust in the event the Trust is no longer subject to reporting obligations under the Exchange Act; (iii) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust; (iv) seeking removal of the Units from the listing on the NYSE and termination of the Exchange Act reporting obligations in relation to the Units in the event that the underlying security issuer becomes a disqualified issuer or either swap counterparty becomes a disqualified swap counterparty; (v) directing the trustee’s selection of any replacement selling agent in the event trust property is required to be liquidated; (vi) providing for the payment of the fees of the trustee and providing indemnification to the trustee for certain extraordinary expenses up to the limits specified in the trust agreement; and (vii) appointing a replacement trustee in the event of the trustee’s resignation or removal.

THE TRUSTEE

LaSalle Bank National Association will be the trustee under the trust agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of asset-backed securities. Since 1994, LaSalle has served as trustee on approximately 385 asset-backed security transactions involving assets similar to the underlying asset(s) of this transaction. As of December 30, 2005, LaSalle’s portfolio of asset-backed securities transactions for which it currently serves as trustee numbers 342, with an outstanding certificate balance of approximately $168.7 billion. The depositor may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – TILES Trust 2006-1 or at such other address as the trustee may designate from time to time.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the Trust. Based on the underlying asset information provided at closing, the trustee will calculate the amount of principal and interest to be paid to the Units on each distribution date. In accordance with the cashflow model and based on the underlying asset information provided at closing, the trustee will perform distribution calculations, remit distributions on the distribution date to unitholders and prepare a semi-annual statement to unitholders detailing the payments received and the activity on the underlying asset(s) during the collection period. In performing these obligations, the trustee will be able to conclusively rely

S-24

on the information provided to it by the depositor at closing, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the depositor.

In addition to having express duties under the trust agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the trust agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the trust agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The trust agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE TRUST

The Trust will be formed under a trust agreement between the depositor and the trustee dated as of the closing date. Except as otherwise described in this prospectus supplement, the trust agreement will incorporate the provisions of the Standard Terms for trust agreements described in the accompanying prospectus. When the trust agreement is executed, the depositor will deposit the underlying securities into the Trust. The trustee, on behalf of the Trust, will accept the underlying securities and deliver the Units to or in accordance with the order of the depositor.

Description of trust agreement

The following summarizes the material terms of the trust agreement to the extent that they are not described in the accompanying prospectus. Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the trust agreement and the Units. A current report on Form 8-K relating to the Units containing a copy of the trust agreement as executed will be filed by the depositor with the SEC following the issuance and sale of the Units.

Under the terms of the trust agreement, the trustee’s powers under the trust agreement are limited to the following: (i) to issue the certificates evidencing Units; (ii) to execute and deliver and perform its obligations and exercise its rights under the swap agreements; (iii) to establish and maintain the accounts for making payments in relation to the Units; (iv) to accept delivery of the underlying securities and the swap agreements; (v) to pledge the underlying securities and any other assets of the Trust to secure the obligations of the Trust including obligations under the swap agreements; (vi) to sell the underlying securities through the selling agent in connection with a required liquidation of trust property; (vii) to make certain specified and temporary

S-25

permitted investments of trust monies; (viii) to liquidate the Trust in the circumstances specified in the trust agreement; (ix) to deliver certain reports and compliance statements in relation to the Trust; and (x) to take actions and make determinations in accordance with the terms of the trust agreement which are ancillary to the foregoing. The trust agreement restricts the Trust from engaging in any business or activities other than the foregoing, and the Trust has no power to issue additional securities (other than, in specified circumstances, securities secured by equivalent amounts of additional trust property and fungible with the existing Units), invest in additional securities (other than permitted investments as described above), to borrow money or to make loans.

The property of the Trust created under the trust agreement will consist of (i) the underlying securities (exclusive of the retained interest described below, which is not part of the Trust), (ii) all payments on or collections in respect of the underlying securities due after the closing date, together with any proceeds from the underlying securities, (iii) the swap agreement (consisting of the interest rate swap and the three separate forward rate agreements taken collectively with the master agreement applicable thereto), described below under “Swap Agreements” at page S-45 and (iv) all payments made to the Trust under the swap transactions. The underlying securities and all amounts received from time to time in relation to the underlying securities and the swap agreements will be held in the unit account established under the trust agreement, which is maintained as a segregated account by the trustee and held in trust for the unitholders.

Under the rules, regulations and procedures creating and affecting the DTC and its operations, the DTC will take action permitted to be taken by a unitholder under the trust agreement only at the direction of one or more DTC participants to whose account the corresponding Units are credited. Additionally, the DTC will take actions with respect to specified voting rights only at the direction and on behalf of DTC participants whose holdings of those Units evidence those voting rights. The DTC may take conflicting actions with respect to voting rights, to the extent that DTC participants, whose holdings of Units evidence those voting rights, authorize divergent action. See “Description of Units—Form” in the accompanying prospectus.

The fiscal year of the Trust will be the calendar year.

Unitholders may not direct the Trust or the trustee to participate in any tender offer for the underlying securities and the trustee will not accept any instructions to the contrary from the unitholders.

A common law trust such as the Trust is not an eligible “debtor” under the United States bankruptcy code. In addition, the trust agreement provides that until the date that is one year and one day after all distributions in respect of the Units have been made, none of the trustee, the Trust, the depositor or the holders of the warrants shall take any action, institute any proceeding, join in any action or proceeding or otherwise cause any action or proceeding against any of the others under the United States Bankruptcy Code or any other liquidations, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to any of them, now or hereafter in effect, or which would be reasonably likely to cause any of the others to be subject to, or seek the protection of, any such law.

S-26

The Trust is not authorized to issue any securities other than the Units.

Trustee compensation and Trust expenses

As compensation for and in payment of trust expenses related to its services under the trust agreement other than extraordinary trust expenses, the trustee will receive trustee fees on each date on which the Trust receives a distribution on the underlying securities in an amount equal to $2,000. The trigger amount with respect to extraordinary trust expenses for the Trust is $20,000 and the maximum reimbursable amount is $100,000.

The Trust is also expected to have ongoing expenses of $5,000 per year for listing fees, which expenses will be payable from Trust property. The depositor is initially responsible for payment of the trust expenses but has arranged for the trustee to act as expense administrator on behalf of the Trust. The expense administrator will be responsible for paying the trustee fee and listing fee and reimbursing certain other expenses of the Trust (if any). The expense administrator will receive a fee payable on each distribution date equal to $2,500, which fee is payable only from available interest receipts received with respect to the underlying securities after application of such receipts to payment of amounts owed to the swap counterparty.

Trustee liability and indemnification

Several provisions of the trust agreement provide that the trustee will have no liability in connection with its actions under the trust agreement, except in the case of its own negligent action, its own negligent failure to act or its own misconduct; provided, however that (i) the duties and obligations of the trustee shall be determined solely by the express terms of the trust agreement, and no implied covenants or obligations (except for a fiduciary duty to the beneficiaries of the Trust) shall be read into the trust agreement, (ii) in the absence of negligence, bad faith or willful misconduct on the part of the trustee, the trustee may conclusively rely upon any certificates or opinions furnished to the trustee that conform to the requirements of the trust agreement, (iii) the trustee shall not be personally liable for an error of judgment made in good faith, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts, and (iv) except with respect to actions or duties required to be taken or performed, as applicable, by the trustee under the express terms of the trust agreement, the trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights powers under the trust agreement if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

In the event the trustee is entitled to indemnification by the depositor (in an amount not exceeding the maximum reimbursable amount set forth above) and is not indemnified by the depositor, whether due to bankruptcy, insolvency or otherwise, the trustee shall be indemnified by the Trust from trust property.

S-27

Any expenses incurred in connection with a replacement of the trustee will constitute extraordinary expenses and be included in the aggregate limited obligations of the depositor for extraordinary expenses.

Security interest of swap counterparty

Under the trust agreement, the trust property will be pledged to secure the obligations of the Trust under the swap agreement. Such security interest may not be perfected at the time of issuance of the Units, and will only protect the right of the swap counterparty to receive amounts otherwise payable to it under the terms of the trust agreement; it will not change the priority of any distributions of the trust property under the trust agreement.

Trust wind-up events

A trust wind-up event will occur upon (i) redemption by the underlying security issuer or underlying securities guarantor of all underlying securities held by the Trust, (ii) an underlying security default, (iii) the early termination of all outstanding swap transactions in whole, (iv) any excess expense event (as defined in the prospectus) or (v) the underlying security issuer becoming a disqualified issuer or the swap counterparty becoming a disqualified swap counterparty (if at such time the swap counterparty is not an affiliate of the depositor), in certain circumstances where approval from the SEC and the NYSE to withdraw the Units from listing and reporting registration is not obtained with a requisite time period as described below under “—Delisting of Units”. The Trust will terminate in connection with any trust wind-up event.

If a trust wind-up event occurs, any underlying securities held by the Trust will be liquidated (by sale thereof or in the event of a redemption by delivery to the underlying security issuer) and the swap transactions, if they have not previously terminated, will then be terminated.

Priority of swap counterparty claims. If an early termination of a swap transaction occurs as a result of (i) a default by the swap counterparty under any swap transaction, (ii) a termination of the swap transaction resulting solely from an excess expense event (as defined in the prospectus) or (iii) a termination event under any swap transaction with respect to which the swap counterparty is the sole affected party (which includes the swap counterparty’s failure to enter into a collateral posting arrangement or take other required measures in specified circumstances under “Swap Agreements – Downgrade of swap counterparty”, or the obligations of the swap counterparty under the swap transaction becoming illegal), then any amounts (including any early termination payment) owed in respect of the swap transaction to the swap counterparty will rank junior to the claims of the unitholders and will be paid only out of funds from liquidation of the trust property, if any, in excess of those necessary to redeem the Units at par plus accrued interest (including any deferred interest). See “Swap Agreements”.

If an early termination of a swap transaction occurs for any reason not specified above -- including an underlying security default or a default by the Trust under any swap transaction, a termination event under the swap transaction with respect to which the Trust is an affected party, then any early termination payment or other amounts owed in respect of the swap transaction to the swap counterparty shall have first priority over the claims of unitholders. The termination events under each swap transaction for which the Trust is an affected party include (i) an early

S-28

redemption of the underlying securities, (ii) any other trust wind up event or (iii) the obligations of the Trust under the swap transaction becoming illegal. Any amounts remaining in the Trust following full satisfaction of the swap counterparty’s claims shall be disbursed to the unitholders in full satisfaction of the claims of the Units as described below.   The trustee is required under the terms of the trust agreement to designate an early termination date in respect of each relevant swap transaction upon the trustee’s receiving notice of any default by the swap counterparty or other circumstances giving rise to the right of the Trust to designate an early termination date in respect of the relevant swap transaction. If an event of default under a swap agreement is the result of a failure by the swap counterparty and/or its guarantor to take the actions specified under “Swap Agreements – Downgrade of swap counterparty” below, then a replacement swap counterparty will be selected at the expense of the existing swap counterparty. If no eligible replacement swap counterparty is available, then the trustee will give notice to the unitholders of such event and the unitholders will be entitled to instruct the trustee as to whether the trustee will declare an early termination date. In such an event, the trustee shall not designate an early termination date if instructed not to do so by more than 50% of the unitholders by unit principal balance (with any Units held by the swap counterparty and its affiliates to be disregarded by the trustee for such purpose).

Disqualified issuer and disqualified swap counterparty criteria. An issuer is a “disqualified issuer” and a swap counterparty is a “disqualified swap counterparty” if none of the following is true with respect to such issuer or swap counterparty:

(A) (1) such issuer or swap counterparty meets the requirements of General Instruction I.A. of Form S–3 or General Instructions 1.A.1, 2, 3, 4 and 6 of Form F–3 under the Securities Act and (2) the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are not guaranteed by a wholly owned subsidiary of such issuer or swap counterparty which does not meet the conditions in (A)(1);

(B) such issuer or swap counterparty does not meet the conditions of paragraph (A)(1) but the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are fully and unconditionally guaranteed by a direct or indirect parent of the third party who meets the conditions of paragraph (A)(1) and the requirements of Rule 3–10 of Regulation S–X under the Exchange Act are satisfied regarding the information in the reports to be referenced;

(C) the relevant underlying securities or swap transaction relating to such issuer or swap counterparty are guaranteed by a wholly owned subsidiary of such issuer or swap counterparty and the subsidiary does not meet the conditions of paragraph (A)(1), but the conditions in paragraph (A)(1) are met with respect to such issuer or swap counterparty and the requirements of Rule 3–10 of Regulation S–X under the Exchange Act are satisfied regarding the information in the reports to be referenced.

The foregoing provisions with respect to the definitions of disqualified issuer and disqualified swap counterparty and the related provisions for a trust wind up event as described in this prospectus supplement supersede the provisions with respect to “disqualified underlying security” and “disqualified swap transaction” set forth in the base prospectus.

Liquidation of trust. Upon termination of the Trust, the proceeds of liquidation of the trust property will be applied to redeem the Units subject to any applicable prior claims of the swap counterparty. The Units will have a claim on the proceeds of the liquidation of the trust property equal to their aggregate principal balance plus accrued interest if any (including any deferred interest). If the proceeds of the liquidation of the trust property (less any amounts payable to the swap counterparty in priority to distributions on the Units) are less than the claim

S-29

amounts of the Units, the proceeds will be distributed to the Units ratably in proportion to the claim amounts of the Units. If the proceeds of liquidation of the trust property exceed the claim amounts of the Units, the excess will be applied pursuant to the trust agreement.

If the Trust must sell the underlying securities it holds, the Trust will sell the underlying securities through MS&Co. as selling agent. The selling agent must solicit at least three bids for all of the underlying securities held by the Trust. The selling agent must solicit at least three of such bids from registered broker-dealers of national reputation, but additional bids may be solicited from one or more financial institutions or other counterparties with creditworthiness acceptable to the selling agent in its discretion. The selling agent will, on behalf of the Trust, sell the underlying securities at the highest bid price received.

Unless proceeds of the liquidation of the forward rate agreement would be required to pay any first priority claims of the swap counterparty, each unitholder receiving a distribution of trust property in connection with a trust wind up event will have the right to elect to receive a pro rata interest in each forward rate agreement in kind.

Delisting of Units

The trust agreement provides that if the depositor receives notice that the underlying security issuer has become an ineligible issuer, or if the swap counterparty has become a disqualified swap counterparty (where the swap counterparty is not an affiliate of the depositor) the depositor will proceed to (i) apply to the SEC and the NYSE to withdraw the Units from listing and registration on the NYSE and (ii) following and subject to prior approval of such application, file with the SEC a certification on Form 15 (or any applicable successor form) suspending the reporting obligations of the depositor under Section 15(d) the Exchange Act with respect to the Units, if and to the extent that the depositor determines in its reasonable, good faith discretion that the depositor meets the requirements for a filing of such form with respect to Units under Rule 12h-3 under the Exchange Act or any other applicable provisions of the Exchange Act. The trust agreement does not require the depositor to inquire whether an underlying security issuer has become an ineligible issuer or any swap counterparty has become a disqualified swap counterparty. If the depositor is unable after commercially reasonable efforts to withdraw the Units from listing on the NYSE and terminate its Exchange Act reporting obligations in relation to the Units on or prior to the date on which the depositor has determined (in its reasonable, good faith discretion) that the depositor would be in violation of its reporting obligations under the Exchange Act with respect to the Units in the absence of a termination of the Trust, a trust wind up event will occur. If the depositor succeeds in withdrawing the Units from listing on the NYSE and terminating its reporting obligations in relation to the Units before the depositor determines it would be in violation of its reporting obligations under the Exchange Act, a trust wind up event will not occur in connection with such event and the Units will remain outstanding.

Retained interest

The depositor retains the right to receive any and all interest that accrues on the underlying securities prior to the closing date and the Trust will have no rights to such interest. The depositor will receive such accrued interest on the first date of distribution of funds with

S-30

respect to the Units and such amount shall be paid from the interest payment made with respect to the underlying securities with respect to such date.

If an underlying security default occurs on or prior to the first distribution date and the depositor does not receive such retained interest amount in connection with such distribution date, the depositor will have a claim for such retained interest, and will share pro rata with holders of the Units to the extent of such claim in the proceeds from the recovery on the underlying securities.

Notices to rating agencies

The trustee is required to provide notice to each rating agency as soon as is reasonably practicable with respect to each of the following of which the trustee has actual knowledge: (i) any material change or amendment to the trust agreement; (ii) the occurrence of any event of default or termination event under the swap agreements; (iii) the resignation or termination of the trustee; (iv) the final payment to holders of the Units; (v) any change in the location of the unit account; (vi) any delisting of the Units as described under “—Delisting of Units” and (vii) any default in respect of the underlying securities that would give rise to a trust wind up event.

Forward rate agreement assignment provisions

Under each forward rate agreement, the Trust may elect at any time, without the consent of the swap counterparty, to assign the Trust’s rights, together or separately, to a substitute counterparty. The trustee will exercise such right, based on quotations obtained by the selling agent, if so directed by 66 2/3% of the unitholders by outstanding Unit principal balance, provided that (i) S&P confirms that such assignment would not cause it to reduce, qualify or withdraw its rating of the Units and (ii) the trustee receives an opinion of counsel that such assignment would not cause the Trust to fail to satisfy the requirements of Rule 3a-7 under the Investment Company Act. The consideration received by the Trust in respect of such assignment of any forward rate agreement would be distributed to the unitholders pro rata on the next distribution date.

DESCRIPTION OF TRUST PROPERTY

Available information

According to publicly available documents, the underlying security guarantor, The Goldman Sachs Group, Inc., was incorporated in Delaware on May 7, 1999 and is the successor to a commercial paper business founded in 1869 by Marcus Goldman. It was formed to engage in the activities of investment banking, trading and principal investments, and asset management and securities services. The underlying security guarantor’s principal executive offices are located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

Neither Morgan Stanley nor any of its affiliates has had a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the offering of the Units with the underlying security issuer, underlying security guarantor or their affiliates, and

S-31

none of the underlying security issuer, the underlying security guarantor or any of their affiliates is an affiliate of the depositor or any underwriter for the Units.

According to the underlying security prospectus, the underlying security issuer, Goldman Sachs Capital I, is a statutory business trust created under Delaware law pursuant to the trust agreement and the filing of a certificate of trust with the Delaware Secretary of State. All of the equity or common securities of the underlying security issuer are held by the underlying security guarantor.

To the knowledge of the depositor, (i) the underlying security guarantor is not a “disqualified issuer” and (ii) the underlying security guarantor is filing reports, proxy statements and other information with the SEC pursuant to section 12 or 15(d) of the Exchange Act and has filed all the material that would be required to be filed pursuant to section 13, 14 or 15(d) of the Exchange Act for a period of at least twelve calendar months and any portion of a month immediately preceding the filing referencing the third party’s reports (or such shorter period that such third party was required to file such materials). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 100 F Street, NE, Washington, D.C. 20549. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website on the internet at http://www.sec.gov at which users can view and download copies of reports, proxy, information statements and other information filed electronically. In addition, those reports and other information may also be obtained from the underlying security guarantor by making a request to the underlying security guarantor.

This prospectus supplement does not provide information with respect to the underlying security issuer or the underlying security guarantor, and neither the Trust, the trustee, the depositor, MS&Co. nor any of their affiliates has made any investigation of the financial condition or creditworthiness of the underlying security issuer, the underlying security guarantor or any of their affiliates, or of any ratings of the underlying securities, in connection with the issuance of the Units. You should consider carefully the financial condition of the underlying security issuer and the underlying security guarantor and their ability to make payments in respect of the underlying securities. All information contained in this prospectus supplement regarding the underlying security issuer and the underlying security guarantor has been derived from their filings with the SEC. It is possible that events affecting the underlying securities, the underlying security issuer or the underlying security guarantor have occurred that have not yet been publicly disclosed and would affect the accuracy or completeness of the publicly available documents described above.

General

The trust property will consist of $20,000,000 (by aggregate liquidation amount) of 6.345% publicly issued capital securities due February 15, 2034 issued by Goldman Sachs Capital I, exclusive of the retained interest of the depositor and the swap transactions discussed below. The underlying securities were issued pursuant to an amended and restated trust agreement dated January 20, 2004, as supplemented and amended from time to time, among the

S-32

underlying security guarantor as underlying depositor, the Bank of New York, as the “underlying property trustee” and “underlying security trustee,” the Bank of New York (Delaware) as the “underlying Delaware trustee” and the administrative trustees identified therein (the “underlying security issuance agreement”).

The depositor estimates the market price of the underlying securities, as of two business days immediately preceding the date of this prospectus supplement, as 103.297% of their principal amount (plus accrued interest). This market price is based on one or more prices reported or available to the depositor for actual sales occurring on February 13, 2006. The foregoing market price of the underlying securities does not reflect the cost or value of the swap agreements to the Trust and is not intended to indicate the market value of the Units.

The underlying securities are backed by the underlying guarantor debentures. The underlying guarantor debentures may be distributed or exchanged for the underlying securities under certain circumstances, and if such distribution or exchange occurs, the underlying guarantor debentures will be treated as the underlying securities for all purposes and the underlying security guarantor will be treated as the underlying security issuer for all purposes. The underlying guarantor debentures were issued under an indenture dated as of February 6, 2004, (the “underlying guarantor debenture indenture”), as amended and supplemented from time to time, between the underlying security guarantor and The Bank of New York, as “underlying guarantor debenture indenture trustee.”

Interest on the underlying securities is payable semiannually in arrears on February 15 and August 15 of each year. Such interest payments are deferrable. The underlying security guarantor may defer its payment obligations under the underlying guarantor debentures, at any one time and from time to time, for up to 10 consecutive semiannual payment periods. Any such deferral will cause the underlying security issuer to defer payment on the underlying securities and the underlying security guaranty does not require the underlying security guarantor to make payments with respect to the underlying securities at any time when the underlying security guarantor has deferred its obligation to make payments under the underlying guarantor debentures. Interest will accrue on any deferred interest on the Units at the interest rate on the underlying securities and not the interest rate on the Units.

Although the underlying securities are issued pursuant to a multi-stage legal structure, the underlying securities are effectively unsecured and fully subordinated obligations of the underlying security guarantor. The underlying securities were part of a series of securities originally issued in a public offering on or about February 6, 2004 in a principal amount of $2,750,000,000. The underlying securities were registered under the Securities Act.

The underlying securities have been purchased by the depositor or its affiliates in the secondary market and will be deposited into the Trust. The underlying securities will not be acquired from the underlying security issuer, the underlying security guarantor or any of their affiliates or pursuant to any distribution by or agreement with the underlying security issuer, the underlying security guarantor or any of their affiliates. All information contained in this prospectus supplement regarding the underlying securities has been derived solely from the underlying security disclosure documents relating to the underlying securities as filed with the SEC in connection with their original issuance. You are urged to read the underlying security

S-33

disclosure documents. No investigation of the financial condition or creditworthiness of the underlying security issuer, the underlying security guarantor or any of their affiliates, or of any ratings of the related underlying securities, will be made by the Trust, the trustee, the depositor, MS&Co. or any of their affiliates in connection with the issuance of the Units. Prospective purchasers of Units should carefully consider the financial condition of the underlying security issuer and the underlying security guarantor and their ability to make payments in respect of the underlying securities. The depositor, MS&Co. and the trustee, as well as their respective affiliates, did not participate in the preparation of the underlying security disclosure documents or other public information relating to the underlying securities, the underlying security issuer or the underlying security guarantor, and they take no responsibility for the accuracy or completeness of the information contained in the underlying security disclosure documents.

The following is a summary of certain material terms of the underlying securities:

Underlying security issuer:	Goldman Sachs Capital I

Principal amount held by trust:	$20,000,000 (by aggregate liquidation amount)

Interest rate:	6.345%
Original issue price:	100%
Scheduled payment dates:	February 15 and August 15
Scheduled maturity:	February 15, 2034
Ranking:	Junior and subordinated
Ratings:	A1 by Moody’s
A- by S&P
Currency of denomination:	U.S. dollars
Underlying security trustee:	The Bank of New York
Listing:	Not applicable
Form:	Book-Entry
CUSIP:	38143VAA7

S-34

Underlying security disclosure document:	The prospectus supplement describing the underlying securities dated February 12, 2004, and the prospectus dated February 6, 2004

Underlying security registration statement:	333-112367

Deferral of distributions

The underlying security guarantor has the right, on one or more occasions, to defer payment of interest on the underlying guarantor debentures for up to 10 consecutive semiannual periods, but not beyond the stated maturity of the underlying guarantor debentures. If the underlying security guarantor exercises this right, the underlying security issuer will also defer paying semiannual distributions on the underlying securities during that period of deferral.

Although no interest or distribution payments will be made during a period of deferral, interest on the underlying guarantor debentures will continue to accrue and, as a result, distributions on the underlying securities will continue to accumulate at the annual rate of 6.345%, compounded semiannually. References to “distributions” include those additional distributions.

Once the underlying security guarantor makes all deferred interest payments on the underlying guarantor debentures, it can once again defer interest payments subject to the limitations discussed above. As a result, there could be multiple periods of varying length during which the Trust would not receive cash distributions on the underlying securities.

Redemption

The underlying securities have no stated maturity but must be redeemed upon the maturity of the underlying guarantor debentures or their earlier redemption. The underlying guarantor debentures will mature on February 15, 2034. Any redemption of underlying securities must occur as described in this section. If the underlying security issuer or the underlying security guarantor repays or redeems the underlying guarantor debentures at any time, the Trust will be obligated to redeem a like amount of underlying securities and trust common securities. The redemption of the underlying securities will occur on the redemption date, which means the date on which payment of the principal of those underlying guarantor debentures becomes due under the subordinated debt indenture. The redemption price for the underlying securities will be the total liquidation amount of the underlying securities being redeemed, plus accumulated but unpaid distributions up to and including the redemption date; and the related amount of the make whole amount, if any, in excess of the total liquidation amount of the underlying securities being redeemed, paid by the underlying security issuer or the underlying security guarantor on the concurrent redemption of the underlying guarantor debentures.

The underlying security issuer or the underlying security guarantor may redeem the underlying guarantor debentures before their stated maturity as follows: in whole at any time or

S-35

in part from time to time, provided that no partial redemption may occur during an extension period; or in whole at any time within 90 days after the occurrence of a tax event or investment company event. If the underlying security issuer or the underlying security guarantor elects to redeem the underlying guarantor debentures, the underlying security issuer or the underlying security guarantor will do so at the relevant redemption price. The redemption price for the underlying guarantor debentures will equal the greater of: 100% of the principal amount of the underlying guarantor debentures being redeemed, and the make whole amount, if any, as determined by the quotation agent, equal to the sum of the present values of scheduled payments of principal and interest from the redemption date to February 15, 2034 on the underlying guarantor debentures being redeemed, discounted to the redemption date on a semiannual basis at a discount rate equal to the treasury rate (as described below) plus a spread of 0.50%, in the case of a redemption after the occurrence of a tax event or investment company event, or plus a spread of 0.20%, in the case of any other redemption, plus, in either case, accrued and unpaid interest on the underlying guarantor debentures being redeemed. Because the spread percentage will be higher for a redemption after a tax event or investment company event than for a redemption in other circumstances, the make whole amount (and thus the redemption price) the underlying security issuer or the underlying security guarantor will pay to redeem the underlying securities will be lower if the redemption is due to an event of this kind than if it is not.

The “quotation agent” will initially be Goldman, Sachs & Co. However, if Goldman, Sachs & Co. ceases to be a primary U.S. Government securities dealer in New York City, the underlying security issuer or the underlying security guarantor will replace them with another primary U.S. Government securities dealer. If less than all of the underlying guarantor debentures are redeemed or repaid, then the aggregate liquidation amount of the underlying trust securities to be redeemed will be allocated approximately 3% to the underlying trust common securities and 97% to the underlying securities, except in the case of an event of default as a result of any failure by the underlying security issuer or the underlying security guarantor to make any payments on the underlying guarantor debentures when due after any applicable grace period (in which case 100% will be allocated to the underlying securities).

The underlying trust cannot redeem less than all of the underlying securities unless all accrued and unpaid distributions on the underlying securities and underlying trust common securities have been paid on or before the redemption date.

“Tax event” means the receipt by the underlying trust of an opinion of counsel experienced in such matters to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur: the underlying trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the underlying guarantor debentures; interest payable by the underlying security issuer or the underlying security guarantor on the underlying guarantor debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or the underlying trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Tax change” means any of the following: (1) any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United

S-36

States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is effective on or after the date the underlying securities are issued; or (2) any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving the underlying security issuer or the underlying security guarantor or the underlying trust or issue subject to review or appeal, if the pronouncement, action or decision is announced or occurs on or after the date of the issuance of the underlying securities.

“Investment company event” means the receipt by the underlying trust of (1) an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or (2) action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving the underlying security issuer, the underlying security guarantor or the underlying trust is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the underlying securities, there is more than an insubstantial risk that the underlying trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

The “treasury rate” for purposes of determining the make whole amount will be: the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity most closely corresponding to the time period from the redemption date to February 15, 2034, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straightline basis, rounding to the nearest month; or if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semiannual equivalent yield to maturity of the comparable treasury issue (as described below), calculated using a price for the comparable treasury issue, expressed as a percentage of its principal amount, equal to the comparable treasury price (as described below) for the redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

The “comparable treasury issue”, with respect to any redemption date, will be the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the time period from the redemption date to February 15, 2034 that would be utilized, at the time of

S-37

selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to this time period. If no U.S. Treasury security has a maturity which is within a period from three months before to three months after February 15, 2034, the two most closely corresponding U.S. Treasury securities will be used as the comparable treasury issue, and the treasury rate will be interpolated or extrapolated on a straightline basis, rounding to the nearest month using such securities.

The “comparable treasury price”, with respect to any redemption date, will be (1) the average of five reference treasury dealer quotations (as described below) for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if the underlying subordinated debt trustee obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

The “reference treasury dealer quotations” means, with respect to each reference treasury dealer (as described below) and any redemption date, the average, as determined by the underlying subordinated debt trustee, of the bid and ask prices for the comparable treasury issue, expressed in each case as a percentage of its principal amount, quoted in writing to the underlying subordinated debt trustee by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The “reference treasury dealer” will be (1) the quotation agent or (2) any other primary U.S. Government securities dealer selected by the quotation agent after consultation with the underlying security issuer or the underlying security guarantor.

“Like amount” means, with respect to a redemption of any underlying trust securities, underlying trust securities having a liquidation amount equal to the principal amount of underlying guarantor debentures to be contemporaneously redeemed in accordance with the subordinated debt indenture, the proceeds of which will be used to pay the redemption price of the underlying trust securities.

“Liquidation amount” means the stated amount per underlying trust security of $1,000.

Redemption procedures

Holders will receive at least 30 days’, but not more than 60 days’, written notice before any redemption of underlying securities. If there are accumulated and unpaid distributions on the underlying securities that have not been paid on or before the redemption date, the underlying trust cannot redeem less than all of the underlying securities. If (1) the underlying trust gives irrevocable notice of redemption of the underlying securities, and (2) the underlying security issuer or the underlying security guarantor has paid to the underlying property trustee a sufficient amount of cash in connection with the related redemption or maturity of the underlying guarantor debentures, then on the redemption date, the underlying property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the underlying securities being redeemed. The underlying trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the underlying securities. Distributions to be paid on or before the

S-38

redemption date for any underlying securities called for redemption will be payable to the holders on the record dates for the related dates of distribution.

Once notice of redemption is given and funds are irrevocably deposited, distributions on the underlying securities will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the underlying securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount). If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest, additional distributions or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the preceding business day. If payment of the redemption amount for any underlying securities called for redemption is improperly withheld or refused and not paid either by the underlying trust or by the underlying security issuer or the underlying security guarantor under the guarantee, distributions on the underlying securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the amount to be redeemed and the redemption price. If less than all of the underlying securities are redeemed, the underlying securities will be redeemed pro rata in accordance with DTC’s applicable policies. In compliance with applicable law, including the U.S. federal securities laws, the underlying security issuer or the underlying security guarantor or their affiliates may, at any time, repurchase outstanding underlying securities by tender, in the open market, by private agreement or otherwise.

Underlying security issuance agreement

The underlying security issuance agreement limits the underlying security issuer’s ability to engage in certain activities and transactions and requires that the underlying security issuer perform certain obligations with respect to the underlying securities.

The underlying security issuance agreement authorizes the administrative trustees to issue the underlying securities and the underlying trust common securities. The underlying trust's only assets will be the underlying guarantor debentures, which will be issued under the subordinated debt indenture. The underlying securities represent undivided preferred beneficial interests in the underlying trust’s assets. All of the underlying trust common securities will be owned, directly or indirectly, by the underlying security guarantor. The underlying trust common securities rank equally, and payments will be made on the underlying trust common securities on a pro rata basis, with the underlying securities. If an event of default under the underlying security issuance agreement has occurred and is continuing as a result of any failure by the underlying security issuer or the underlying security guarantor to pay any amounts in respect of the underlying guarantor debentures when due, however, the rights of the holders of the underlying trust common securities to receive distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the underlying securities. The underlying security issuance agreement does not permit the underlying trust to issue the underlying securities and underlying trust common securities or to incur any debt.

S-39

Distributions. Distributions on the underlying securities will accrue from February 20, 2004 at the annual rate of 6.345% of the liquidation amount of each underlying security. The distributions on the underlying securities will be cumulative (i.e., if distributions are deferred or otherwise not paid, they will accumulate until paid out.) Distributions will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2004, to holders of the underlying securities. Distributions not paid when due for more than one semiannual payment period will themselves accumulate interest (to the extent legally permitted) at the annual rate of 6.345% compounded semiannually. The underlying trust will compute the amount of distributions payable for any period on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions payable for any partial period will be computed on the basis of the actual number of days elapsed per 30-day month.

If distributions are payable on a date that is not a business day, then the underlying trust will pay the distributions payable on that date on the next succeeding day that is a business day, without making any additional distributions or other payments because of the delay. However, if the next business day falls in the next calendar year, the underlying trust will make the payment on the immediately preceding business day.

The term “distributions” includes any semiannual payments made on the underlying securities and underlying trust common securities, any deferred distribution and any payments that accumulate on distributions not paid on the applicable distribution date, all as further described below and in the accompanying prospectus.

Deferral of distributions. If the underlying security issuer or the underlying security guarantor is not in default under the subordinated debt indenture, the underlying security issuer or the underlying security guarantor may, on one or more occasions, defer the payment of interest on the underlying guarantor debentures for up to 10 consecutive semiannual periods, referred to in each case as an “extension period”. Because interest payments on the underlying guarantor debentures fund distributions on the underlying securities, semiannual distributions on the underlying securities will be deferred during any extension period. During an extension period, the amount of distributions due on the underlying securities will accumulate and such deferred distributions will accrue additional distributions (to the extent legally permitted) at the annual rate of 6.345% compounded semiannually from the relevant payment date for the distributions.

The underlying security issuer and the underlying security guarantor may not defer interest payments for any period of time that exceeds 10 consecutive semi-annual periods with respect to each extension period or that extends beyond the maturity date of the underlying guarantor debentures on February 15, 2034.

During any extension period, neither the underlying security issuer, the underlying security guarantor nor any of their subsidiaries may:

•      declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the capital stock of the underlying security issuer or the underlying security guarantor;

S-40

•      make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any of the debt securities of the underlying security issuer or the underlying security guarantor that rank on a parity in all respects with or junior in interest in all respects to the underlying guarantor debentures, or

•      make any guarantee payment regarding any guarantee by the underlying security issuer or the underlying security guarantor of debt securities of any of their subsidiaries if such guarantee ranks on a parity in all respects with or junior in interest in all respects to the underlying guarantor debentures.

Such restrictions on the underlying security issuer and the underlying security guarantor, in each case, do not apply to:

•      repurchases, redemptions or other acquisitions of shares of the capital of the underlying security issuer or the underlying security guarantor; stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan, in connection with the issuance of underlying security issuer or underlying security guarantor’s capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•      as a result of any exchange or conversion of any class or series of the capital stock of (or any capital stock of a subsidiary of) the underlying security issuer or the underlying security guarantor for any class or series of the capital stock of or of any class or series of the indebtedness of the underlying security issuer or the underlying security guarantor for any class or series of the capital stock of the underlying security issuer or the underlying security guarantor;

•      the purchase of fractional interests in shares of the capital stock of the underlying security issuer or the underlying security guarantor in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•      any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders' rights plan;

•      any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock; and

•     payments under the guarantee.

Prior to the termination of any extension period, the underlying security issuer or the underlying security guarantor may further extend the payment of interest, provided that the extension period complies with the conditions above. Upon the termination of an extension

S-41

period and the payment of all amounts then due under the subordinated debt indenture, the underlying security issuer or the underlying security guarantor may elect to begin a new extension period as long as the underlying security issuer or the underlying security guarantor comply with the above conditions. There may be more than one extension period prior to the maturity of the underlying guarantor debentures. Deferral of interest payments during an extension period is not an event of default under the subordinated debt indenture or the underlying security issuance agreement.

There is no limitation on the number of times that the underlying security issuer or the underlying security guarantor may elect to defer interest payments and begin an extension period. If the underlying security issuer or the underlying security guarantor elect to defer interest payments, you will be required to accrue and recognize income (in the form of original issue discount) for U.S. federal income tax purposes regardless of your actual receipt of the distributions, subject to any changes in the United States federal income tax laws.

Events of Default, Rights and Remedies. A “trust event of default” means an event of default under the underlying security issuance agreement with respect to the underlying securities. An underlying trust event of default is any of the following:

•      any debenture event of default with respect to the underlying guarantor debentures has occurred and is continuing;

•      default for 30 days by the underlying trust in the payment of any distribution on any underlying security or common underlying trust security of the underlying trust;

•      default by the underlying trust in the payment of the redemption price of any underlying security or common underlying trust security of the underlying trust;

•      failure by the underlying trustees to perform any other covenant or warranty in the underlying security issuance agreement for 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding underlying securities give written notice of the default to the underlying security issuer, the underlying security guarantor and the underlying trustees; or

•      bankruptcy, insolvency or reorganization of the underlying property trustee and the failure by the underlying security issuer or the underlying security guarantor to appoint a successor underlying property trustee within 90 days.

“Debenture event of default” means an event of default under the subordinated debt indenture with respect to the underlying guarantor debentures. A debenture event of default is any of the following: the underlying security issuer or the underlying security guarantor does not pay the principal or any premium on any junior subordinated debenture on the due date; the underlying security issuer or the underlying security guarantor does not pay interest on any junior subordinated debenture within 30 days after the due date; the underlying security issuer or the underlying security guarantor remains in breach of any covenant contained in the subordinated debt indenture for the benefit of the underlying guarantor debentures for 60 days after the underlying security issuer or the underlying security guarantor receive a notice of

S-42

default from the underlying subordinated debt trustee or the holders of at least 10% in principal amount of the outstanding underlying guarantor debentures stating that the underlying security issuer or the underlying security guarantor is in breach and requiring the underlying security issuer or the underlying security guarantor to remedy the breach; or the underlying security issuer or the underlying security guarantor files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the underlying security issuer or the underlying security guarantor occur. Those events must arise under U.S. federal or state law, unless the underlying security issuer or the underlying security guarantor has merged, consolidated or sold their assets and the successor firm is a non-U.S. entity. The underlying trust will not be obligated to pay any amount on the underlying securities unless it has received payment of the corresponding amount on the underlying guarantor debentures. Consequently, any failure of the underlying trust to make payment on the underlying securities on a payment date will not result in an underlying trust event of default unless (1) the underlying trust has received the corresponding payment from Goldman Sachs Group (and, in the case of an overdue distribution, a 30-day grace period has ended) or (2) Goldman Sachs Group has failed to make the corresponding payment when due under the subordinated debt indenture (and, in the case of any overdue interest, a 30 day grace period has ended), so that a debenture event of default occurs.

Remedies for underlying trust events of default. If an underlying trust event of default has occurred and is continuing, the underlying property trustee will be obligated to enforce the underlying security issuance agreement for the benefit of the holders of the underlying trust securities, subject to the terms and conditions of that agreement. In the case of any underlying trust event of default resulting from a debenture event of default, however, the underlying property trustee will be obligated to act solely on behalf of the holders of underlying securities and not on behalf of the holder of underlying trust common securities, and only the holders of the underlying securities will have the right to direct the underlying property trustee to act on their behalf, in each case until that underlying trust event of default has been cured, waived or otherwise eliminated. The underlying property trustee is under no obligation to exercise any of the powers vested in it by the underlying security issuance agreement at the request of any holder of underlying securities unless it is offered a reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred as a result.

Remedies for underlying debenture events of default. If a underlying debenture event of default has occurred and is continuing, and if that underlying debenture event of default is attributable to the underlying security issuer or the underlying security guarantor’s failure to pay the principal of or any premium or interest on the underlying guarantor debentures on the applicable due date (and after a 30 day grace period in the case of overdue interest), then a holder of underlying securities may institute a legal proceeding against the underlying security issuer or the underlying security guarantor directly to enforce the payment to the extent of the holder's underlying securities. This means that the holder may directly sue for enforcement of payment to such holder of the principal of or premium or interest on the underlying guarantor debentures having a principal amount equal to the aggregate liquidation amount of the holder's underlying securities on or after the applicable due date specified in the underlying guarantor debentures (and after a 30-day grace period in the case of overdue interest). The holder need not first (1) direct the underlying property trustee to enforce the terms of the underlying guarantor debentures or (2) sue to enforce the underlying property trustee's rights under the underlying guarantor debentures.

S-43

In connection with a direct action, the underlying security issuer or the underlying security guarantor will be subrogated to the rights of the holder of underlying securities under the underlying security issuance agreement to the extent of any payment made by the underlying security issuer or the underlying security guarantor to that holder in the direct action. This means that the underlying security issuer or the underlying security guarantor will be entitled to payment of amounts that a holder of underlying securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from the underlying security issuer or the underlying security guarantor.

Upon the occurrence of a underlying debenture event of default (other than certain bankruptcy related events), the underlying property trustee, on behalf of the underlying trust as the holder of the underlying guarantor debentures, will have the right under the subordinated debt indenture to declare the principal of and interest on the underlying guarantor debentures to be immediately due and payable. If the underlying property trustee does not exercise this right, then the holders of at least 25% in aggregate liquidation amount of the outstanding underlying securities may, by giving notice in writing to the underlying security issuer or the underlying security guarantor and the underlying subordinated debt trustee, on behalf of the holders of all underlying securities, exercise this right. The holders of a majority in liquidation amount of all outstanding underlying securities may also, on behalf of all such holders, rescind any such declaration by holders of underlying securities and may waive certain prior underlying debenture events of default.

Except for the right to bring a direct action, to declare amounts immediately due and payable, to rescind such a declaration and to waive certain past underlying debenture events of default as described above, the holders of underlying securities will have no right to exercise any remedy or take any other action under the subordinated debt indenture, and only the underlying property trustee or the underlying subordinated debt trustee will be entitled to do so as provided in the subordinated debt indenture.

Distribution of underlying guarantor debentures. The underlying security issuer or the underlying security guarantor will have the right at any time to cause the dissolution of the underlying trust and cause the underlying guarantor debentures to be distributed pro rata to the holders of the underlying securities and underlying trust common securities. If the underlying guarantor debentures are distributed to the holders of the underlying securities, the underlying security issuer or the underlying security guarantor will use their best efforts to cause the underlying guarantor debentures to be listed on any exchange on which the underlying securities are then listed. After the date for any distribution of underlying guarantor debentures upon dissolution of the underlying trust: the underlying securities will no longer be deemed to be outstanding; DTC or its nominee, as record holder of the underlying securities, will receive a registered global certificate or certificates representing the underlying guarantor debentures to be delivered upon such distribution; and any certificates representing underlying securities or underlying trust common securities not held by DTC or its nominee will be deemed to represent underlying guarantor debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accumulated and unpaid distributions on, such underlying securities until such certificates are presented to the underlying trust or its agent for transfer or reissuance.

S-44

There can be no assurance as to the market prices for either the underlying securities or the underlying guarantor debentures that may be distributed in exchange for the underlying securities if the underlying trust were to dissolve or liquidate. This means that the underlying securities that an investor may purchase, whether in connection with this offering or in the secondary market, or the underlying guarantor debentures that an investor may receive if the underlying trust were to dissolve or liquidate, may trade at a discount to the price that the investor paid to purchase the underlying securities in this offering or in the secondary market.

Liquidation distribution upon dissolution. Pursuant to the underlying security issuance agreement, the underlying trust will dissolve upon the earliest of: the expiration of its term of approximately 31 years; certain events of bankruptcy, dissolution or liquidation of the holder of the underlying trust common securities; the distribution of a like amount of the underlying guarantor debentures to the holders of its underlying securities, if the underlying security issuer or the underlying security guarantor has given written direction to the underlying property trustee to terminate the underlying trust (such written direction by the underlying security issuer or the underlying security guarantor is optional and solely within their discretion); redemption of all of the underlying securities as described under “Redemption” or the entry of an order for the dissolution of the underlying trust by a court of competent jurisdiction. Any of these events is a “dissolution event”.

Upon the occurrence of a dissolution event, the holders of underlying securities will be entitled to receive out of the underlying trust's assets, after satisfaction of liabilities to creditors, if any, distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per underlying security plus accumulated and unpaid distributions thereon to the payment date. However, such holders will not receive this distribution if the underlying trust instead distributes on a ratable basis to the holders of the underlying securities underlying guarantor debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate equal to the distribution rate of, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid distributions on, such underlying securities. If this distribution can be paid only in part because the underlying trust has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the underlying trust on the underlying securities will be paid on a ratable basis. The holder of the underlying trust common securities will be entitled to receive distributions upon any such dissolution event on a ratable basis with the holders of the underlying securities, except that if an underlying trust event of default resulting from a debenture event of default has occurred and is continuing, the underlying securities will have a preference over the underlying trust common securities with regard to such distributions.

Amendment of the underlying security issuance agreement. The underlying security issuance agreement may be amended by the underlying security issuer or the underlying security guarantor with: the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding underlying securities; and receipt by the underlying trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the underlying trustees in accordance with the amendment will not cause the underlying trust to be taxable as a corporation or affect the underlying trust’s status as a grantor trust for U.S. federal income tax purposes or the underlying trust’s exemption from status as an “investment company” under the Investment Company Act of 1940; provided that, without the consent of the

S-45

holder of each underlying security, the underlying security issuance agreement may not be amended to: reduce the amount or change the timing of any distribution on such underlying security or otherwise adversely affect the amount of any distribution required to be made in respect of such underlying security when due and payable; or restrict the right of such holder to institute suit for the enforcement of any such payment on such underlying security on or after the date when due and payable.

So long as the underlying guarantor debentures are held by the underlying trust, the underlying property trustee will not: direct the time, method and place of conducting any proceeding for any remedy available to the underlying subordinated debt trustee, or executing any underlying trust or power conferred on the underlying property trustee with respect to the underlying guarantor debentures; waive any past default with respect to the underlying guarantor debentures that is waivable under the subordinated debt indenture; exercise any right to rescind or annul a declaration that the principal of all the underlying guarantor debentures will be due and payable; or consent to any amendment, modification or termination of the subordinated debt indenture or the underlying guarantor debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding underlying securities; provided, however, that where a consent under the subordinated debt indenture would require the consent of each holder of underlying guarantor debentures affected, no such consent will be given by the underlying property trustee without the prior consent of each holder of the related underlying securities.

Mergers, consolidations or amalgamations. The underlying trust may not merge, consolidate or amalgamate with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person except as described under “Description of Underlying Securities and Related Instruments Mergers, Consolidations, Amalgamations or Replacements of the Trusts” in the underlying security issuance agreement.

Additional information regarding the underlying securities and underlying guarantor debentures may be found in the underlying security issuance agreement.

SWAP AGREEMENTS

The Trust will enter into an interest rate swap transaction and three separate forward interest rate agreements with Morgan Stanley, in the form of an ISDA Master Agreement and schedule and four separate confirmations thereunder.

The Trust will enter into (i) an interest rate swap transaction with the swap counterparty under which the Trust will make semiannual interest payments to the swap counterparty equal to 6.345% on the notional amount of $20,000,000 (which represents the payments received by the Trust on the underlying securities), minus expenses, during the relevant periods and will receive from the swap counterparty semiannual interest payments based on the 10Y CMT rate plus a spread of 0.25% per annum during the relevant period and (ii) three separate forward interest rate agreements under each of which (x) the Trust will pay a specified upfront amount and (y) on a specified payment date corresponding to one of the first three interest distribution dates for the Units, the Trust will receive a single payment from the relevant swap counterparty based on the

S-46

excess, if any, of an interest rate equal to 7.75% per annum over the 10Y CMT rate for the relevant six month period. The interest rate swap and the forward rate agreements as a whole will have the effect, subject to performance by each swap counterparty of its obligations, of converting the return on the underlying securities to a return based on a floating rate determined by 10Y CMT rate plus the spread that the Trust will distribute on the Units, except that the Trust will be entitled to a net 8% per annum fixed rate payment through the payment date occurring on or about August 15, 2007.

From and after the payment date occurring on or about August 15, 2007, the amount payable by the swap counterparty on each interest payment date will be determined based on a rate equal to the value of the 10Y CMT rate plus the spread for the relevant semiannual period. The value of 10Y CMT rate for purposes of the Units is the rate published on Telerate page 7051 two New York business days prior to the beginning of each coupon period and reflects the average yield of a range of Treasury securities, all adjusted to the equivalent of a ten-year maturity. Yields on Treasury securities at constant maturity are determined by the U.S. Treasury from the daily yield curve, which is based on the closing market-bid yields on actively traded Treasury securities in the over-the-counter market. If the 10Y CMT rate is not reported on Telerate page 7051, Federal Reserve Statistic H.15, which is available at the Federal Reserve Board’s website, shall be used. If the 10Y CMT rate is not published by Telerate or the Federal Reserve Board, the 10Y CMT rate will be determined by the calculation agent under the swap transactions by taking the average of quotes received from five independent dealers selected at the discretion of the calculation agent, using the most recently available definition of 10Y CMT rate published by the Federal Reserve Board.

The notional amount of the interest rate swap transaction will be equivalent to the principal amount of underlying securities held by the Trust. The Trust will receive a single payment under each of the forward rate agreements and semiannual payments under the interest rate swap on the scheduled distribution dates for the Units. Payment dates and payment accrual periods for payments from the Trust to the swap counterparty will match the interest payments on the underlying securities.

The principal economic terms of the swap transactions will be contained in a set of confirmations under an ISDA Master Agreement dated February 15, 2006. A current report on Form 8-K relating to the Units containing a copy of each of the executed confirmations under the swap agreement will be filed by the depositor with the SEC following the issuance and sale of the Units.

The material terms of the confirmation for the interest rate swap transaction are described below:

Counterparty A:	Morgan Stanley
Counterparty B:	TILES Trust No. 2006-1
Notional Amount:	$20,000,000
Trade Date:	February 8, 2006
Effective Date:	February 15, 2006

S-47

Termination Date:	February 15, 2034
Underlying index:	10Y CMT rate, as published on Telerate page 7051
Counterparty A Floating Rate:	10Y CMT rate + the spread, subject to the minimum coupon and maximum coupon. The spread will be 0.25% per annum.
Minimum Coupon:	0.00% per annum
Maximum Coupon:	8.00% per annum
Calculations:	Intermediate calculations rounded to five decimal places; final payment calculations rounded to three decimal places
Counterparty A Payment Dates:	Each February 15 and August 15, beginning on August 15, 2006, subject to adjustment in accordance with following business day convention.
Counterparty A Day Count:	30/360
Counterparty A Business Days:	New York and Chicago
Fallback Provision:

If by 3:00 pm on any interest reset date the 10Y CMT rate is not reported on Telerate page 7051, Morgan Stanley Capital Services Inc., in its capacity as the calculation agent under the swap transactions, will obtain the 10Y CMT rate as published by the Federal Reserve Board in Federal Reserve Statistic H.15. If the 10Y CMT rate is not published by Telerate or the Federal Reserve Board, the 10Y CMT rate will be determined by the calculation agent under the swap transactions by taking the average of quotes received from five independent dealers selected at the discretion of the calculation agent, using the most recently available definition of 10Y CMT rate published by the Federal Reserve Board.

Deferral of Payments

If the underlying security issuer has deferred payments of interest on the underlying securities, Counterparty A’s and Counterparty B’s payments will also be deferred. During a deferral period with respect to the underlying securities, payments by each party will continue to accrue at the applicable fixed rate (in the case of Counterparty B) or floating rate (in the case of Counterparty A) for the relevant period. However, in the case of Counterparty A no compounding will occur; i.e., deferred payments by Counterparty A will not bear interest. At the conclusion of a deferral period, (i)

S-48

Counterparty A will pay to Counterparty B its deferred payments, and (ii) Counterparty B will pay to Counterparty A its deferred payments plus any interest received by Counterparty B under the underlying securities in respect of the deferred payments on the underlying securities that correspond to Counterparty B’s deferred payments.

Suspension of Payments

If any payment with respect to the underlying securities is not received by the trustee by 12 noon (New York time) on a swap payment date, Counterparty B’s payment will not occur until the next business day that Counterparty B is in receipt of proceeds of such payment prior to 12 noon. In that circumstance, Counterparty A will have the right to suspend its payments, without interest unless the deferral of interest provision is applicable, until it receives the amounts due to it.

Counterparty B Fixed Rate:	6.345% per annum, minus expenses
Counterparty B Payment Dates:	Each February 15 and August 15, beginning on August 15, 2006, subject to adjustment in accordance with following business day convention.
Counterparty B Day Count:	30/360
Counterparty B Business Days:	New York and Chicago
Calculation Agent:	Morgan Stanley Capital Services Inc.
Calculations:	Intermediate calculations rounded to five decimal places; final payment calculations rounded to three decimal places.

The material terms of each of the confirmations for the forward rate agreement transactions are described below:

Counterparty A:	Morgan Stanley
Counterparty B:	TILES Trust No. 2006-1
Notional Amount:	$20,000,000
Trade Date:	February 8, 2006
Upfront Payment Date:	February 15, 2006
Effective Date:	For Confirmation 1: February 15, 2006
For Confirmation 2: August 15, 2006
For Confirmation 3: February 15, 2007

S-49

Termination Date:	For Confirmation 1: August 15, 2006
For Confirmation 2: February 15, 2007
For Confirmation 3: August 15, 2007

Underlying index:	10Y CMT rate, as published on Telerate page 7051 two business days prior to the Effective Date.
Counterparty B Payment Dates:	The Upfront Payment Date.
Counterparty B Upfront Payment
Amount:	For Confirmation 1: $296,000
For Confirmation 2: $286,000
For Confirmation 3: $278,000

Counterparty B Business Days:	New York and Chicago
Fallback Provision:

If by 3:00 pm on the Effective Date the 10Y CMT rate is not reported on Telerate page 7051, Morgan Stanley Capital Services Inc., in its capacity as the calculation agent under the swap transactions, will obtain the 10Y CMT rate as published by the Federal Reserve Board in Federal Reserve Statistic H.15. If the 10Y CMT rate is not published by Telerate or the Federal Reserve Board, the 10Y CMT rate will be determined by the calculation agent under the swap transactions by taking the average of quotes received from five independent dealers selected at the discretion of the calculation agent, using the most recently available definition of 10Y CMT rate published by the Federal Reserve Board.

Deferral of Payments

If the underlying security issuer has deferred payment of interest on the underlying securities, Counterparty A’s payment will also be deferred. However, no compounding will occur; i.e., the deferred payment by Counterparty A will not bear interest. At the conclusion of a deferral period, Counterparty A will pay to Counterparty B its deferred payment.

Counterparty A Floating Rate:

The excess, if any, of (i) 7.75% per annum over (ii) the 10Y CMT rate, as published on Telerate page 7051 two Business Days prior to the Effective Date; provided, however, that if the 10Y CMT rate is a negative rate, the Counterparty A Floating Rate will be 7.75% per annum plus the lesser of (i) 0.25% per annum and (ii)

S-50

the absolute value of the amount (expressed as a rate per annum), if any, by which the 10Y CMT rate for the relevant period is less than 0% per annum.

Counterparty A Payment Dates:	The Termination Date
Counterparty A Day Count:	30/360
Counterparty A Business Days:	New York and Chicago
Calculation Agent:	Morgan Stanley Capital Services Inc.
Calculations:	Intermediate calculations rounded to five decimal places; final payment calculations rounded to three decimal places.

Forward rate agreement assignment provisions

The Trust may elect at any time, without the consent of the swap counterparty, to assign its rights under each forward rate agreement, together or separately, to a substitute counterparty selected by the selling agent upon the request of the trustee acting at the direction of the unitholders, provided that (i) S&P confirms that such assignment would not cause it to reduce, qualify or withdraw its rating of the Units and (ii) the trustee receives an opinion of counsel that such assignment would not cause the Trust to fail to satisfy the requirements of Rule 3a-7 under the Investment Company Act. The consideration received by the Trust in respect of such assignment of any forward rate agreement would be distributed to the unitholders pro rata on the next distribution date.

Early termination provisions

As described in the accompanying prospectus, early termination of the interest rate swap transaction may result in the Trust becoming liable for a swap termination payment, and the Trust may be required to sell underlying securities in order to pay the swap termination payment. You should consider carefully the risk factors applicable to swap agreements described under “Risk Factors —Risks related to swap agreements” in the accompanying prospectus.

The events of default applicable to the swap counterparty following which the swap transactions are subject to early termination by the Trust include (i) a default by the swap counterparty in any payment required to be made by it under any swap transaction or (ii) certain events of insolvency or bankruptcy affecting the swap counterparty. In addition,   each swap transaction is subject to early termination by the Trust for the following termination events: (i) the swap counterparty and/or any guarantor failing to take the actions specified under “– Downgrade of swap counterparty” below where required (in which case the swap counterparty is the “affected party” for such termination event), (ii) the obligations of the swap counterparty under the swap transaction becoming illegal (in which case the swap counterparty is the “affected party” for such termination event) and (iii) the obligations of the Trust under the swap transaction becoming illegal (in which case the Trust is the “affected party” for such termination event).

S-51

The events of default applicable to the Trust following which each swap transaction is subject to early termination by the swap counterparty include (i) a default by the Trust in any payment required to be made by it under any swap transaction and (ii) the occurrence of certain events of insolvency or bankruptcy affecting the Trust. In addition, each swap transaction is subject to early termination by the swap counterparty for the following termination events: (i) redemption by the underlying security issuer or underlying security guarantor of in whole or in part of the underlying securities held by the Trust (in which case the Trust is the “affected party”), (ii) any other trust wind-up event, including but not limited to where (1) an underlying security default occurs, (2) any excess expense event (as defined in the prospectus) occurs or (3) the underlying securities issuer becomes a disqualified issuer or the swap counterparty becomes a disqualified swap counterparty (if at such time the swap counterparty is not an affiliate of the depositor), in certain circumstances where approval from the SEC and the NYSE to withdraw the Units from listing and terminate its reporting obligation is not obtained with a requisite time period as described under “The Trust—Delisting of Units” (and in the case of a trust wind-up event the Trust is the “affected party” for such termination event), (iii) the obligations of the swap counterparty under the swap transaction becoming illegal (in which case the swap counterparty is the “affected party” for such termination event) and (iv) the obligations of the Trust under the swap transaction becoming illegal (in which case the Trust is the “affected party” for such termination event). Any partial redemption of the underlying securities will result in an early termination payment being made or received by the Trust under the swap transactions in respect of the portion of the swap transactions corresponding to the amount of underlying securities redeemed.

If an early termination of a swap transaction occurs as a result of (i) a default by the swap counterparty under any swap transaction, (ii) a termination of the swap transaction resulting solely from an excess expense event (as defined in the prospectus) or (iii) a termination event under the swap transaction with respect to which the swap counterparty is the sole affected party as described above, then any amounts (including any early termination payment) owed in respect of the swap transaction to the swap counterparty will rank junior to the claims of the unitholders and will be paid only out of funds from liquidation of the trust property, if any, in excess of those necessary to redeem the Units at par plus accrued interest (including any deferred interest). If an early termination of a swap transaction occurs as a result of (i) a default by the Trust under any swap transaction or (ii) a termination event under the swap transaction with respect to which the Trust is an affected party as described above, then any early termination payment or other amounts owed in respect of the swap transaction to the swap counterparty shall have first priority over the claims of unitholders.

Significance percentage

For purposes of Rule 1115 under the Securities Act, the depositor has calculated the significance percentage in respect of Morgan Stanley as being 20% or more.

Morgan Stanley

The counterparty to the swap agreement will be Morgan Stanley. Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations,

S-52

governments, financial institutions and individuals. Morgan Stanley was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. Morgan Stanley conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At November 30, 2005, Morgan Stanley had 53,218 employees worldwide. Unless the context otherwise requires, the term “Morgan Stanley,” means Morgan Stanley and its consolidated subsidiaries.

Morgan Stanley maintains leading market positions in each of its business segments—Institutional Securities, Retail Brokerage, Asset Management and Discover.

Morgan Stanley’s institutional securities business segment includes:

• Investment banking, including securities underwriting and distribution and financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance.

• Sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products, including foreign exchange and commodities.

• Other activities such as principal investing and real estate investment management, benchmark indices and risk management analytics, and research.

Morgan retail brokerage business segment includes:

• Comprehensive brokerage, investment and financial services designed to accommodate individual investment goals and risk profiles.

Morgan Stanley’s asset management business segment includes:

• Global asset management products and services for individual and institutional investors through three principal distribution channels: a proprietary channel consisting of Morgan Stanley’s representatives; a non-proprietary channel consisting of third-party broker-dealers, banks, financial planners and other intermediaries; and Morgan Stanley’s institutional channel.

Morgan Stanley’s Discover business segment includes:

• Discover Financial Services, which includes Discover®-branded cards and other consumer finance products and services.

• Discover Network, a network of merchant and cash access locations primarily in the U.S.

• PULSE EFT Association, Inc., an automated teller machine/debit network.

• Consumer Banking Group International, which includes Morgan Stanley-branded cards and personal loan products in the U.K.

S-53

As of August 31, 2005, Morgan Stanley had a long-term debt rating of “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”), “A+” by S&P and “AA-” by Fitch, Inc. (“Fitch”) and a short-term debt rating of “P-1” by Moody’s, “A-1” by S&P and “F1+” by Fitch. At prescribed rates, unitholders may obtain copies of all reports, proxy statements and other publicly available information filed by Morgan Stanley with the SEC from the Public Reference section of the SEC, 100 F Street, NE, Washington, D.C. 20549, United States of America. Information provided by or filed with the SEC by Morgan Stanley pursuant of the Exchange Act can be located by reference to SEC file number 1-11758. In addition, the SEC maintains a website that contains reports, proxy and other information regarding registrants. The address of the SEC’s website is www.sec.gov.

Specified documents filed by Morgan Stanley with the SEC are incorporated by reference in this prospectus supplement as described under “Incorporation of Certain Documents by Reference.”

Morgan Stanley Capital Services Inc.

The calculation agent under the swap agreement will be Morgan Stanley Capital Services Inc. (“MSCS”), a Delaware corporation formed in 1985. MSCS is an affiliate of the depositor and MS&Co., one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MWD). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSCS conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

Downgrade of swap counterparty

In the event that the short-term rating of Morgan Stanley (or any successor swap counterparty or successor swap counterparty guarantor) is below A-1 by S&P (such circumstance the “rating condition”), the swap counterparty shall either (i) provide collateral (for so long as such rating condition shall be continuing) in accordance with the terms of an ISDA Credit Support Annex satisfactory to S&P (provided that this shall be an option only if the long-term rating of Morgan Stanley (or any applicable successor swap counterparty or guarantor) is above BBB- by S&P and its short-term rating is better than A3 by S&P; or (ii) transfer all its rights and obligations (at the swap counterparty’s expense) under all transactions under the relevant swap transaction to an affiliate or third party having (or whose obligations are supported by a guarantor that has) ratings such that the rating condition ceases to be met and which is otherwise acceptable to S&P (the “swap transaction transferee”), in each case pursuant to a written agreement in which the swap transaction transferee assumes such rights and obligations; and subject to the further condition that such transfer shall not cause the swap counterparty to become a disqualified swap counterparty.

In the event the trustee has designated an early termination date as a result of either (i) a failure by the swap counterparty to provide collateral following the rating condition or (ii) a credit support default event that is not a failure to make a required payment under a credit support document, (I) the trustee’s designation of an early termination date shall be subject to the

S-54

condition subsequent that the Trust enter into replacement transactions for each transaction outstanding under the swap agreement with an eligible transferee pursuant to (II) below and (II) the trustee shall, and at the expense of the swap counterparty, appoint a dealer of recognized standing in the interest rate swap market to act as agent of the trustee for purposes of obtaining three quotations from reference market makers who would also be eligible transferees, for a replacement transaction for each transaction outstanding under the swap agreement immediately prior to such early termination date. Any such replacement transactions must be documented under an ISDA Master Agreement and schedule having the same substantive terms as the Swap Agreement and any unpaid amounts payable by or to the Trust shall also be payable by or to the eligible transferee. The trustee shall, on behalf of the Trust, enter into such replacement transactions with the eligible transferee whose quotation would produce the highest payment to (or lowest payment by) the Trust. Upon entry into the replacement transactions, the early termination date designated by the Trust shall be effective. Any actual payment received by the Trust from such eligible transferee shall be paid by the Trust to the swap counterparty, and any actual payment made by the Trust to such eligible transferee shall be paid to the Trust by the swap counterparty. The swap counterparty shall be responsible for any costs of the quotation agent for the trustee and any costs associated with entering into the replacement transactions with the eligible transferee.

If the Trust is unable to enter into replacement transactions with an eligible transferee pursuant to the above procedures, the Trust may again designate an early termination date.

Transfer of swap agreement

At any time, so long as the rating condition has not occurred, Morgan Stanley may transfer all its rights and obligations (at Morgan Stanley’s expense) under all transactions under the swap agreement to any wholly-owned subsidiary of Morgan Stanley, subject to (i) such subsidiary’s entering into a written agreement in which such subsidiary assumes all such rights and obligations, (ii) issuance by Morgan Stanley for the benefit of the Trust of an irrevocable and unconditional guarantee of such subsidiary’s obligations in a form that is included in the swap agreement and (iii) such transfer not causing the swap counterparty to become a disqualified swap counterparty.

DESCRIPTION OF UNITS

The Units will consist of one class of units, designated as the Units. The Units have in the aggregate an initial principal balance of $20,000,000.

The Units will be issued, maintained and transferred on the book-entry records of The Depositary Trust Company and its participants in minimum denominations of $1,000 and multiples of $1,000 in excess thereof. The trustee will maintain a register of the unitholders of record and distributions in respect of the Units will be made on each distribution date to holders of record as of the close of business on the third business day prior to each distribution date except that in respect of the final distribution date, when distributions will be made against presentation of Units.

S-55

Application has been made to list the Units on the NYSE. Trading on the NYSE is expected to begin within 30 days after the completion of this offering.

The Units will be redeemed at any time when the underlying securities are redeemed by the underlying security issuer (subject to any termination payment to the swap counterparty first being made in full). In the event of a partial redemption of the underlying securities, the trustee will randomly select Units to be redeemed or called in full from the proceeds of any such redemption or exercise.

No unitholder other than the depositor may exchange Units for trust property.

Interest rate and distributions

Distribution dates for the Units will occur semiannually on the 15th day of each February and August, commencing August 15, 2006, subject to the provisions of the trust agreement and the swap transactions. If a distribution date would otherwise fall on a day that is not a business day, the payment will instead be made on the next following business day. For purposes of the Units, a “business day” will include any day other than (i) Saturday or Sunday or (ii) a day on which commercial banks, in New York, New York or Chicago, Illinois or, for final payment of principal, in the relevant place of presentation, the city in which the corporate trust office of the trustee is located, are authorized or required by applicable law, regulation or executive order to close.

The interest paid on the Units will correspond to the payments received by the Trust under the swap transactions.

If the underlying security issuer exercises its right to defer the payment of interest on the underlying securities, and related payments to the Trust under the swap transactions and payment of interest in respect of the Units will also be deferred. During a deferral period with respect to the underlying securities, interest will continue to accrue on the Unit principal balance at the net rate applicable under the swap transactions for the relevant period. However, no compounding will occur; i.e., deferred payments of interest will not themselves bear interest.

Principal distributions

Principal will be distributed on the final scheduled distribution date occurring on February 15, 2034.

If the Trust is terminated prior to the final scheduled distribution date, the Trust will liquidate the underlying securities and distribute the proceeds to pay the principal of and interest on the Units (subject to early termination payments due in respect of the swap transactions, which in some circumstances will have priority over the claims of the unitholders).

If any payment of principal with respect to the underlying securities held by the Trust is not received by the trustee by 12 noon (New York City time) on a distribution date, the corresponding distribution of principal on the Units will not occur until the next business day that the Trust is in receipt of proceeds of such payment prior to 12 noon, with no adjustment to the amount distributed or the record date.

S-56

Reports in relation to the Units

For so long as the depositor in subject to the reporting requirements of the Exchange Act, the depositor will file distribution reports on Form 10-D in relation to the Trust following each distribution date for the Units, will file an annual report of Form 10-K in relation to the Units, and may file additional public reports in relation to the Trust and the Units from time to time. The name of the Trust for purposes of obtaining reports on the EDGAR system is MS Structured TILES Series 2006-1, and the CIK number in relation to the Trust is 0001349577. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at (http://www.sec.gov). The trustee may make reports available through its website at (http://www.etrustee.net) Given the limited nature of reporting in relation to the Trust, reports will not be separately made available through any web site of the depositor. However, the depositor or Morgan Stanley will provide electronic or paper copies of such reports free of charge upon request.

UNITED STATES FEDERAL INCOME TAXATION

The discussion under the heading “United States Federal Income Taxation” herein represents the opinion of Cleary Gottlieb Steen & Hamilton LLP with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of Units by a unitholder who acquires its Units on the closing date at a price equal to the principal balance of the Units. This discussion should be read in conjunction with the discussion contained in the prospectus under “United States Federal Income Taxation”.

The Trust will be treated as a grantor trust for U.S. federal income tax purposes. Accordingly, unitholders generally will be treated as owning an undivided beneficial interest in the assets of the Trust and required to include in their gross income their pro rata share of the income of the Trust. Unitholders also may deduct their pro rata share of the fees and other deductible expenses paid by the Trust, subject to the limitations otherwise applicable to such deductions, as described in the prospectus under “United States Federal Income Taxation—Trust expenses.”

This discussion is based on, and assumes the correctness of, the tax disclosure in the underlying security prospectus and assumes that the underlying securities are treated as indebtedness and the underlying security issuer qualifies as a grantor trust for U.S. federal income tax purposes. A prospective purchaser of the Units should read the tax disclosure in the underlying security prospectus for a description of the U.S. federal income tax consequences of purchasing, holding and disposing of the underlying securities and should consult its own tax advisor with regard to the U.S. federal income tax consequences of purchasing, holding and disposing of the Units if the underlying securities are treated in a manner different from what is described in the tax disclosure in the underlying security prospectus.

S-57

No statutory, administrative or judicial authority addresses the taxation of a transaction identical to an investment in the Units, and significant aspects of the tax treatment of such an investment are uncertain. While not free from doubt, a unitholder’s treatment of the Units should be as described below (disregarding the discussion under “Alternative treatments”). For a description of other possible characterizations and tax consequences, see “Alternative treatments”, below.

Overview

By purchasing the Units, each unitholder agrees to treat its investment in the Units for U.S. federal income tax purposes as (i) an investment in the underlying securities and the interest rate swap treated as an integrated transaction and an integrated debt instrument (“Integrated Debt”) under Treasury Regulations Section 1.1275-6 (the “Integration Regulations”), (ii) an investment in three separate forward rate agreements in respect of the 10Y CMT (the “Forward Contracts”) characterized as either a short-term debt instrument or as prepaid forward contracts, as discussed below under “—Taxation of the Forward Contracts”, and (iii) an identified straddle consisting of the Integrated Debt and the Forward Contracts. The discussion below (except as provided under “Alternative treatments”) assumes such treatment. The purchase price paid by a unitholder for its Units should be allocated among the Integrated Debt and each of the Forward Contracts by reference to their relative fair market values. The fair market value of each of the Forward Contracts should be considered to equal the upfront amount documented on the confirmation for such Forward Contract as summarized in this prospectus supplement under “—Swap Agreement”. The fair market value of the Integrated Debt should equal the difference between the price paid for the Units and the portion of the purchase price allocated to the Forward Contracts.

Under the characterization described in the last paragraph, in summary, the tax treatment of a unitholder’s investment in the Units will be as follows. A unitholder will be required to accrue original issue discount (“OID”) with respect to the Integrated Debt, regardless of such unitholder’s method of accounting. The amount of OID accruing for each taxable year is set forth at the end of this section and generally will equal the net payments received on the underlying securities coupons and the interest rate swap plus the annual portion of the discount on the Integrated Debt (which will equal the upfront payment received on the interest rate swap by the Trust).

Unitholders also will be taxed on any gain or income from the settlement of each Forward Contract, which will equal the excess of the amount received by the Trust on the Forward Contract over the portion of the initial purchase price allocated to that Contract. That excess amount in respect of the Forward Contract expiring on August 15, 2006 (“Forward Contract I”) will be treated as ordinary income and, in the case of a taxpayer using an accrual method of tax accounting, is required to be included in income as it accrues over the term of the Forward Contract. Gain, if any, on settlement of the Forward Contracts expiring on February 15, 2007, and August 15, 2007 (“Forward Contract II” and “Forward Contract III,” respectively) will be short-term capital gain. Any loss realized on Forward Contracts II and III generally will be capitalized into the basis of the Integrated Debt and therefore will not be currently deductible.

S-58

As a result, a unitholder should expect to recognize taxable income for each taxable year in an amount that may be significantly different from (and may exceed) the coupons received on the Units during the year.

Any gain or loss at maturity or on a taxable disposition of the Units after August 15, 2008, generally will be long-term capital gain or loss. If a unitholder disposes of its Units in a taxable disposition on or before August 15, 2008, any gain or loss on the Units will be short-term capital gain or loss (except to the extent attributable to any gain on Forward Contract I, which generally will be treated as ordinary income to the extent of the accrued portion of the discount on Forward Contract I).

Taxation of Integrated Debt

In General. As described above, by purchasing the Units, each unitholder agrees to treat the underlying securities and the interest rate swap as part of an integrated transaction within the meaning of the Integration Regulations. In general, the effect of integration will be to combine the underlying security and the interest rate swap into a single synthetic debt instrument providing for interest payments corresponding to the coupons on the underlying securities plus or minus payments made or received by the Trust under the interest rate swap. A unitholder’s initial tax basis in the Integrated Debt will equal the portion of the purchase price for the Units allocated to the Integrated Debt under the purchase price allocation rules described above. However, the underlying securities and interest rate swap would be treated separately rather than as a single synthetic debt instrument for purposes of the U.S. withholding tax rules. For a general discussion of the integration rules and the treatment of the underlying securities and the interest rate swap as an integrated transaction, see the prospectus under “United States Federal Income Taxation—Taxation of underlying securities and swap agreement as an integrated transaction.”

Under the integration rules, a unitholder will be required to accrue OID on the Integrated Debt. OID will consist of the discount at which the Integrated Debt is considered to be issued below its principal amount and (under a special rule in the Integration Regulations) all stated coupon payments. The issue price of the Integrated Debt will be the adjusted issue price of the underlying securities (which will equal the par value of the underlying securities) as of the issue date of the Integrated Debt, decreased by the upfront payment received by the Trust under the interest rate swap. Consequently, the Integrated Debt will be issued at a discount. As a result, the amount of OID to be accrued in each taxable year will equal the amounts accrued with respect to coupons on the Integrated Debt, increased by the annual portion of such discount. A unitholder must include such OID in income as it accrues regardless of the unitholder’s method of accounting. In addition, unitholders will be required to continue accruing OID even if payments under the Units are deferred and unitholders are not receiving any cash coupons on a current basis. For a discussion of the treatment of OID on a debt instrument, see the prospectus under “United States Federal Income Taxation—Taxation of the underlying securities—Original issue discount”. If the unitholder’s initial tax basis in the Integrated Debt exceeds the issue price of the Integrated Debt, then such excess will generally be treated as acquisition premium, as discussed in the prospectus under “United States Federal Income Taxation—Taxation of underlying securities—Acquisition premium and amortizable bond premium”.

S-59

Identification requirements for integration. The Integration Regulations provide that in order for a taxpayer to integrate a debt instrument and a hedge (such as the underlying securities and the interest rate swap), the taxpayer must comply with certain identification requirements on or before the date the taxpayer enters into the hedge. Specifically, the taxpayer must enter and retain as parts of its books and records (i) the date the underlying securities were acquired or are expected to be acquired and the date the hedge was entered into by the taxpayer, (ii) a description of the underlying securities and the hedge, and (iii) a summary of the cash flows and accruals on the synthetic debt instrument resulting from integration. The Integration Regulations do not address specifically how these identification requirements are met in the case of a debt instrument and hedge held through a grantor trust with traded units. However, the procedures described below should be sufficient to comply with these requirements. First, the Trust will create and retain a record identifying the underlying securities and the interest rate swap as an integrated transaction, and each unitholder by purchasing its Units agrees to such identification by the Trust on behalf of the unitholder. Second, by purchasing the Units, each unitholder agrees to identify the underlying securities and the interest rate swap as an integrated transaction by adopting as part of its books and records (i) the trade ticket generated on the trade date by the broker through which the unitholder purchased its Units (and the record thereon of the trade date) as evidenced by the trade confirmation received by the unitholder, (ii) the description of the underlying securities and the interest rate swap set forth in this prospectus supplement under the headings “Description of Trust Property” and “Swap Agreement” and (iii) the summary of the cash flows and accruals on the Integrated Debt set forth under “—Summary of projected cash flows and accruals on the Integrated Debt” at the end of this section.

Taxation of the Forward Contracts

Income from Forward Contracts. As described above, by purchasing the Units, each unitholder agrees to treat (i) Forward Contract I as a short-term debt instrument issued at a discount, because the amount the unitholder will receive under Forward Contract I will be fixed as of the closing date, and (ii) Forward Contracts II and III, as prepaid forward contracts with regard to 10Y CMT. The following discussion, except as specified below under “Alternative Treatments”, assumes such characterization. The tax basis of each of the Forward Contracts will equal the portion of the purchase price of the Units allocated to the Forward Contract as described above.

A unitholder using a cash method of tax accounting will generally not be required to include in income discount with respect to Forward Contract I as it accrues (unless such unitholder elects to accrue discount), but will be required to treat income realized on settlement of Forward Contract I as ordinary income. A unitholder using the accrual method of tax accounting generally will be required to include discount with respect to Forward Contract I in gross income as it accrues. Discount will be treated as accruing for these purposes on a ratable basis or, at the election of the unitholder, on a constant yield basis based on daily compounding. A unitholder that accounts for income from Forward Contract I on a cash basis may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry its investment through the Units in Forward Contract I until the settlement of Forward Contract I or an earlier disposition of the Units in a taxable transaction.

S-60

Upon the settlement or other taxable disposition of each of Forward Contracts II and III, a unitholder generally will recognize gain or loss equal to the difference between the unitholder’s share of the amount realized by the Trust under the relevant Forward Contract and the unitholder’s tax basis in that Forward Contract. Such gain or loss generally will be capital gain or loss. The character and timing of recognition of such capital gain or loss is discussed immediately below.

Straddle rules and identified straddle election. The tax straddle rules generally apply to offsetting positions in actively traded personal property. Although it is not entirely certain how the straddle rules would apply in this case, a unitholder should expect that its ownership interest in the Integrated Debt and Forward Contracts II and III will be treated as a straddle for U.S. federal income tax purposes. The remainder of this section, except as discussed under “Alternative treatments”, assumes that the straddle rules will apply. For a general discussion of the straddle rules, see prospectus under “United States Federal Income Taxation—Straddle rules”.

As described above, by purchasing the Units, each unitholder agrees to treat the Integrated Debt and Forward Contracts II and III as part of an identified straddle. In general, the effect of making the identified straddle election will be that realized gain, if any, on settlement of any of these Forward Contracts will be immediately taxable, but realized loss, if any, will not be currently deductible. Instead, the loss amount generally should be added to the basis of the Integrated Debt. Consequently, a unitholder should expect to benefit from a loss on Forward Contract II or III only when the Integrated Debt is retired or it disposes of all or a portion of its investment in the Units.

The identified straddle election in its current form is new and certain aspects of its application are uncertain. It is possible, for example, that a unitholder may lose the benefit of a loss on the Forward Contracts if there is no unrecognized gain in the Integrated Debt at the time the loss is realized.

An identified straddle means any straddle which is clearly identified on the taxpayer’s records as an identified straddle before the earlier of the close of the day on which the straddle is acquired or such time as is prescribed by Treasury Regulations. The straddle rules provide that Treasury regulations may prescribe the proper methods for clearly identifying a straddle as an identified straddle. However, no such regulations have been issued. Although it is not entirely certain, the procedures described below should be sufficient to identify the Integrated Debt and the Forward Contracts as an identified straddle. First the Trust will create and retain a record identifying the Integrated Debt and the Forward Contracts as an identified straddle, and each unitholder by purchasing its Units agrees to such identification by the Trust on behalf of the unitholder. Second, by purchasing the Units, each unitholder agrees to identify the Integrated Debt and the Forward Contracts as an identified straddle by adopting as part of its books and records the trade ticket generated on the trade date by the broker through which the unitholder purchased its Units (and the record thereon of the trade date) as evidenced by the trade confirmation received by the unitholder.

S-61

Sale, exchange or other taxable disposition of Units.

Under the grantor trust rules, a sale, exchange or other taxable disposition of the Units will be treated as a taxable disposition of the unitholder’s pro rata share of the assets of the Trust. In general, the unitholder will recognize gain or loss equal to the difference between the cash and the fair market value of any property received and the unitholder’s adjusted tax basis in the Units disposed of. The unitholder’s adjusted tax basis in the Units will equal the unitholder’s initial tax basis in the Units increased by any amounts previously includible in income by the unitholder and decreased by distributions on the Units.

At maturity of the Units, or upon a taxable disposition of the Units after August 15, 2008, gain or loss will generally be long-term capital gain or loss. Otherwise, gain or loss generally will be treated as short-term capital gain or loss, except gain attributable to the disposition of Forward Contract I will be treated as ordinary income to the extent it does not exceed the accrued discount not previously included in income.

Tax information reporting

Unitholders should be aware that the IRS has proposed changes in information reporting rules for widely held fixed investment trusts that once effective would apply to the Trust. These changes if adopted generally would require more extensive reporting of trust items to the IRS and investors on IRS Forms 1099s and in accompanying statements, including separate identification of trust income and expense items. For individual taxpayers, deductions for trusts expenses may be subject to limitations or may not be allowed for purposes of the alternative minimum tax.

Alternative treatments

Due to the absence of authority as to the proper characterization of the investment in the Units, no assurance can be given that the Internal Revenue Service will accept, or that a court will uphold, the characterization and tax treatment described above. It is possible that the Internal Revenue Service could seek to characterize the Units in a manner that results in tax consequences materially different from those described above.

For example, the Internal Revenue Service could take the position that the interest rate swap and the Forward Contracts should be treated as a single notional principal contract, with the result that integrated treatment under the Integration Regulations may not be allowed. In addition, the Internal Revenue Service could take the position that the Forward Contracts should be treated together as a notional principal contract, that Forward Contracts II and III should be treated as contingent payment debt instruments, that the Integrated Debt and the Forward Contracts do not constitute a straddle or that a unitholder may not capitalize a disallowed loss on a Forward Contract if there is no unrecognized gain on an offsetting position.

Under these alternative treatments, the timing and character of income from the Units could differ substantially from the description above. For example, net payments under a notional principal contract generally would be miscellaneous itemized deductions that are not deductible (or are deductible only in part). See the prospectus under “United States Federal

S-62

Income Taxation—Taxation of the swap agreement—Periodic payments and nonperiodic payments (including swap premium)”. If losses under a Forward Contract were disallowed but not capitalized, a unitholder would not derive any tax benefit from the loss. Under some of these treatments, a unitholder would be required to accrue ordinary income on a current basis with respect to Forward Contracts II and III.

Summary of projected cash flows and accruals on the Integrated Debt

The following summary of projected cash flows and accruals of OID on the Integrated Debt assumes no deferral of interest on the underlying securities. The summary is per $1,000 principal amount of the Integrated Debt. It is based on a CMT rate of 4.56% (the CMT on February 8, 2006), although the actual CMT will vary.

Payment Date	Coupon payment received by the trust on the underlying security	Payment made by the trust on the interest rate swap	Total cash flow	Original issue discount in excess of coupons received (Additional OID) for period ending on Payment Date	Total accrual of OID for period ending on Payment Date
Aug 15, 2006	$31.725	$7.45	$24.275	$0.8913209	$25.166321
Feb 15, 2007	$31.725	$7.45	$24.275	$0.9168109	$25.191811
Aug 15, 2007	$31.725	$7.45	$24.275	$0.94303	$25.218030
Feb 15, 2008	$31.725	$7.45	$24.275	$0.9699988	$25.244999
Aug 15, 2008	$31.725	$7.45	$24.275	$0.997739	$25.272739
Feb 15, 2009	$31.725	$7.45	$24.275	$1.0262724	$25.301272
Aug 15, 2009	$31.725	$7.45	$24.275	$1.0556218	$25.330622
Feb 15, 2010	$31.725	$7.45	$24.275	$1.0858106	$25.360811
Aug 15, 2010	$31.725	$7.45	$24.275	$1.1168627	$25.391863

S-63

Feb 15, 2011	$31.725	$7.45	$24.275	$1.1488028	$25.423803
Aug 15, 2011	$31.725	$7.45	$24.275	$1.1816564	$25.456656
Feb 15, 2012	$31.725	$7.45	$24.275	$1.2154495	$25.490450
Aug 15, 2012	$31.725	$7.45	$24.275	$1.2502091	$25.525209
Feb 15, 2013	$31.725	$7.45	$24.275	$1.2859627	$25.560963
Aug 15, 2013	$31.725	$7.45	$24.275	$1.3227387	$25.597739
Feb 15, 2014	$31.725	$7.45	$24.275	$1.3605665	$25.635567
Aug 15, 2014	$31.725	$7.45	$24.275	$1.3994761	$25.674476
Feb 15, 2015	$31.725	$7.45	$24.275	$1.4394985	$25.714498
Aug 15, 2015	$31.725	$7.45	$24.275	$1.4806654	$25.755665
Feb 15, 2016	$31.725	$7.45	$24.275	$1.5230096	$25.798010
Aug 15, 2016	$31.725	$7.45	$24.275	$1.5665648	$25.841565
Feb 15, 2017	$31.725	$7.45	$24.275	$1.6113655	$25.886366
Aug 15, 2017	$31.725	$7.45	$24.275	$1.6574475	$25.932448
Feb 15, 2018	$31.725	$7.45	$24.275	$1.7048474	$25.979847
Aug 15, 2018	$31.725	$7.45	$24.275	$1.7536027	$26.028603
Feb 15, 2019	$31.725	$7.45	$24.275	$1.8037524	$26.078752
Aug 15, 2019	$31.725	$7.45	$24.275	$1.8553363	$26.130336
Feb 15, 2020	$31.725	$7.45	$24.275	$1.9083954	$26.183395
Aug 15, 2020	$31.725	$7.45	$24.275	$1.9629719	$26.237972
Feb 15, 2021	$31.725	$7.45	$24.275	$2.0191091	$26.294109
Aug 15, 2021	$31.725	$7.45	$24.275	$2.0768518	$26.351852
Feb 15, 2022	$31.725	$7.45	$24.275	$2.1362458	$26.411246
Aug 15, 2022	$31.725	$7.45	$24.275	$2.1973383	$26.472338
Feb 15, 2023	$31.725	$7.45	$24.275	$2.260178	$26.535178
Aug 15, 2023	$31.725	$7.45	$24.275	$2.3248148	$26.599815

S-64

Feb 15, 2024	$31.725	$7.45	$24.275	$2.3913001	$26.666300
Aug 15, 2024	$31.725	$7.45	$24.275	$2.4596867	$26.734687
Feb 15, 2025	$31.725	$7.45	$24.275	$2.530029	$26.805029
Aug 15, 2025	$31.725	$7.45	$24.275	$2.602383	$26.877383
Feb 15, 2026	$31.725	$7.45	$24.275	$2.6768062	$26.951806
Aug 15, 2026	$31.725	$7.45	$24.275	$2.7533578	$27.028358
Feb 15, 2027	$31.725	$7.45	$24.275	$2.8320985	$27.107099
Aug 15, 2027	$31.725	$7.45	$24.275	$2.9130911	$27.188091
Feb 15, 2028	$31.725	$7.45	$24.275	$2.9964	$27.271400
Aug 15, 2028	$31.725	$7.45	$24.275	$3.0820913	$27.357091
Feb 15, 2029	$31.725	$7.45	$24.275	$3.1702332	$27.445233
Aug 15, 2029	$31.725	$7.45	$24.275	$3.2608959	$27.535896
Feb 15, 2030	$31.725	$7.45	$24.275	$3.3541513	$27.629151
Aug 15, 2030	$31.725	$7.45	$24.275	$3.4500736	$27.725074
Feb 15, 2031	$31.725	$7.45	$24.275	$3.5487391	$27.823739
Aug 15, 2031	$31.725	$7.45	$24.275	$3.6502263	$27.925226
Feb 15, 2032	$31.725	$7.45	$24.275	$3.7546158	$28.029616
Aug 15, 2032	$31.725	$7.45	$24.275	$3.8619906	$28.136991
Feb 15, 2033	$31.725	$7.45	$24.275	$3.9724362	$28.247436
Aug 15, 2033	$31.725	$7.45	$24.275	$4.0860403	$28.361040
Feb 15, 2034	$31.725	$7.45	$24.275	$4.2028933	$28.477893

ERISA CONSIDERATIONS

As further described in the prospectus, upon closing, it is anticipated that the Units will be publicly-offered securities and the assets of the Trust will not be considered to be assets of any plan investing in the Units pursuant to the plan asset regulations.

S-65

However, (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or the Code (including individual retirement accounts or Keogh plans), subject to Section 4975 of the Code, and (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment in the entity (each of the foregoing referred to as a “plan”) should note that (as disclosed in the underlying security disclosure document) the underlying security issuer, the underlying security guarantor and their affiliates may be considered to be “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in the Code) with respect to many plans. In addition, although governmental plans and certain church plans are not subject to Section 406 of ERISA or Section 4975 of the Code, certain governmental plans may be subject to other laws that are substantially similar to those provisions (“Similar Law”).

In the event that delisting of the Units occurs as described under “The Trust—Delisting of Units”, the unitholders will be given notice of any application to delist the Units and any unitholder which would constitute a “plan” as described above (or a governmental plan or church plan subject to Similar Law) may be given the right to elect a partial sale of the trust property and termination of the swap transactions solely as to the portion of the trust property represented by its holding of Units. Each unitholder which is given notice of such a right and does not make such election, and each fiduciary who makes such determination on its behalf, shall be deemed to have represented and warranted, for so long as it holds the Unit or a beneficial interest therein, that by reason of the application of one or more of the exemptions from the prohibited transactions rules of Section 406 of ERISA and Section 4975 of the Code provided under prohibited transaction class exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 or an exemption from a Similar Law prohibition, its holding and subsequent disposition of such Units (and the transactions of the underlying trust (including the holding of the underlying securities and each swap transaction) shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of Similar Law. Any plan (or governmental or church plan subject to Similar Law) acquiring Units after delisting will be deemed to have made the representations and warranties set forth in the immediately preceding sentence with respect to its acquisition, holding and disposition of Units for so long as it holds the Units or any beneficial interest therein.

PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the closing date, between MS&Co. as underwriter, or the “underwriter”, and the depositor, the depositor has agreed to sell and MS&Co. (an affiliate of the depositor) has agreed to purchase, the Units.

The underwriter has agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all Units offered hereby if any of such Units are purchased.

The depositor has been advised by the underwriter that it proposes to acquire such Units for its own account and to resell the Units from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be

S-66

determined at the time of sale or at the time of commitment therefor. The underwriter may effect such transactions by selling Units to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and any purchasers of Units for whom they may act as agents. Such dealers may include other affiliates of Morgan Stanley. The underwriter and any dealers that participate with the underwriter in the distribution of Units may be deemed to be underwriters, and any profit on the resale of Units by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

MS&Co. is an affiliate of the depositor, and the participation by MS&Co. in the offering of the Units complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

From time to time, the underwriter and its affiliates may be engaged by the underlying security issuer, the underlying security guarantor and other underlying security issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, the underwriter and its affiliates may make a market in outstanding securities of the underlying security issuer, the underlying guarantor and any other underlying security issuer. Each unitholder will be deemed to have acknowledged and agreed that the underwriter or its affiliates may engage in any kind of business with, or have an investment in, the underlying security issuer, the underlying security guarantor and any other underlying security issuer or related persons, and in connection therewith, may obtain or be in possession of non-public information regarding the underlying securities or related persons which may not be made available to unitholders.

This prospectus supplement and the accompanying prospectus may be used by MS&Co., an affiliate of the depositor, and other affiliates of the depositor in connection with offers and sales of the Units in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. MS&Co. and such other affiliates of the depositor may act as principal or agent in such transactions.

The underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority.

In order to facilitate the offering of the Units, the certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Units or any other securities the prices of which may be used to determine payments on the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Units in the open market. In determining the source of securities to close out a covered short sale, the

S-67

agents will consider, among other things, the open market price of the Units compared to the price available under the overallotment option. The underwriters may also sell Units or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Units or any other securities in the open market to stabilize the price of the Units or of any other securities. Finally, in any offering of Units through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Units in the offering, if the syndicate repurchases previously distributed Units to cover syndicate short positions or to stabilize the price of Units. Any of these activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

VALIDITY OF UNITS

Certain legal matters relating to the Units will be passed upon for the depositor and the underwriter by Cleary Gottlieb Steen & Hamilton LLP.

S-68

INDEX OF DEFINED TERMS

10Y CMT	S-1
affected party	S-9
business day	S-56
calculation agent	S-4
comparable treasury issue	S-37
comparable treasury price	S-37
debenture event of default	S-42
disqualified issuer	S-29
disqualified persons	S-65
disqualified swap counterparty	S-29
disqualified swap transaction	S-30
disqualified underlying security	S-30
dissolution event	S-44
distributions	S-35
DTC	S-3
Forward Contract I	S-58
Forward Contract II	S-58
Forward Contract III	S-58
Forward Contracts	S-57
forward rate agreement	S-3
index linked Units	S-13
Integrated Debt	S-57
Integration Regulations	S-57
interest rate swap	S-3
investment company event	S-37
like amount	S-38
liquidation amount	S-38
Morgan Stanley	S-53
NYSE	S-9
OID	S-58
parties in interest	S-65
plan	S-65
plan assets	S-65
PTCE	S-66
quotation agent	S-36
rating condition	S-54
reference treasury dealer	S-38
reference treasury dealer quotations	S-37
Similar Law	S-65
swap agreement	S-3
swap transaction	S-3
swap transaction transferee	S-55
tax change	S-37
tax event	S-36
treasury rate	S-37
trigger amount	S-26
underlying Delaware trustee	S-33
underlying guarantor debenture indenture	S-33
underlying guarantor debenture indenture trustee	S-33
underlying guarantor debentures	S-6
underlying property trustee	S-33

S-69

underlying securities	S-3
underlying securities purchase price	S-3
underlying security	S-3
underlying security disclosure document	S-3
underlying security guarantor	S-3
underlying security guaranty	S-5
underlying security issuance agreement	S-3, 32
underlying security issuer	S-3
underlying security registration statement	S-3
underlying security trustee	S-32
underwriter	S-67
Units	S-3

S-70

Annex A

HISTORICAL INFORMATION

Provided below are historical levels of the month end 10Y CMT rate (on an annual basis) as reported by Telerate for the period from January 1999 to December 2005. The historical information included below was obtained from Telerate page 7051.

The historical levels of the 10Y CMT rate should not be taken as an indication of future levels of the 10Y CMT rate, and no assurance can be given as the level of the 10Y CMT rate for any reference month. However, the 10Y CMT rate may not increase or decrease over the term of the Units in accordance with any of the trends depicted by the historical information in the table below, and the size and frequency of any fluctuations in the 10Y CMT rate level over the term of the Units may be significantly different than the frequency of fluctuations of the 10Y CMT rate indicated in the table.

Historical Levels of 10Y CMT rate
	1999	2000	2001	2002	2003	2004	2005	2006
January	4.72	6.66	5.16	5.04	4.05	4.15	4.22	4.53
February	5.00	6.52	5.10	4.91	3.90	4.08	4.17
March	5.23	6.26	4.89	5.28	3.81	3.83	4.5
April	5.18	5.99	5.14	5.21	3.96	4.35	4.34
May	5.54	6.44	5.39	5.16	3.57	4.72	4.14
June	5.90	6.10	5.28	4.93	3.33	4.73	4.00
July	5.79	6.05	5.24	4.65	3.98	4.50	4.18
August	5.94	5.83	4.97	4.26	4.45	4.28	4.26
September	5.92	5.80	4.73	3.87	4.27	4.13	4.20
October	6.11	5.74	4.57	3.94	4.29	4.10	4.46
November	6.03	5.72	4.65	4.05	4.30	4.19	4.54
December	6.28	5.24	5.09	4.03	4.27	4.23	4.39

A-1

PROSPECTUS

$5,000,000,000

MS Structured Asset Corp.

Depositor

Structured Asset Trust Unit Repackagings (SATURNSSM)

Issuable in Series

The Structured Asset Trust Unit Repackagings or “SATURNS” described in this prospectus, which we refer to in this prospectus as the Units, will be offered from time to time in one or more series, and in one or more classes within each such series, denominated in U.S. dollars or in one or more foreign currencies. Units of each series and class will be offered on terms to be determined at the time of sale as described in the applicable prospectus supplement.

Each series of Units will represent beneficial interests in one or more debt, asset-backed or other fixed income securities or loans, together with, if specified in the applicable prospectus supplement, rights under swap or other derivative agreements or other assets. If specified in the applicable prospectus supplement, the trust property for a particular series of Units may also include, or the holders of those Units may have the benefit of, a combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due under the Units.

The trust property with respect to a particular series of Units will be deposited in a trust formed pursuant to a trust agreement to be entered into between MS Structured Asset Corp., as depositor, and the trustee specified in the applicable prospectus supplement. Each class of Units of any series will represent the right, which may be senior to those of one or more other classes of that series, to receive specified portions of payments of principal, interest and certain other amounts on the trust property in the manner described in this prospectus or the applicable prospectus supplement.

The Units represent interests in the related trust only and do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, Morgan Stanley & Co. Incorporated, which we refer to as MS&Co., the trustee or any of their affiliates. The Units do not represent direct obligations of any issuer of securities deposited into the related trust or of its affiliates.

See “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying the Units.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

MORGAN STANLEY

March 5, 2003

TABLE OF CONTENTS

	Page		Page

Prospectus Supplements	3	Description of Trust Agreements	14
Risk Factors	5	Description of Trust Property	26
Available Information	11	Description of Units	44
Reports to Unitholders	12	United States Federal Income Taxation	64
Important Currency Information	12	ERISA Considerations	78
Use of Proceeds	12	Plan of Distribution	81
The Depositor	13	Validity of Units	84
The Trusts	13	Index of Defined Terms	85

“SATURNS” is a service mark of Morgan Stanley.

2

PROSPECTUS SUPPLEMENTS

A prospectus supplement which describes the matters identified below will be provided with this prospectus. This prospectus provides information regarding terms generally applicable to the Units, and must be read in conjunction with the applicable prospectus supplement, which describes the specific terms applicable to the Units to which it relates and may modify any of the terms described in this prospectus. The specific terms described in the applicable prospectus supplement qualify any related general discussion in this prospectus.

Each prospectus supplement will describe, among other things, the following with respect to the series of Units to which it relates:

•	the title, aggregate principal amount or notional amount and authorized denominations,
•	the currency or currencies in which the principal, premium, if any, and any interest are distributable on the Units, if other than U.S. dollars,
•	the interest rate on the Units or the method for calculating that interest rate, or the scheduled interest payments,
•	any call rights exercisable by the depositor or any third party, or any other mandatory or optional redemption terms,
•	the terms of one or more swap, option or other derivative transactions, if any, to be entered into by the related trust,
•	the number of classes of that series and, with respect to each class, its designation, aggregate principal amount or notional amount, and authorized denominations,
•	the time and place of distribution of any interest, premium or principal,
•	the original date of issue and the scheduled final distribution date for the Units,
•	the Units price, if offered at a fixed price,
•	certain information concerning the type, characteristics and specifications of the trust property for that series or a particular class within that series,
•

the relative rights and priorities of each class within that series, including the method for allocating collections from the trust property to the Unitholders of each class and the relative ranking of the claims of the Unitholders of each class to that trust property,

•

a description of specific provisions of any related swap agreement to the extent not described under “Description of Trust Property—Swap agreements” in this prospectus or inconsistent with that description, the identity of any entity entering into a swap or other derivative transactions with the trust upon which the trust will depend for payments on the Units and a description of any guaranty or other type of support of the obligations of that entity, if any, under the related swap agreement, and

3

•	any other relevant terms of the Units not described in this prospectus. See “Description of Units—General” for a listing of other items that may be specified in the applicable prospectus supplement.

4

RISK FACTORS

The following is a discussion of the material risks generally associated with an investment in the Units. The applicable prospectus supplement may contain additional information regarding special considerations applicable to the Units to which it relates.

Limited Recourse

Each trust will be a special purpose entity and will have no assets other than those described in the applicable prospectus supplement

Each trust will be formed solely for the purpose of issuing the Units evidencing beneficial interests in its assets, and will have no assets other than the underlying securities and any other assets transferred to it by the depositor or otherwise acquired by the trust. If those assets are insufficient to make distributions of interest, premium, if any,, principal or any other payments on the Units, the amounts of those distributions will be reduced to the extent of the shortfall. As a result, purchasers of the Units may lose a part or all of the value of their initial investment.

There is no recourse to the depositor, MS&Co. or others for payments on the Units

The Units are obligations only of the applicable trust. The Units do not represent obligations of or interests in the depositor, any credit support provider, any swap counterparty or guarantor, MS&Co., Morgan Stanley, the trustee or any of their affiliates, except to the limited extent described in this prospectus or the applicable prospectus supplement. None of the depositor, MS&Co., Morgan Stanley, any swap counterparty, the trustee or any of their affiliates will be obligated to make payments on the Units in the event that the applicable trust property is insufficient to provide for distributions, and holders of the Units will have no recourse against any of them or their assets in respect of payments not made on the Units.

Limited Liquidity

An investment in the Units is not liquid and there is limited potential for resale

There will be no market for any series of Units prior to the issuance of those Units. Furthermore, there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Unitholders with liquidity of investment or that it will continue for the life of those Units. MS&Co. is not obligated to make a market for any Units, and may or may not do so. Limited liquidity may adversely affect the timing of an investor’s resale of the Units or the price obtainable in the case of a resale.

Listing of the Units may be removed by the relevant stock exchange

If the Units of any series are listed on a registered securities exchange or market system, the listing of such series will be subject to the rules of the applicable securities exchange or market system. Events may occur with respect to the related underlying security issuer that may cause the applicable securities exchange or market system to determine, in its discretion, to remove the listing of the Units on such securities exchange or market system.

5

Priority of Other Claims

Claims of the trustee and a swap counterparty may adversely affect distributions on the Units

No final distribution will be made to Unitholders of a particular trust before the payment of (1) all amounts due to the swap counterparty under any swap agreement to which the trust is a party (unless those amounts are subordinated in right of payment to the final distribution to Unitholders), as described under “Description of Trust Property—Swap agreements—Swap termination payments”, (2) any extraordinary trust expenses to be borne by that trust (if agreed by all Unitholders), as described under “Description of Trust Agreements—Trustee compensation” and (3) any regular and ordinary expenses to be borne by that trust, as described under “The Trusts”. Trust property may be sold by the trustee to fund any such payments. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Unitholders.

Dependence on Underlying Securities

The ability of a trust to make payments under its Units depends on the receipt of payments from the related underlying security issuer, credit support provider, swap counterparty or swap guarantor

Since the assets of each trust will be limited to the underlying securities and any other assets transferred to the trust, a trust will be able to distribute interest, premium, if any, and principal on the Units issued by it only to the extent that it receives the corresponding amounts from the related underlying security issuer, credit support provider, swap counterparty or guarantor. The underlying security issuer or issuers, credit support provider, swap counterparty and guarantor are vulnerable to adverse business conditions which may affect payment on the underlying securities, and in turn, on the Units. Financial difficulties experienced by them could cause delays in payment, partial payment or nonpayment of the underlying securities and the Units. In deciding whether to purchase or sell Units, an investor should therefore obtain and evaluate information concerning the relevant underlying security issuer, credit support provider, swap counterparty or guarantor as if it were investing directly in securities issued by that person. The trust, the trustee, the depositor, MS&Co. and their affiliates have not verified, have not undertaken to verify and will not verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person (except to the extent that MS&Co. or one of its affiliates acts as credit support provider, swap counterparty or guarantor). Furthermore, we cannot give any assurance that all events occurring prior to the date any Units are offered for sale (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the creditworthiness of the relevant underlying security issuer, credit support provider, swap counterparty or guarantor have been publicly disclosed. Therefore, neither the issuance and sale of any series of Units nor the inclusion of information regarding a particular underlying security issuer, credit support provider, swap counterparty or guarantor in the applicable prospectus supplement should be construed as an endorsement of any such Person or a statement regarding the financial condition or creditworthiness of any such person. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events

6

concerning any underlying security issuer, credit support provider, swap counterparty or guarantor could affect the value received at maturity with respect to the Units.

You should undertake an independent investigation of the relevant underlying security issuer, credit support provider, swap counterparty or guarantor

Affiliates of the depositor may currently or from time to time engage in business with any unaffiliated underlying security issuer, credit support provider, swap counterparty or guarantor, including extending loans to, or making equity investments in, or providing advisory services to, including merger and acquisition advisory services, such entities. In the course of such business, affiliates of the depositor may acquire non-public information with respect to any such underlying security issuer, credit support provider, swap counterparty or guarantor, and neither the depositor nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more of affiliates of the depositor may publish research reports with respect to any such underlying security issuer, credit support provider, swap counterparty or guarantor. As a prospective purchaser of Units, you should undertake an independent investigation of each underlying security issuer, credit support provider, swap counterparty or guarantor necessary to make an informed decision with respect to an investment in the related Units.

Reinvestment Risk

The Units may be redeemed or called at a time when comparable investments are not available

The timing of distributions of interest, premium, if any, and principal of the Units will be affected by any early redemption, amortization or prepayment of the related underlying securities and by any exchange of the related underlying securities pursuant to a tender offer or otherwise. The underlying securities may also be subject to a call option or other similar rights providing a person the right, but not the obligation, to purchase underlying securities from the trust at a specified price. The Units may be subject to call rights, warrants or similar rights providing a person the right, but not the obligation, to purchase your Units from you at a specified price. Call, redemption, early payment, amortization or similar events may adversely affect an investor by returning principal amounts to the investor when prevailing interest rates have declined and reinvestment of those amounts at the rate applicable to the Units is not possible.

Extension of maturity of securities may cause illiquidity and loss of more favorable investment opportunities

The timing of distributions of interest, premium, if any, and principal of the Units will also be affected by any extension of maturity of the related underlying securities. Extension of maturity prevents an investor from obtaining principal amounts at the originally scheduled time and may prevent an investor from reinvesting those amounts at a time when prevailing interest rates have risen.

7

Passive Vehicle

The trustee will not actively manage the trust

The trustee with respect to any series of Units will hold the trust property for the benefit of the related Unitholders. Each trust will generally hold the trust property to maturity and not dispose of it, except under conditions specified in the applicable trust agreement, regardless of any adverse events, financial or otherwise, which may affect any related underlying security issuer or the value of the trust property. Restrictions on the trustee’s powers and obligations may mean that the trust will not take actions with respect to the trust property—in particular, to sell or enforce remedies under underlying securities that constitute a part of the trust property—that an investor might take if it held the trust property directly.

Risks Related To Swap Agreements

General

A swap agreement entered into by a trust may alter the amounts, timing or currency of distributions of principal or interest on the related Units from those that a holder would be entitled to receive from the related underlying securities directly. A swap agreement is not a guaranty of the related underlying securities in whole or in part, and no assurance can be given that the applicable trustee will receive either the payments due to be received on the underlying securities or the payments due to be received under that agreement, or that the trustee will recover moneys under any related guaranty, in the case of a payment default by the swap counterparty under that agreement. Moreover, unless expressly entered into for such purpose, a swap agreement does not protect an investor against risks associated with any early redemption, amortization, prepayment, exchange or extension of maturity of the related underlying securities. To the extent that the aggregate principal amount of the related underlying securities is reduced through any such redemption, prepayment, exchange or extension, the corresponding notional amount of any swap or amount or other reference amount for any derivative obligation subject to a swap agreement, and accordingly, the amounts payable by the swap counterparty under that agreement, may be ratably reduced. Alternatively, such events may be treated as termination events under a swap agreement and create potential liability for swap termination payments as described below.

Changes in the value of a swap transaction may cause losses if that swap transaction terminates early

In the case of an early termination of one or more transactions under a swap agreement, a swap termination payment may be payable by the trust to its swap counterparty or by the swap counterparty to the trust. The amount of any such payment will be based on (1) the estimated cost, at prevailing market values, that would be incurred by the trust or its swap counterparty to enter into a transaction or transactions having economic terms similar to that of the relevant terminated transaction or transactions or (2) the losses suffered by the trust or its swap counterparty as a result of the termination of the relevant transaction or transactions. In general, the swap counterparty will have the sole right to determine in good faith the amount of any swap termination payment. A swap termination payment and the resulting loss to Unitholders may be

8

substantial in relation to the total value of the related underlying securities if interest rates, currency rates, swap spreads, credit spreads or option volatilities, as applicable, have changed significantly since the closing date for the offering of the applicable Units. Any swap termination payment payable by the trust will be limited (1) in the case of an early termination other than as a result of an underlying security default, to a claim against the trust property pro rata with that of the Unitholders based on the aggregate Unit principal balance and (2) in the case of an early termination as a result of an underlying security default, to the trust property. See “Description of Units—Early distribution of trust property” and “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”. Unitholders will not be liable to the swap counterparty for swap termination payments to the extent, if any, that the amount of any such termination payments exceeds the assets of the trust.

The obligations of each trust to any related swap counterparty will be secured by a security interest in the trust property granted by the trust in favor of the swap counterparty.

The price obtained by liquidating trust property to make a swap termination payment may be unfavorable

If the trust is liable for a swap termination payment, underlying securities and other trust property may be sold by the trustee, through a selling agent or otherwise. Unless the applicable prospectus supplement designates a different selling agent, the selling agent may be MS&Co. or one of its affiliates (including any swap counterparty) designated by it. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales shall be completed within 30 days or such longer period of time as may be reasonable with respect to particular underlying securities. The selling agent will be permitted to sell underlying securities and other trust property to affiliates of the selling agent. While Unitholders, acting unanimously, may deliver to the trustee the amount of any swap termination payment payable by the related trust (and any fees payable to the trustee) and written instruction to discontinue the sale of the underlying securities and other trust property, it is possible that underlying securities may be sold by the selling agent in the time necessary for Unitholders to be notified of and exercise the foregoing right. Unitholders could be materially adversely affected if the related trust is required to sell underlying securities in order to make a swap termination payment at a time when prices for the underlying securities in the secondary market are depressed as a result of a default on the underlying securities, changes in interest rates or for any other reason.

Early swap termination may leave a trust with underlying securities that have unfavorable investment characteristics

During its term, a swap agreement may enable a trust to make scheduled distributions of principal and interest in the currency, on the interest rate basis and at the maturity specified in that agreement, notwithstanding that the related underlying securities may have a different currency, interest rate basis or maturity, or other features different from those of the Units. In the case of a trust wind-up event, after giving effect to any sales of the related underlying securities and payment or receipt of any swap termination payment, the proceeds from the sale of any remaining underlying securities or other trust property and any swap termination payment received by the related trust will be distributed ratably to the applicable Unitholders. That

9

distribution will constitute full satisfaction of each Unitholder’s fractional undivided interest in the related trust. After any such distribution of underlying securities, the holders will only be entitled to distributions of principal and interest in accordance with the terms of those underlying securities, and not in accordance with the terms of the terminated transaction or transactions under the swap agreement. As a result, those holders may receive less than they would have received under the related Units.

Certain events may require that a trust be wound up early on terms that may result in losses to Unitholders

A trust may terminate prior to the final scheduled distribution on the Units issued by it if specified wind-up events occur. In the case of any such event, each transaction under any swap agreement to which the trust is a party will terminate, and the trust may be required to sell trust property to make any swap termination payment. A partial trust wind-up may occur as a result of events affecting only specific underlying securities or transactions, in which case the affected transaction will terminate and any applicable swap termination payment will be incurred or received by the trust, but the trust may continue as to other unaffected assets. It is possible that all or a substantial part of the trust property may be required to be paid to the trustee or a swap counterparty prior to any final distribution to Unitholders. See “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events” in this prospectus and the description of the trust agreement in the related prospectus supplement for a description of trust wind-up events.

A swap counterparty may have discretion to calculate the payment obligations to or of the related trust

A swap counterparty (or one of its affiliates) may act as calculation agent under its swap agreement, and there may be conflicts of interest between the swap calculation agent and the trustee with respect to calculations or determinations under the swap agreement. A swap calculation agent will be obligated only to carry out its duties and functions as swap calculation agent in good faith, will have no fiduciary obligations to Unitholders and will not necessarily be acting in the interests of Unitholders. All determinations by the swap calculation agent under any swap agreement will, in the absence of manifest error, be conclusive and binding for all purposes on the trust and Unitholders.

The swap counterparty may be responsible for liquidating a trust’s assets to pay the swap counterparty’s own claims

A swap counterparty (which may be an affiliate of MS&Co.), MS&Co. or one of its other affiliates may act as selling agent, and as such have the right to sell underlying securities on such terms as it may determine in its sole discretion if any such sale is required to enable the trust to make any swap termination payment. If a swap termination payment is owed to a swap counterparty, that swap counterparty and the related Unitholders may have adverse economic interests with respect to the liquidation of underlying securities. Moreover, a selling agent will be permitted to sell underlying securities to its affiliates. A selling agent will be an agent of the trustee only and will have no fiduciary or other duties to Unitholders, nor will a selling agent have any liability to the applicable trust in the absence of bad faith or willful misconduct.

10

Underlying securities may be sold when their market value is diminished

Unless underlying securities are redeemed by their issuer or the related prospectus supplement provides otherwise, if a trust wind-up event occurs, the selling agent will sell, on behalf of the trust, any such underlying securities held by the trust. Those sales may occur when the underlying security issuer is in default (either with respect to the underlying securities or with respect to any other obligation) or the market value of the underlying securities is diminished for other reasons. In such circumstances, liquidation by the selling agent may result in Unitholders incurring losses that would not be incurred if the holders received a distribution of the underlying securities in kind.

AVAILABLE INFORMATION

Each trust will be subject, to a limited extent, to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with those requirements, the depositor will file on behalf of each trust certain reports and other information with the Securities and Exchange Commission (the “SEC”). Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of those materials can be obtained by making a written request to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the internet at www.sec.gov at which users can view and download copies of reports, proxy, information statements and other information filed electronically. The depositor does not intend to send any financial reports to Unitholders. If the prospectus supplement for the Units of a given series specifies that those Units are to be listed on the New York Stock Exchange, reports and other information concerning the related trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. If the prospectus supplement for the Units of a given series specifies that those Units are to be listed on the American Stock Exchange LLC, reports and other information concerning the related trust can also be inspected at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.

The depositor has filed with the SEC a registration statement relating to the Units on Form S-3 under the Securities Act. The SEC file number for the Registration Statement is 333-101155. This prospectus does not contain all the information contained in the registration statement. For further information, please refer to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the depositor with respect to a trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before, on or after the date of this prospectus and prior to the termination of the offering of any series of Units or, if later, the date on which any affiliates of the depositor cease offering and selling those Units will with respect to such Units be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus, the prospectus supplement or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in this prospectus

11

or the prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

The depositor will provide without charge to each person, including any beneficial owner of Units, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, excluding the exhibits to those documents unless they are specifically incorporated by reference in those documents. Written or oral requests for such copies should be directed to MS Structured Asset Corp., 1585 Broadway, New York, New York 10036, Attention: Secretary, Tel. 212-761-1715.

REPORTS TO UNITHOLDERS

On each distribution date (or on any other dates specified in the applicable prospectus supplement), unaudited reports containing information concerning each trust will be prepared by the trustee and sent to registered Unitholders of that trust, unless otherwise stated in the applicable prospectus supplement. Where Units are represented by a global security in registered form, reports will be sent only to the depositary or its nominee, as registered holder of the Units. See “Description of Units—Form” and “Description of Trust Agreements—Reports to Unitholders” and “(Notices”. Those reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

IMPORTANT CURRENCY INFORMATION

Unless the applicable prospectus supplement provides for the payment by purchasers of Units in a currency other than the specified currency for those Units, purchasers will be required to pay for those Units in that specified currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Units with a specified currency other than U.S. dollars, MS&Co. or an affiliate or agent, as exchange rate agent, in its sole discretion, may arrange for the exchange of U.S. dollars into a specified currency to enable that purchaser to pay for the Units. Each such exchange will be made by the exchange rate agent on such terms and subject to such conditions, limitations and charges as it may from time to time establish in accordance with its regular foreign exchange practice. All costs of the exchange will be borne by the purchaser.

USE OF PROCEEDS

The net proceeds to be received from the initial sale of each series or class of Units will be used by the depositor to purchase (or repay any financing by the depositor in respect of) the related trust property, including, if specified in the applicable prospectus supplement, arranging for credit support (including by making required deposits into any reserve account (as described below) or another account of the trustee for the benefit of the Unitholders of such series or class) or making initial payments under any swap agreement. Any remaining net proceeds from the

12

initial sale are expected to be to be used by the depositor for general corporate purposes or for other purposes as may be described in the prospectus supplement.

THE DEPOSITOR

The depositor was incorporated in the State of Delaware on September 21, 1998, as a direct, wholly-owned, limited-purpose subsidiary of Morgan Stanley. The address of the depositor is 1585 Broadway, New York, New York 10036, Attention: Secretary. The certificate of incorporation of the depositor provides generally that the business to be conducted by the depositor is limited to acquiring, holding and disposing of underlying securities, arranging for credit support, acting as depositor of trusts in connection with series of Units, registering the Units with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, holding and transferring interests in the Units and retained interests in trust property, and engaging in other related activities and transactions. The depositor is required at all times to have at least one director who is not affiliated with Morgan Stanley.

THE TRUSTS

The Units of any series will be issued by a trust. Each trust will be established under the laws of the State of New York pursuant to a trust agreement between the depositor and the trustee. Concurrently with the execution and delivery of that trust agreement, (1) the depositor will transfer the related underlying securities and other trust property to the trustee for the benefit of Unitholders and deposit those underlying securities in the trust, (2) if applicable, the trustee will enter into any swap agreement and accept any related guaranty, (3) if applicable, sell any call rights or warrants as described under “Description of Units(Call rights and warrants” below and (4) if applicable, accept any credit support, enter into any repurchase agreements and enter into other agreements or arrangements described in the applicable prospectus supplement. The trustee, on behalf of the trust, will accept the underlying securities and other trust property and deliver the related Units to or in accordance with the order of the depositor. The depositor’s transfer of the underlying securities to the trustee will be without recourse.

The trust property of each trust will consist of:

•	the related underlying securities and all payments on or collections in respect of those underlying securities due after a specified cut-off date,
•	all the trust’s right, title and interest under any swap agreement and any related guaranty,
•	all the trust’s right, title and interest in any related credit support,
•	all funds from time to time deposited in specified segregated accounts held by the trustee in trust for the benefit of the Unitholders, and
•	any other asset described in the applicable prospectus supplement as constituting a part of the trust property,

13

all as more fully described in this prospectus or the applicable prospectus supplement, and exclusive of any interest retained by the depositor or a third party in the underlying securities, the swap agreement or other assets constituting trust property. The Units to be issued by a trust will represent fractional undivided interests in, or evidence direct ownership of, the related trust property. Claims of Unitholders on the related trust property will be subject to (1) if applicable, the security interest of any swap counterparty with respect to all amounts due to it under any swap agreement to which the trust is a party (unless those amounts are subordinated in right of payment to the claims of Unitholders), as limited in the case of a termination other than for an underlying security default to a claim ratable and equal with that of the Unitholders, as described under “Description of Trust Property—Swap agreements—Swap termination payments”, (2) any extraordinary trust expenses to be borne by the trust, as described under “Description of Trust Agreements—Trustee compensation” and (3) if applicable, the rights of any holder of call rights or similar rights or, if applicable, any repo counterparty.

The trustee will administer the trust property pursuant to the related trust agreement and will perform those tasks with respect to the related Units that are specified in that trust agreement. Unless otherwise specified in the related prospectus supplement, the trustee will receive customary fees as compensation and in payment of all of its regular and ordinary expenses, which will be paid from trust property or the proceeds of such property. See “Description of Trust Agreements—Trustee compensation”.

DESCRIPTION OF TRUST AGREEMENTS

General

Unless otherwise provided in the applicable prospectus supplement, each trust agreement will be entered into by the depositor and the trustee, and will incorporate, to the extent specified in each trust agreement, the “Standard Terms for Trust Agreements”, filed as an exhibit to the registration statement, as they may be amended from time to time. The trust agreement for each series of Units will also contain specific terms of the related trust, depending on the terms of the Units to be issued by that trust, the related underlying securities and any swap agreement. The following summary is subject to the detailed provisions of the “Standard Terms for Trust Agreements” and the specific provisions of the applicable trust agreement. Specific provisions of each trust agreement, to the extent that they differ materially from the summary below, will be described in the applicable prospectus supplement.

Collections on underlying securities

With respect to each series of Units, the trustee will make reasonable efforts to collect all scheduled payments on the related underlying securities and other trust property, provided that the procedures used are consistent with the applicable trust agreement. However, except as otherwise expressly specified in the applicable trust agreement, the trustee will not be required to expend or risk its own funds or otherwise incur financial liability.

Certain matters regarding the depositor and the trustee

Each trust agreement will provide that neither the depositor nor any of its directors, officers, employees or agents will incur any liability to the related trust or its Unitholders for any

14

action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment. However, none of the foregoing persons will be protected against any loss, liability or expense resulting from willful misfeasance, bad faith or negligence in the performance of specific duties under the trust agreement or from reckless disregard of obligations and duties under the trust agreement. In addition, each trust agreement will provide that the depositor will not be under any obligation to appear in, prosecute or defend any legal action related to its responsibilities under that agreement which in its opinion may expose it to any expense or liability. The depositor may, however, in its discretion undertake any action which it deems necessary or desirable with respect to the trust agreement, the rights and duties of the parties to that agreement or the interests of the Unitholders.

The trustee will undertake to perform only those duties that are specified in the trust agreement. Each trust agreement will provide that the trustee may elect to perform some or all of its duties through a co-trustee or agent. Any particular provisions with respect to entities acting as a co-trustee or agent will be described in the applicable prospectus supplement.

Prior to the date that is one year and one day after all distributions in respect of the Units of a particular series have been made, neither the depositor nor the trustee will take any action or institute any proceeding against each other under the U.S. Bankruptcy Code or any other liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to either of them, or any action which would likely cause the other to be subject to, or seek the protection of, any such law.

Retained interest

The applicable prospectus supplement will specify whether there will be any retained interest with respect to the trust property, and, if so, the owner of that interest. Any such retained interest will be established on an asset-by-asset basis and will be specified in the applicable trust agreement. A retained interest in the trust property represents a specified interest in that property. Payments in respect of a retained interest will be deducted from any payments received on the trust property and, in general, will not become a part of the related trust. Unless a different allocation is described in the applicable prospectus supplement, any partial recovery of interest on the trust property will be allocated equally and ratably between any retained interest and the aggregate amount of the related Units.

Modification and waiver

The trust agreement for a particular series of Units may be amended by the depositor and the trustee, if the Rating Agency Condition is satisfied, without notice to or consent of the holders of those Units, for certain purposes, including the following:

•

to cure any ambiguity or defect or to correct or supplement any provision which may be defective or inconsistent with any other provision or with the disclosure in the applicable prospectus supplement,

•	to add or supplement any credit support for the benefit of any Unitholders,

15

•	to increase the trigger amount or the maximum reimbursable amount or other liabilities of the trustee,
•	to evidence and provide for the acceptance of appointment under the trust agreement by a successor trustee,
•	to add to the covenants, restrictions or obligations of the depositor, or the trustee for the benefit of the Unitholders,
•	to comply with any requirements imposed by the Internal Revenue Code or other applicable law, and
•	to change any of the terms thereof if no Unitholder of the related series will be materially and adversely affected by such change.

In addition to the foregoing, a trust agreement may also be amended from time to time by the depositor and the trustee, with the consent of the holders of Units materially and adversely affected by such amendment evidencing not less than a specified percentage of each class of the Units that are affected by such modification or amendment, for the purpose of adding, changing or eliminating any provision or modifying the rights of the Unitholders of any class. Unless specified in the applicable prospectus supplement, no amendment to a trust agreement may change the principal amount, interest rate, maturity, or other terms specified in the applicable prospectus supplement, of any class or series of Units without the consent of 100% of the outstanding Unit Principal Balance of each class of Units affected thereby. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment or modification to the trust agreement shall be permitted unless the trustee first receives an opinion of counsel that such amendment or modification will not alter the classification of the trust for U.S. federal income tax purposes. In connection with an amendment, the trustee is entitled to receive and shall be fully protected in relying upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by the trust agreement.

The trustee will not agree to any amendment that would affect the rights or obligations of any swap counterparty of the trust, without first obtaining the approval of that swap counterparty.

Holders of Units evidencing not less than a specified percentage of the Units of a particular class may, on behalf of all holders of the Units of that class, (1) waive, insofar as that class is concerned, compliance by the depositor or the trustee with any restrictive provisions of the trust agreement before the time for such compliance or (2) waive any past default under the trust agreement with respect to the Units of that class, except for (A) a default resulting from any failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Unit and (B) a default in respect of any covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Unit affected by the default.

16

Any terms relating to the modification or waiver of the trust agreement for a particular class of Units in addition to or that differ from the foregoing will be described in the applicable prospectus supplement.

Reports to Unitholders

On each distribution date for the Units of a particular series, the trustee will forward or make available or cause to be forwarded or made available to each holder of the Units a statement setting forth:

•	the amounts of the corresponding distribution allocable to principal of or interest or premium, if any, on the Units,
•	if applicable and feasible, the interest rate and scheduled principal payment,
•

the aggregate stated principal amount of the related underlying securities as of that distribution date and, if applicable, the interest rate applicable to the underlying securities for the next accrual period,

•	the amount received by the trustee on the related underlying securities for the last accrual period,
•	the amounts of and recipients of any payments under any swap agreement for the last accrual period,
•	if applicable, the swap rate payable to the trust applicable to the next accrual period under any swap agreement,
•	the aggregate principal balance (or notional amount, as applicable) of the Units at the close of business on such distribution date,
•

if the ratings of the Units or the underlying securities are specified in the applicable prospectus supplement, the current ratings of the Units or the underlying securities, as applicable, if different from the ratings provided in the prospectus supplement and the names of the rating agencies that assigned such ratings,

•	the cumulative amount of extraordinary trust expenses, if any, as of that distribution date,
•	in the case of any trust having trust property which includes credit support, any change in the available amount of each element of that credit support, and
•	any additional information relevant to holders of the Units, as specified in the applicable prospectus supplement.

The prospectus supplement may specify that some of the information described above will not be furnished with respect to the Units to which it relates.

17

In the case of the information as to distributions of principal, interest and premium, if any, the relevant amounts will be expressed as U.S. dollar amounts (or equivalents in any other specified currency) per minimum denomination of Units or for another specified portion of the Units. Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during that year was a Unitholder, a statement containing the relevant information as to distributions of principal, interest and premium, if any, aggregated for that year and containing sufficient information to enable each Unitholder to calculate its U.S. federal income tax liability with respect to the Unit held by it. Such obligation of the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

Evidence as to compliance

If specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each following year, a firm of independent public accountants will furnish a statement to the trustee to the effect that they have examined specified documents and records relating to the administration of the trust property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date must not be more than one year after the original issue date of the Units to which that prospectus supplement relates) and that, on the basis of specified agreed procedures considered appropriate under the circumstances, they are of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for any exceptions as they believe to be immaterial and any other exceptions and qualifications as are identified in the report.

A trust agreement may also provide for delivery to the depositor, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year.

Copies of the annual accountants’ statement and the statement of officers of the trustee, if any, may be obtained by Unitholders without charge by making a written request to the trustee at the address identified in the applicable prospectus supplement.

Notices

The trustee will notify Unitholders as promptly as possible, but in any event within three business days from receipt, of all notices and communications it receives from the relevant underlying security issuer, including any notice of redemption of the related underlying securities by that underlying security issuer. The trustee will also notify the Unitholders of any exercise of any call rights as to the related underlying securities by a swap counterparty under the terms of any swap agreement.

Unless otherwise specified in the applicable prospectus supplement, any notice required to be given to a holder of a Unit will be given by facsimile to any number previously provided to the trustee or mailed to the last address of that holder identified in the Unit register. Any notice mailed within the time specified in the trust agreement will be presumed to have been given

18

when mailed, whether or not the Unitholder actually receives it. Notices given by facsimile will be effective when a confirmation (including electronic confirmation) of effective transmission is received. In the case of Units in global form, the depositary will be the sole direct recipient of notices. See “Description of Units—Form”.

Replacement Units

In the event that a Unit is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the trustee in the City of New York after the holder has (1) paid any expenses that may be incurred by the trustee in connection with the replacement and (2) furnished any evidence and indemnity that the trustee may require. Mutilated Units must be surrendered before new Units will be issued unless the depositor and the trustee receive, to their satisfaction, any security or indemnity that they may require to hold each of them harmless.

Trust wind-up events, liquidation events and disqualification events

Disqualification events. A “disqualification event” will occur under each trust agreement if an underlying security becomes a disqualified underlying security, a swap transaction becomes a disqualified swap transaction or any credit support becomes disqualified credit support, each as described below.

Unless otherwise specified in the applicable prospectus supplement, if the applicable issuer of any underlying security, other than a government security, that constitutes 10% or more of the trust property (referred to as a “concentrated underlying security”):

•

has ceased to be an eligible underlying security issuer as described under “Description of Trust Property(Underlying securities” and no additional means of providing current information regarding that underlying security issuer is described in the applicable prospectus supplement, and either:

•	twelve months have elapsed, or
•	the applicable issuer has formally terminated its reporting obligations under the Exchange Act,

then such underlying security will be considered a “disqualified underlying security”, unless the depositor, after discussion with the staff of the SEC, determines that the depositor would not be required to provide information with respect to that underlying security issuer if the trust continued to hold such underlying security.

If a concentrated underlying security is considered a disqualified underlying security:

•	a termination event will occur with respect to any transaction related to that disqualified underlying security under any related swap agreement,
•	the trust will sell that disqualified underlying security or otherwise liquidate that disqualified underlying security,

19

•	the trust may be required to sell other underlying securities to the extent necessary to pay any swap termination payment that may result, and
•

unless otherwise provided in the applicable prospectus supplement, if the trust holds only disqualified underlying securities to be sold or liquidated as described above, a trust wind-up event will occur.

If any swap transaction has a value to the trust equal to 10% or more of the trust property and a concentrated underlying security of the swap counterparty would be a disqualified underlying security, such swap transaction will be considered a “disqualified swap transaction”. In that case:

•	a termination event will occur with respect to such disqualified swap transaction,
•	the trust shall sell any related underlying securities and if necessary other trust property to the extent necessary to pay any related swap termination payment, and
•

if such terminations occur with respect to all swap transactions or the swap transactions specified in the applicable prospectus supplement, and the applicable prospectus supplement so provides, a trust wind-up event will occur.

If any credit support arrangement has a value to the trust of 10% or more of the trust property and a concentrated underlying security of the credit support provider would be a disqualified underlying security, such credit support will be considered “disqualified credit support”. In that case:

•	the trust shall terminate such credit support, and
•	if the applicable prospectus supplement so provides, a trust wind-up event will occur.

Unless otherwise specified in the applicable prospectus supplement, if any of the above events occur and does not result in a trust wind-up event, the trust shall distribute any net proceeds to the trust from any such events in the manner described in the applicable prospectus supplement to the holders of Units and the trust shall continue thereafter.

Liquidation events. A “liquidation event” will occur following a disqualification event as described above, an underlying security default as described below, any termination event with respect to a swap agreement as described under “Description of Trust Property(Swap agreements” or a default or other applicable event with respect to any credit support. Following a liquidation event, the trust will liquidate trust property as described below. A liquidation event with respect to an underlying security may also result in a termination of a swap transaction or liquidation of credit support relating to such underlying security. In connection with a liquidation event, the trust may need to liquidate trust property related to the swap transaction or other trust property in order to satisfy any swap termination payment or other payments. A liquidation event may also result in a trust wind-up event. If an event occurs that is a trust wind-up event described below as well as a liquidation event, such event will be treated as a trust wind-up event.

20

An “underlying security default” will occur with respect to an underlying security if any of the following occurs:

•

the failure of the underlying security issuer to pay an installment of principal of, or any amount of interest due on, the underlying securities (or other securities of the underlying security issuer that rank equal or senior to the underlying securities) on the due date, after the expiration of any applicable cure period,

•

the acceleration of the maturity of the underlying securities pursuant to the terms of the underlying securities or the relevant underlying security issuance agreement and failure to pay the accelerated amount on the acceleration date,

•

the initiation by the underlying security issuer of any proceedings seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights,

•

the passage of thirty (30) calendar days since the day upon which any person or entity other than the underlying security issuer initiates any proceedings against the underlying security issuer seeking a judgment of insolvency or bankruptcy or seeking relief under bankruptcy or insolvency laws or similar laws affecting creditor’s rights and such proceeding has not been dismissed prior to such thirtieth day, or

•	other events described in the prospectus supplement.

A liquidation event will occur with respect to any credit support if an event which would constitute an underlying security default occurs with respect to the issuer of such credit support or if such credit support becomes disqualified credit support.

Upon the occurrence of a liquidation event (unless the provisions relating to trust wind-up events are applicable), the trustee, through the selling agent, will liquidate the applicable underlying security, swap agreement or credit support, by a sale or otherwise as described in the applicable prospectus supplement, and will apply the proceeds to satisfy any swap termination payment and other required payments, with the balance to be distributed to the Unitholders as described in the prospectus supplement.

Trust wind-up events. Trust wind-up events with respect to any trust, unless otherwise specified in the applicable prospectus supplement, include the following:

•	an underlying security default that affects all underlying securities held by the trust or any underlying securities specified in the prospectus supplement,
•	the consummation of any redemption of, tender for, exercise of any call option on, or other similar transactions with respect to all underlying securities held by the trust,

21

•	any event of default or termination event under the swap agreement or swap agreements specified in the applicable prospectus supplement, including without limitation:
•	an event of default under the swap agreements or a termination event under the swap agreements with respect to which all transactions are “affected transactions” (as defined in the swap agreement),
•	any swap default arising from any action taken or failure to act by the swap counterparty,
•

any termination event under the related swap agreement with respect to which the swap counterparty is the sole “affected party” (as defined in the swap agreement) and all transactions are “affected transactions” provided that at the time of such occurrence no swap termination payment would be payable by the trust to the swap counterparty upon designation of an early termination date by the trust, or

•	the designation of an early termination date by the swap counterparty under the related swap agreement with respect to all transactions entered into under that agreement,
•	any credit support default specified in the applicable prospectus supplement,
•	the occurrence of a disqualification event that leads to a trust wind-up, as described above,
•	the occurrence of an excess expense event, as described below,
•	the designation by the depositor, if the depositor owns 100% of the Unit principal balance, of a special depositor wind-up event, or
•	any other wind-up event described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if more than one trust wind-up event occurs, only the first such event will be the “trust wind-up event” for all purposes under the relevant trust agreement, any swap agreement and any related agreements or other documents.

Excess expense event. Under each trust agreement, an “excess expense event” will occur if the trustee has incurred extraordinary trust expenses in an aggregate amount exceeding the trigger amount specified in the applicable prospectus supplement. The trustee will be required to provide notice to any swap counterparty promptly upon the incurrence by the trustee of extraordinary trust expenses in an aggregate amount in excess of the trigger amount, stating that an excess expense event will occur on the fifth business day following the provision of such notice. If the applicable prospectus supplement so specifies, notice will also be given to the Unitholders. An excess expense event will not occur if the swap counterparty agrees to provide adequate assurance of indemnity to the trustee within five business days after such notice, and

22

prior to such day any swap counterparty agrees to indemnify the trustee to its reasonable satisfaction for future extraordinary trust expenses and extraordinary trust expenses that have already been incurred at the time of the agreement to indemnify that exceed the maximum reimbursable amount specified in the applicable prospectus supplement. If the applicable prospectus supplement so specifies, Unitholders may unanimously agree to provide such indemnity.

Consequences of a trust wind-up event. Except as specified in the applicable prospectus supplement, if a trust wind-up event occurs:

•	the relevant trust agreement and each transaction under any swap agreement will terminate,
•	the trustee, through the selling agent, will liquidate the underlying securities and trust property pursuant to the swap agreements or otherwise by sale,
•

the trustee will apply the proceeds of any such liquidation or sale to fund any swap termination payment, as described under “Description of Trust Property—Swap agreements—Swap termination payments” and any extraordinary trust expenses to be borne by the trust, as described under “—Trustee compensation” below, and

•

the trustee will hold all remaining liquidation proceeds and other trust property, if applicable, until the satisfaction of certain conditions, at which time the trustee will distribute such proceeds to the Unitholders. See “Description of Units—Early distribution of trust property”.

The trustee will notify the Unitholders and the rating agencies promptly of any trust wind-up event or liquidation event. However, the trustee will not be responsible for giving notice of a trust wind-up or liquidation event unless and until (1) the trustee fails to receive amounts due on the underlying securities or under a swap agreement within any applicable grace period, (2) the trustee receives notice from a swap counterparty of the occurrence of a termination event, (3) the trustee receives notice from the underlying security issuer of an event constituting a default under the applicable underlying security issuance agreement that is also an underlying security default or (4) an officer of the trustee assigned to its corporate trust department obtains actual knowledge of an underlying security default, swap default or termination event.

Upon the occurrence of a trust wind-up event or liquidation event, the trustee will notify the selling agent that the trust is required to sell underlying securities or other trust property. See “—Sale of trust property, secured party rights” below.

If so specified in the prospectus supplement, in connection with early termination of a swap agreement or one or more transactions thereunder, other than as a result of an underlying security default, the claim of the swap counterparty against the underlying securities (or proceeds thereof arising from sale thereof) and any other trust property will be limited (1) in the case of an early termination other than as a result of an underlying security default, to a claim against the trust property pro rata with that of the Unitholders based on the aggregate Unit principal balance

23

and (2) in the case of an early termination as a result of an underlying security default, to the trust property.

Sale of trust property, secured party rights

After receiving a notice from the trustee that a trust is required to sell underlying securities or other trust property, the selling agent specified in the applicable prospectus supplement or otherwise appointed by the trustee will sell underlying securities or other trust property on behalf of the trust. The timing, price and other terms of any sale conducted by the selling agent will be determined by the selling agent in its sole discretion, but all such sales will be completed within 30 days (or a longer period of time as may be reasonable with respect to particular underlying securities or other trust property). If a default has occurred under an underlying security issuance agreement or an underlying security has become a disqualified underlying security and that event does not result in a termination of the trust, sales will be limited to the underlying securities affected by that event, except to the extent that the proceeds from the sale of those underlying securities are insufficient to make any swap termination payment.

In addition to the provisions of the trust agreement with respect to the selling agent, in the event that the trust fails to make any payment when due under any swap agreement, the swap counterparty may have the right to take all action and to pursue all remedies with respect to the trust property that a secured party is permitted to take with respect to collateral under the Uniform Commercial Code as in effect from time to time in the State of New York, including the right to require the trustee promptly to sell some or all of the underlying securities held by the trust in the open market or, at the election of the swap counterparty, to sell underlying securities to the swap counterparty for their fair value as determined in good faith by the swap counterparty. In either case, the proceeds of sale will be applied to any amounts owed to the swap counterparty. Each trust agreement will provide that Unitholders will have no liability as sellers of the trust property in connection with any sale by the trustee or the selling agent.

If provided in the applicable prospectus supplement, in connection with any swap termination payment payable by the trust, the Unitholders may, acting unanimously, deliver to the trustee the amount of such outstanding swap termination payment (together with, in the case of a trust wind-up event, any extraordinary trust expenses in excess of the maximum reimbursable amount payable to the trustee) and a written instruction to discontinue sale of the underlying securities.

The selling agent is an agent of the trustee only and shall have no fiduciary or other duties to the Unitholders, nor shall the selling agent have any liability to the trust in the absence of the selling agent’s bad faith or willful default. The selling agent shall be permitted to sell underlying securities to affiliates of the selling agent. The selling agent may elect not to act as selling agent with respect to some or all of the underlying securities by oral or written notice to that effect to the trustee, and may resign at any time.

24

Distribution to Unitholders; termination

The obligations created by the trust agreement (other than the obligation of the trustee to provide reports and other information) will terminate upon the scheduled final distribution date or the date of distribution of all trust property remaining after payment of all expenses and obligations of the trust. That distribution will be made after all trust property has been sold, as described above under “—Sale of trust property, secured party rights”, and any swap termination payment (except for any such payment that is subordinated to the distribution to Unitholders), as described under “Description of Trust Property—Swap agreements—Swap termination payments”, and any extraordinary trust expenses to be borne by that trust (if agreed by all Unitholders), as described under “—Trustee compensation” below, have been paid. Written notice of termination will be provided as described above under “—Reports to Unitholders” and “—Notices”, and the final distribution on the Units will generally be made only if the Units are surrendered and cancelled at an office or agency of the trustee.

Trustee

The trustee will at all times be a corporation or association which is not an affiliate of the depositor (but may have normal banking relationships with the depositor or any obligor with respect to any underlying securities and their affiliates) organized and doing business under the laws of any state of the United States or of the United States. The trustee must be authorized to exercise corporate trust powers, have a combined capital and surplus of at least $200,000,000 and be subject to supervision or examination by federal or state authorities. Its long-term debt obligations must be rated in one of the four highest categories assigned to long-term debt obligations by each of the rating agencies, and it must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and Section (a)(4)(i) of Rule 3a-7 under the Investment Company Act. Unless another trustee is identified in the applicable prospectus supplement, the trustee for each trust initially will be LaSalle Bank National Association. The trustee may at any time resign and be discharged from the trust by giving written notice to the depositor, any swap counterparty and the Unitholders, subject to an eligible successor trustee being appointed by the depositor and accepting its appointment. If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that trustee or the depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

The trust agreement and, if applicable, the provisions of the Trust Indenture Act incorporated by reference in that agreement, contain limitations on the rights of the trustee, should it become a creditor of the trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with the trust. However, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act), it must eliminate the conflict or resign.

Trustee compensation

As compensation for and in payment of trust expenses related to its services under the trust agreement (other than extraordinary trust expenses as described below), the trustee will

25

receive the trustee fees. Unless subordinated to the Units, the prospectus supplement will set forth the amount, source, manner and priority of payment with respect to such trustee fees. Trustee fees and expenses may be paid from a portion of the income received with respect to the underlying securities. The trust may also retain the depositor or a third party to act as an expense administrator to pay the trustee fees and certain other expenses.

The depositor will indemnify the trustee for any other loss, liability or expense, other than trustee fees, incurred by the trustee (“extraordinary trust expenses”) relating to the applicable trust agreement, swap agreement or underlying securities (other than any such loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under such trust agreement) up to, in the aggregate, the maximum reimbursable amount specified in the prospectus supplement. Under no circumstances will the depositor be obligated to indemnify the trustee for any such extraordinary trust expenses in excess of the maximum reimbursable amount. Unless otherwise specified in the prospectus supplement, any extraordinary trust expenses actually incurred by the trustee in excess of that amount will be payable from trust property or otherwise by the swap counterparty or Unitholders only if and to the extent that the swap counterparty or Unitholders representing 100% of the aggregate principal balance (or notional amount, as applicable), as applicable, so agree.

Governing law

The Units and each trust agreement will be governed by the laws of the State of New York. Unless otherwise specified in the applicable prospectus supplement, each trust agreement will be subject to the provisions of the Trust Indenture Act that are required to be part of the trust agreement and will, to the extent applicable, be governed by those provisions.

The federal and state courts in the Borough of Manhattan in the City of New York will have non-exclusive jurisdiction in respect of any action arising out of or relating to the Units, each trust agreement or any swap agreement.

DESCRIPTION OF TRUST PROPERTY

General

The trust property for a particular series of Units and the related trust will not constitute trust property for any other series of Units and the trust related to those Units. Generally, the Units of all classes of a particular series represent equal and ratable undivided ownership interests in the related trust property. The applicable prospectus supplement may specify, however, that specified assets or portions of assets constituting a part of the trust property can be beneficially owned solely by, or deposited solely for the benefit of, one class or a group of classes of Units of the same series. In that case, the other classes of the same series will not possess any beneficial interest in those specified assets.

Underlying securities

General. Each series of Units will represent an ownership interest in a designated security or pool of securities that were registered under the Securities Act or otherwise publicly issued, or are eligible for resale pursuant to Rule 144(k) under the Securities Act, and have been

26

purchased by the depositor or one or more of its affiliates and deposited with the trust. The underlying securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

•

debt obligations or investment grade term preferred stock issued or issued and guaranteed by one or more corporations, general or limited partnerships, limited liability companies, business trusts, banking organizations or insurance companies or other organizations, referred to as “corporate debt”,

•	equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates,
•	trust preferred capital securities and other similar preferred securities of one or more trusts or other special purpose legal entities,
•	asset-backed securities of one or more trusts or other special purpose legal entities issued pursuant to a registration statement filed with the SEC on Form S-3,
•

an obligation issued or guaranteed by an Eligible Sovereign or any agency or instrumentality thereof for the payment of which the full faith and credit of the Eligible Sovereign is pledged, where Eligible Sovereigns include the United States of America, the Republic of France, the Federal Republic of Germany and the states thereof, the United Kingdom, Canada and the provinces thereof, Japan, the Kingdom of Belgium, the Kingdom of the Netherlands, and the Republic of Italy, or another sovereign described in the applicable prospectus supplement,

•

the obligations of one or more of the following government sponsored enterprises (“GSEs”): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority, Federal Farm Credit Banks and any other government sponsored enterprise specified in the applicable prospectus supplement that, at the time of the offering of the Units, has outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 and that makes information publicly available comparable to that of Exchange Act reporting companies, or

•

certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

27

If an underlying security is corporate debt, a trust preferred capital security or an equipment trust certificate, and the underlying security will not be, as of the issue date of the Units, a concentrated underlying security, then the depositor must reasonably believe that one of the following conditions is met:

•	the related underlying security issuer will be an Exchange Act registrant who is duly filing reports as specified under the Exchange Act,
•	the underlying securities are guaranteed by an Exchange Act registrant who is duly filing reports as specified under the Exchange Act,
•

the related underlying security issuer is a direct or indirect subsidiary of an Exchange Act registrant who is duly filing reports as specified thereunder and has a direct or indirect parent company whose periodic reports meet the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC, or

•	the underlying security satisfies the criteria below.

If an underlying security that is corporate debt, a trust preferred capital security or an equipment trust certificate that will be, as of the issue date of the related Units, a concentrated underlying security, then the depositor must reasonably believe that one of the following additional conditions is met:

•	the issuer is eligible to use SEC Form S-3 or F-3 for a primary offering of common equity or a primary offering of non-convertible investment grade securities, or
•

the underlying securities are guaranteed by a direct or indirect wholly-owning parent company of the issuer, or a wholly-owned subsidiary of the issuer or the issuer’s direct or indirect parent company, and

•

the issuer, guaranteeing parent company or guaranteeing subsidiary of the parent company is eligible to use SEC Form S-3 or F-3 for a primary offering of common equity or a primary offering of non-convertible investment grade securities, and

•	the issuer or the relevant parent company's periodic reports meet the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC.

In the case of trust preferred capital securities or equipment trust certificates, the issuer of the obligation held by, or supporting the issuance of, the trust or other special purpose legal entity issuing the trust preferred capital securities or equipment trust certificates which may be deemed to be the issuer for the foregoing purposes.

If a concentrated underlying security is an asset-backed security, the depositor must reasonably believe that the related issuer has at least $75,000,000 in outstanding securities held by non-affiliates and that either:

28

•	the related issuer files in accordance with informational requirements it has under the Exchange Act, periodic reports and other information with the SEC, or
•

the trust undertakes to provide to investors and file under the Exchange Act the periodic reports and other information with the SEC the related issuer would be required to file in accordance with informational requirements of the Exchange Act from time to time were such issuer subject to such requirements .

In addition, each of the underlying securities will have been purchased by the depositor or one or more of its affiliates in the secondary market (either directly or through an affiliate of the depositor).

The underlying securities that satisfy each of the applicable criteria described above are referred to as “eligible underlying securities” and the related issuer of each underlying security is referred to as an “eligible underlying security issuer”.

GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's underlying securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer of underlying securities which constitute concentrated underlying securities for any trust as of the date of the prospectus supplement. The specific terms and conditions of the GSE underlying securities will be set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the underlying securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof. Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

All information contained in a prospectus supplement with respect to any underlying security will be derived solely from descriptions contained in a publicly available prospectus or an offering document for that underlying security (each such prospectus or offering document is referred to as an “underlying security disclosure document”), any periodic filings with respect to the underlying security or underlying security issuer or guarantor, or other available information. The applicable prospectus supplement will state whether the underlying security disclosure document with respect to any applicable concentrated underlying security was filed with the SEC in connection with the issuance of the related underlying security or otherwise in public filings by the related underlying security issuer or identify another source from which such underlying security disclosure document can be obtained. Prospective purchasers of the Units are urged to read this prospectus and the applicable prospectus supplement in conjunction with (1) each

29

related underlying security disclosure document and (2) each registration statement of which any underlying security disclosure document is a part, including any reports filed by the related underlying security issuer under the Exchange Act (referred to as an “underlying security registration statement”).

Except as may be provided in the applicable prospectus supplement with respect to any primary offering securities:

•

no representation is made by the trust, the trustee, the depositor, MS&Co. or any of their affiliates as to the accuracy or completeness of the information contained in any underlying security disclosure document, or underlying security registration statement,

•

no investigation of the financial condition or creditworthiness of that underlying security issuer or any of its affiliates, or of any ratings of the related underlying securities, will be made by the trust, the trustee, the depositor, MS&Co. or any of their affiliates in connection with the issuance of the related Units. Prospective purchasers of Units should carefully consider each underlying security issuer’s financial condition and its ability to make payments in respect of the related underlying securities, and

•

unless the applicable prospectus supplement otherwise specifies, none of the trust, the trustee, the depositor, MS&Co. or any of their affiliates has participated in the preparation of any underlying security disclosure document, underlying security registration statement or other public information relating to the underlying securities or takes any responsibility for the accuracy or completeness of the information contained in the foregoing documents.

Please refer to the applicable prospectus supplement (and the underlying security disclosure document referred to therein) for a description of the following material terms, as applicable, of any concentrated underlying security that constitutes a part of the trust property of the related trust:

•	the title and series, as well as the aggregate principal amount, denomination and form, of the underlying security,
•	whether the underlying security is senior or subordinated to any other obligations of the related underlying security issuer,
•	whether any of the obligations under the underlying security are secured or unsecured, and the nature of any collateral,
•	any limit on the aggregate principal amount of the underlying security,
•	the dates on which, or the range of dates within which, the principal of (and premium, if any, on) the underlying security will be payable,

30

•

the rate or rates or the method for determining those rates, at which the underlying security will bear interest, if any, the date or dates from which interest will accrue, and the dates on which that interest will be payable,

•

the obligation, if any, of the underlying security issuer to redeem any underlying security pursuant to any sinking fund or similar provisions, or at the option of a holder, and the periods within which or the dates on which, the prices at which and the terms and conditions under which the underlying security may be redeemed or repurchased, in whole or in part,

•

the periods within which or the dates on which, the prices at which and the terms and conditions under which the underlying security may be redeemed, if any, in whole or in part, at the option of the underlying security issuer,

•	whether the underlying security was issued at a price lower than its principal amount,
•

if other than U.S. dollars, the currency in which the underlying security is denominated, or in which payment of the principal of (and premium, if any) or any interest on the underlying security will be made, and the circumstances, if any, when that currency of payment may be changed,

•	material events of default or restrictive covenants with respect to the underlying security,
•	any retained interest with respect to the underlying security, and
•	other material terms of the underlying security.

With respect to any portion of the trust property comprised of underlying securities other than concentrated underlying securities, the applicable prospectus supplement will describe the composition of that portion as of the relevant cut-off date, specified material events of default or restrictive covenants common to those underlying securities, and, on an aggregate, percentage or weighted average basis, as applicable, certain of the characteristics described above.

Underlying security issuance agreements

Each underlying security will have been issued pursuant to an indenture, trust agreement or other agreement (each such agreement is referred to as an “underlying security issuance agreement”). Except as specified in a prospectus supplement, all information contained in that prospectus supplement with respect to the provisions of any underlying security issuance agreement pertaining to a concentrated underlying security will be based solely on the description of that underlying security issuance agreement filed with the SEC or available from other public sources.

Covenants. An underlying security issuance agreement will generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any of its subsidiaries’ ability to:

31

•	consolidate, merge, or transfer or lease assets,
•

incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien, and

•

declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or any of its subsidiaries.

An underlying security issuance agreement may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to certain exceptions, an underlying security issuance agreement typically may be amended or supplemented and past defaults may be waived with the consent of the trustee, if any, of the holders of not less than a specified percentage of the outstanding securities, or both.

The underlying security issuance agreement related to one or more underlying securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the underlying securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the underlying securities against losses. The prospectus supplement used to offer any series of Units will describe material covenants in relation to any concentrated underlying security and, as applicable, will describe material covenants which are common to other underlying securities included in the trust property.

Events of default. An underlying security issuance agreement may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

•

failure by the issuer to pay an installment of interest or principal on the securities, at the time required or to redeem any of the securities when required, in each case subject to any specified grace period,

•

failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the underlying security issuance agreement which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer,

•

failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and

32

•	certain events of insolvency or bankruptcy with respect to the underlying security issuer.

Each underlying security issuance agreement may or may not be in the form of an indenture and may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of Units will describe the material terms of the events of default under the underlying security issuance agreement with respect to any concentrated underlying security and applicable remedies with respect thereto. With respect to any portion of the trust property comprised of underlying securities other than concentrated underlying securities, the applicable prospectus supplement will describe certain common covenant defaults with respect to such portion. There can be no assurance that any such provision will protect the trust, as a holder of the underlying securities, against losses. If a covenant default occurs and the trust as a holder of the underlying securities is entitled to vote or take such other action to declare the principal amount of an underlying security and any accrued and unpaid interest thereon to be due and payable, the Unitholders’ objectives may differ from those of holders of other securities of the same series and class as any underlying security in determining whether to declare the acceleration of the underlying securities.

Limitations on remedies. An underlying security issuance agreement will generally provide that upon the occurrence of an event of default, the trustee, if any, may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. In certain cases, the indenture trustee, if any, or a specified percentage of the holders of the outstanding securities will have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable. Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

Subordination. As described in the applicable prospectus supplement, the underlying securities that constitute a part of the trust property of the related trust may be either senior or subordinated in right of payment to other existing or future obligations of the underlying security issuer. With respect to subordinated underlying securities, to the extent of the subordination provisions of those underlying securities, and after the occurrence of specified events, any holders of securities and direct creditors whose claims are senior to those of holders of subordinated underlying securities may be entitled to receive payment of the full amount due on those claims before holders of subordinated underlying securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on their underlying securities. Consequently, the trust as a holder of subordinated underlying securities may suffer a greater

33

loss than if it held unsubordinated debt of the underlying security issuer. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of senior underlying securities would receive all payments in respect of those underlying securities even if holders of subordinated underlying securities of the same underlying security issuer receive amounts in respect of their underlying securities. Please refer to the applicable prospectus supplement for (1) a description of any subordination provisions with respect to any applicable concentrated underlying securities and (2) the relative percentages of senior underlying securities and subordinated underlying securities, if any, in trust property comprised of underlying securities other than concentrated underlying securities.

Secured obligations. Certain underlying securities that constitute a part of the trust property of the related trust may represent secured obligations of the underlying security issuer. Generally, unless an event of default has occurred and is continuing, or with respect to certain collateral or as otherwise specified in the related underlying security issuance agreement, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to that collateral. An underlying security issuance agreement may also contain provisions for release, substitution or disposition of collateral for those underlying securities under specified circumstances with or without the consent of the trustee under that agreement or at the direction of not less than a specified percentage of the holders of those underlying securities.

An underlying security issuance agreement will also provide for the disposition of collateral if specified events of default occur. In the event of a default in respect of any secured obligation, holders of the corresponding underlying securities may experience a delay in payments on account of principal (and premium, if any) or any interest on their underlying securities pending the sale of any collateral, and prior to or during that period the related collateral may decline in value. If proceeds of the sale of collateral following an event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of the corresponding underlying securities (to the extent not repaid from the proceeds of the sale of collateral) will have only an unsecured claim ranking equally and ratably with the claims of all other general unsecured creditors.

The underlying security issuance agreement with respect to any secured underlying security may include some, all or none of the foregoing provisions or variations of those provisions. The applicable prospectus supplement will describe the security provisions of those underlying securities and the related collateral. With respect to any portion of the trust property of a particular trust comprised of secured underlying securities other than concentrated underlying securities, the related prospectus supplement will disclose certain general information with respect to security provisions and collateral.

Maturity and yield considerations. Each prospectus supplement will, to the extent applicable, contain information with respect to the type and maturities of the underlying securities related to conditions under which those underlying securities may be subject to early redemption (either by the applicable underlying security issuer or pursuant to a third-party call option), amortization, repayment (at the option of the holders of those underlying securities) or extension of maturity. Any such provisions of the applicable underlying securities will affect the weighted average life of the related Units.

34

The effective yield to holders of the Units may be affected by particular aspects of the related trust property or the manner and priorities of allocations of collections with respect to the trust property between the classes of a particular series. In the case of Units where the related trust holds one or more redeemable underlying securities, extendible underlying securities or underlying securities subject to a third-party call option or early amortization, the yield to maturity may be affected by any optional or mandatory redemption, extension or repayment or amortization of the related underlying securities prior to their stated maturity. A variety of tax, accounting, economic and other factors will influence whether an underlying security issuer exercises any right of redemption in respect of its underlying securities. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related underlying securities, the likelihood of redemption would be expected to increase. As a result, there can be no certainty as to whether any underlying security redeemable at the option of the relevant underlying security issuer will be repaid prior to its stated maturity.

Unless the applicable prospectus supplement describes other remedies applicable to particular underlying securities, all underlying securities will be subject to acceleration if specified defaults occur. The maturity and yield on the Units will be affected by any early repayment of the related underlying securities as a result of any such acceleration by the holders of those underlying securities. If an underlying security issuer becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of underlying security issuers and correspondingly may affect an underlying security issuer’s ability to satisfy its obligations under its underlying securities. Those factors include the underlying security issuer’s operating and financial condition, leverage, as well as social, geographic, legal and economic factors.

The extent to which the yield to maturity of any Units may vary from the anticipated yield due to the rate and timing of payments on the related trust property will depend on the degree to which those Units are purchased at a discount or premium and the degree to which the timing of payments on those Units is sensitive to the rate and timing of payments on the trust property.

The yield to maturity of any Units will also be affected by variations in the interest rate applicable to, and the corresponding payments in respect of, those Units, to the extent that their interest rate is based on variable or adjustable rates. In the case of Units representing an interest in two or more underlying securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or in the case of an early redemption) on the underlying security or underlying securities having interest rates higher or lower than the interest rate then applicable to those Units may also affect the yield on those Units.

The applicable prospectus supplement may contain additional information regarding yield and maturity considerations applicable to the related Units and the related trust property, including the underlying securities.

35

Swap agreements

At the time it is formed, a trust may enter into one or more swap agreements with third parties (which may be affiliates of the depositor). Each swap agreement consists of a master agreement and the confirmations relating to particular transactions under that master agreement. The following summary, together with any related information in the applicable prospectus supplement, is subject to the detailed provisions of the form of swap agreement filed as an exhibit to the registration statement. The applicable prospectus supplement will describe the specific terms of each transaction under the swap agreement, particularly the method of calculation of payments by the swap counterparty and the timing of those payments; if required, it will also contain specified information with respect to the swap counterparty and, if applicable, its guarantor.

The trust may enter into swap agreements with more than one swap counterparty, in which case the following discussion will apply separately to each swap agreement with each swap counterparty.

General. As specified in the applicable prospectus supplement, the transaction or transactions under a swap agreement may be one or more of the following:

•

a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, index swap, index option, bond option, total rate of return swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions),

•	any combination of the foregoing transactions, or
•	any other transaction identified in the swap agreement or the relevant confirmation and described in the prospectus supplement.

Each swap agreement will be in the form of a confirmation entered into pursuant to a master agreement in the form of the “1992 ISDA Master Agreement (Multicurrency—Cross Border)” or any updated similar form (referred to as the “ISDA Master Agreement”), published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and may incorporate the 2000 ISDA Definitions, the 1997 Government Bond Option Definitions or one or more other sets of standard definitions or updates or revisions of such definitions published by ISDA (referred to as the “ISDA Definitions”), and as modified and supplemented by a schedule, including to reflect the terms of a particular series of Units and the related trust agreement and any specific terms of the relevant transaction or transactions. Except as otherwise specified in the confirmation for any relevant swap transaction, each swap agreement and the relevant transactions thereunder will be governed in all relevant respects by the provisions of the ISDA Master Agreement and the ISDA Definitions, without regard to any amendments or modifications to the ISDA Master Agreement or the ISDA Definitions published by ISDA subsequent to the date of that swap agreement.

36

Payments under swap agreement. In general, under a swap agreement, a trust and its swap counterparty will each agree to exchange specified payments on specified payment dates. The amounts to be exchanged by the parties on a swap payment date may both be floating amounts, calculated with reference to one or more interest rate bases (which may be one or more of the interest rate base rates described under “Description of Units—Distributions—Interest on Units” or other types of interest rate bases) or other types of bases, all as specified in the applicable prospectus supplement, or one such amount may be floating and the other fixed. Those amounts will also be calculated with reference to the notional principal amount of the transaction or transactions under the swap agreement, which, unless otherwise specified in the prospectus supplement, will be equal to the aggregate principal amount of the related underlying securities on the date of determination (as such amount may have been reduced through any redemption, prepayment or exchange). The obligations of a trust to its swap counterparty may be secured by a security interest in the trust property in favor of the swap counterparty that will take priority over the interests of Unitholders in all or specified trust property.

A swap agreement may provide for periodic exchanges of payment amounts, a single exchange or series of exchanges on one or more interest payment dates or on the maturity or prospective maturities of the related underlying securities, or both.

If specified in the applicable prospectus supplement, a swap agreement may also document a call option granted by the trust, or a put option in favor of the trust, with respect to all or a portion of the related underlying securities or other trust property. A call option granted by the trust will effectively reserve to the swap counterparty the right to (1) realize all or a portion of the gain from an increase in the market value of the specified trust property at or prior to the maturity of the related Units or (2) effect a conversion of the related underlying securities into other securities, rights which the trust ordinarily will not be entitled to exercise. Conversely, a put option in favor of the trust will generally be intended to protect the trust in whole or in part from a decline in the market value of the specified trust property at or prior to the maturity of the related Units. The prospectus supplement may specify that a put option written in favor of the trust will be automatically exercised by the trustee if specified events occur. A prospectus supplement may describe additional types of options granted by or in favor of a trust.

On a swap payment date (including a swap payment date occurring on the maturity of some or all of the related underlying securities), each exchange of payments in the same currency and in respect of the same transaction will be settled on a “net payments” basis, which means that only a single net payment will be due from one of the parties under the swap agreement to the other. If described in the applicable prospectus supplement, such netting may also be applied to more than one transaction. On each distribution date for Units with respect to which the related trust has entered into a swap agreement, the trustee will have available for distribution to Unitholders funds equal to (1) the amount of any payments received on the swap agreement and other related trust property less (2) all payments made by the trustee to the swap counterparty, in each case since the immediately preceding distribution date. The effect of the swap agreement, therefore, will be that holders of the related Units will be entitled to distributions of interest (and, if applicable, of principal) in accordance with the terms of the swap agreement rather than the terms of the related underlying securities. No assurance can be given that the trustee will receive when due any payment due on those underlying securities or any net payment due under a swap

37

agreement, or that the trustee will recover moneys under any related guaranty in the case of a payment default by the swap counterparty under a swap agreement.

Modification and amendment. Each trust agreement will contain provisions permitting the trustee to enter into any amendment of a swap agreement to which the related trust is a party to cure any ambiguity in, or to correct, eliminate, add or supplement or otherwise change any provision of, that swap agreement if such amendment will not have a material and adverse effect upon any Unitholder. Each trust agreement will also contain a provision permitting the trustee to enter into any other amendment of the swap agreement if directed or consented to by the specified percentage of Unitholders materially and adversely affected thereby. Unless the applicable prospectus supplement otherwise provides, the trustee shall not enter into any amendment, or agree to a waiver or other modification, of the swap agreement that would have the effect of changing the principal amount, interest rate, maturity, or other terms specified in the trust agreement, of any class or series of Units without the consent of 100% of the outstanding Unit Principal Balance of each class of Units affected thereby. The Rating Agency Condition shall be satisfied with respect to any such amendment, waiver or modification unless Units representing 100% of the Unit Principal Balance of all affected Units vote in favor of such amendment with notice that the Rating Agency Condition need not be satisfied, but in any event each applicable Rating Agency shall receive notice of such amendment, waiver or modification. In the case of any such amendment that would adversely affect the current rating of any class of Units by each rating agency rating such class of the Units, the amendment must be approved by all Unitholders of such class. No amendment to a swap agreement will be permitted unless the trustee first receives an opinion of counsel to the effect that the requested amendment will not alter the classification of the related trust for U.S. federal income tax purposes.

Defaults. Events of default under a swap agreement may include:

•	any failure of the applicable trust to pay any amount when due under the swap agreement,
•	any failure of the applicable swap counterparty or any guarantor to pay any amount when due under the swap agreement, after giving effect to the applicable grace period, and
•

specified other standard events of default under the ISDA Master Agreement including “Credit Support Default”, “Bankruptcy” and “Merger without Assumption”, as described in Sections 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement and as modified by the related schedule.

Several of the standard events of default under the ISDA Master Agreement will not be events of default under a swap agreement. Those excluded standard events of default are “Breach of Agreement”, “Misrepresentation”, “Default Under Specified Transaction” and “Cross Default”, as described in Sections 5(a)(ii), 5(a)(iv), 5(a)(v) and 5(a)(vi) of the ISDA Master Agreement. The applicable prospectus supplement will describe any additional events of default under the relevant swap agreement.

38

In specified cases, the trust will be the party affected by the event and as a result its swap counterparty will have the sole right to determine in good faith the amount of any swap transaction payment for purposes of calculating any swap termination payment. Notwithstanding the existence of a grace period with respect to a particular underlying security or underlying security issuance agreement, the failure of the underlying security issuer to make timely payment of an amount required in order for the trust to make a related payment under the swap agreement may result in a default by the trust under the swap agreement prior to the occurrence of a default under the related underlying security issuance agreement. The applicable prospectus supplement will specify any additional circumstances constituting a default for purposes of any applicable swap agreement.

Termination events. Termination events under a swap agreement may consist of the following:

•	the occurrence of an “Illegality” or “Tax Event” as described in Sections 5(b)(i) and 5(b)(ii) of the ISDA Master Agreement,
•

the occurrence of a “trust wind-up event” (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply to all transactions under the swap agreement),

•

an underlying security default occurs with respect to the related underlying security (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific transaction or transactions under the swap agreement relating to that underlying security),

•

the related underlying security becomes a “disqualified underlying security” (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific transaction or transactions under the swap agreement related to that underlying security),

•

any transaction under the swap agreement becomes a disqualified swap transaction (as described under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”) (which termination event will apply only to the specific disqualified swap transaction), or

•	the occurrence of an excess expense event (as defined under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”).

Depending on the circumstances, either the trust or the swap counterparty, or both the trust and the swap counterparty, will be deemed to be the party or parties affected by the relevant event and will be entitled to terminate the relevant transaction(s) under the swap agreement. However, for purposes of calculating any swap termination payment, the trust will be deemed the sole affected party, and as a result its swap counterparty will have the sole right to determine in

39

good faith the amount of any swap termination payment. The “Tax Event Upon Merger” and “Credit Event Upon Merger” termination events described in Sections 5(b)(iii) and 5(b)(iv) of the ISDA Master Agreement will not apply. The applicable prospectus supplement will describe any additional termination events that apply, or any of the above termination events that do not apply, to a particular series of Units.

Early termination of swap agreements. Except as otherwise specified in the applicable prospectus supplement, if specified events of default or termination events occur, the trustee or the swap counterparty will, by notice to the other party (if a notice is required under the swap agreement), in the case of a termination event terminate the particular affected transaction(s) under the swap agreement and in the case of an event of default terminate all transactions under the relevant swap agreement. The date of any such termination is referred to as an “early termination date “. In the case of certain termination events, the date on which the relevant swap transactions will terminate must be designated by one of the parties, as specified in that swap agreement, and will occur only after notice and, in certain circumstances, after the swap counterparty has used reasonable efforts to transfer its rights and obligations under the relevant transactions to a related entity within a limited time period after notice of the termination event has been given. In the event that the trustee becomes aware that a termination event has occurred with respect to which the swap counterparty is the sole affected party, the trustee will designate a termination event for each affected transaction under the swap agreement, unless the trust would owe the swap counterparty a swap termination payment as a result of such a designation. The swap counterparty will have no obligation to the trust to exercise any right to terminate any particular transaction under the swap agreement, and will not act on behalf of the trust to exercise any right the trust may have to terminate any such transaction. If a termination event occurs and, when applicable, an early termination date is designated with respect to a swap transaction, the swap transaction will terminate and a swap termination payment may be payable by the trust to its swap counterparty or by the swap counterparty to the trust. If the trust is liable for a swap termination payment, underlying securities may be sold by the trustee through a selling agent. See “Description of Trust Agreements— Trust wind-up events, liquidation events and disqualification events”. Except as specified in the prospectus supplement, in the event that a trust terminates one or more transactions under a swap agreement and a trust wind-up event has not occurred, the underlying securities related to those transactions will be sold and the proceeds from such sale will be distributed to the Unitholders.

Except as specified in the applicable prospectus supplement, to the extent that the aggregate principal amount of the underlying securities held by a trust is reduced through redemption, prepayment or exchange, the corresponding swap amount under any related swap agreement will be subject to a partial termination and the trust or the swap counterparty may incur liability for a swap termination payment.

In the event that an underlying security default results in a termination event, the trust will be the affected party (as defined below) for purposes of the calculation of any swap termination payment.

Swap termination payments. If one or more transactions under a swap agreement is terminated prior to its maturity, the market value of each terminated transaction will be established by one or both parties, as specified in the swap agreement, based either (1) on the

40

basis of the market quotations of the cost of entering into a replacement transaction, (2) if such market quotations are unavailable or do not produce a commercially reasonable result, on losses suffered by either party as a result of the termination of the relevant transaction or (3) as otherwise provided in the applicable prospectus supplement. If the market value of a particular transaction is positive for the trust, or the termination of that transaction would result in a loss to the trust, a swap termination payment will be due from the swap counterparty to the trust in respect of that transaction. By contrast, if the market value is positive for, or the termination of a transaction would result in a loss to, the swap counterparty, a swap termination payment will be due from the trust to its swap counterparty. The swap termination payment for all terminated transactions under a swap agreement as a whole is the net amount payable after offsetting individual termination payments applicable to each transaction under that agreement. Depending on the type of the event of default or termination event that causes an early termination of any swap transaction, any swap termination payment due to the swap counterparty may be senior or subordinated in right of payment to the final distribution to be made to Unitholders.

Any swap termination payment payable by a trust will be limited to the assets of the trust, and the related Unitholders will not be liable to the swap counterparty for a swap termination payment to the extent, if any, that the amount of those payments exceeds the assets of the trust. Nonetheless, the loss to Unitholders resulting from a termination payment may, if interest rates, currency rates, swap spreads, credit spreads or option volatilities, as applicable, have changed significantly since the closing date for the relevant offering of Units, be quite substantial in relation to the total value of the related underlying securities. A trust may be required to sell underlying securities through a selling agent in order to make any swap termination payments owed to the swap counterparty. Unitholders could also be materially adversely affected if a trust is required to sell underlying securities in order to make swap termination payments at a time when prices for the underlying securities in the secondary market are depressed, as a result of a default on the underlying securities or for any other reason. If a swap agreement is terminated, any further distributions in respect of the related underlying securities will be made pursuant to the underlying securities without the benefit of that agreement.

If the applicable prospectus supplement so provides, in connection with any swap termination payment payable by a trust, the related Unitholders may, acting unanimously, deliver to the trustee the amount of that payment (together with any extraordinary trust expenses to be borne by that trust) and a written instruction to refrain from, or discontinue, the sale of the underlying securities. It is possible, however, that underlying securities may be sold by a selling agent in the time necessary for the Unitholders to exercise their rights described in the foregoing sentence.

Guaranties of support. Unless the applicable prospectus supplement specifies arrangements for securing the obligations of a swap counterparty, the payment obligations of that swap counterparty under a swap agreement will be general, unsecured obligations of that swap counterparty.

Repurchase agreements

The trust for particular Units may enter into one or more repurchase agreements which will have economic effect similar to swap agreements. A repurchase agreement will be

41

substantially in the form of the Bond Market Association Master Repurchase Agreement (1996 Version). Pursuant to any repurchase agreement, the trust will purchase underlying securities from the counterparty under the repurchase agreement (a “repo counterparty”) on the date of issuance of the Units.

Under a repurchase agreement, the repo counterparty will pay amounts to the trust at a fixed or floating rate, and the repo counterparty will be entitled to all interest income received on the underlying securities. In the event that any principal payments are made on the underlying securities prior to the stated expected payment date of principal for the underlying securities, such payments will be retained by the trust, subject to the right of the repo counterparty to make a substitution of new underlying securities under the terms of the repurchase agreement.

The terms of the repurchase agreement will require the repo counterparty to repurchase the underlying securities on the date specified in the prospectus supplement, which may be the scheduled maturity of the Units, a date of termination or settlement of a related swap agreement, the date of a trust wind-up event, or another specified date. The prospectus supplement may also specify certain trust wind-up events upon which the repurchase agreement will be cancelled and the repo counterparty will not be required to repurchase the securities.

Unless otherwise provided in the prospectus supplement, the repo counterparty will have the right to replace the underlying securities with substitute underlying securities only if (i) the underlying securities would constitute disqualified underlying securities or (ii) notice is given by the underlying security issuer that a principal payment will be made on the underlying securities prior to the stated expected payment date of principal for the underlying securities. The repo counterparty will not be required to make any substitutions. The prospectus supplement may provide that if the repo counterparty does not make a substitution in the event of a principal pre-payment, a trust wind-up event will occur at the option of the repo counterparty. “Substitute securities” must meet requirements specified in the prospectus supplement, which may include a requirement that the substitute securities have a face amount equivalent to the face amount of the securities (prior to any early principal repayments), one or more specified ratings, pay interest determined by reference to the same index as the initial underlying securities, be denominated in the same currency as the initial underlying securities, otherwise constitute an asset of the same class and type as the initial underlying securities and have a specified expected maturity and final legal maturity, or other requirements.

Credit support

The trust for particular Units may include, or the holders of those Units (or any class or group of classes within the same series of Units) may have the benefit of, credit support. Such credit support may be provided by any combination of the means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will describe whether the trust for any class or group of classes of Units contains, or the holders of those Units have the benefit of, credit support. It will also describe the amount, type and other relevant terms of each element of any such credit support and, if required, specified information with respect to the obligors of each such element, including audited financial information with respect to any such credit support provider (as defined below) providing credit support for 20% or more of the aggregate principal amount of such class or classes, which may be incorporated

42

by reference where such obligor is subject to the informational requirements of the Exchange Act or information with respect to such obligor is filed with the SEC and is eligible for incorporation by reference by registrants of securities backed by such credit support. Any credit support which takes the form of a guaranty of particular Units, rather than a guaranty of payment on the underlying trust property, will be issued by an insurance company or another entity eligible to issue guaranties exempt from registration under Section 3(a) of the Securities Act.

Subordination. The rights of holders of a particular class within the same series of Units to receive collections from the related trust and any credit support obtained for the benefit of the Unitholders of that series (or classes within that series) may be subordinated to the rights of the Unitholders of one or more other classes of the same series to the extent described in the applicable prospectus supplement. This type of subordination in effect provides credit support to Unitholders of those other classes. If losses are realized during a given period on the trust property relating to particular Units, such that the collections received on that property are insufficient to make all distributions on the Units of that series, those losses will be allocated to the Unitholders of any class within that series that is subordinated to another class, to the extent and in the manner described in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, specified amounts otherwise payable to Unitholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in a reserve account may be applied as described below under “—Reserve accounts” and in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, the credit support for any series or class of Units may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the Unitholders of such class. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the Units of such series.

Letters of credit, guaranty. Units (or any class or group of classes within the same series of Units) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a financial guaranty or surety bond issued by a financial guarantor or surety company. In either case, the trustee or another person specified in the prospectus supplement will use reasonable efforts to cause the letter of credit, guaranty or surety bond to be obtained, to be kept in full force and effect (except to the extent that coverage may be exhausted through payment of claims) and to pay timely all related fees or premiums unless the payment of those fees or premiums is otherwise provided for. The trustee or another person specified in the applicable prospectus supplement will make or cause to be made draws or claims under the letter of credit, guaranty or surety bond under the circumstances and to cover the amounts specified in the applicable prospectus supplement. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

The applicable prospectus supplement will specify whether the letter of credit bank, guarantor or surety, as applicable, will be required to satisfy any ongoing credit rating or other

43

requirements. In the event that any such requirements cease to be satisfied, the trustee or another person specified in the applicable prospectus supplement will use reasonable efforts to obtain or cause to be obtained a substitute letter of credit, guaranty or surety bond, or another form of credit enhancement providing similar protection, that meets those requirements and provides the same coverage, to the extent available for the same cost. There can be no assurance that any letter of credit bank, guarantor or surety, as applicable, will continue to satisfy any such requirements or that any such substitute letter of credit, guaranty or surety bond, or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support may be reduced to the level otherwise available for the same cost as the original letter of credit, guaranty or surety bond.

Reserve accounts. If specified in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to that deposit, a reserve account may be funded through application of a portion of collections received on the trust property relating to particular Units, in the manner and priority specified in the prospectus supplement.

DESCRIPTION OF UNITS

The Units of each series will be subject to the terms of a trust agreement to be entered into between the depositor and the trustee. The following summary of the terms of the Units should be read together with the summary of the trust agreements under “Description of Trust Agreements” and any related discussion in the applicable prospectus supplement. The specific terms of each series of Units, to the extent that they differ materially from or are in addition to the summary below, will be described in the applicable prospectus supplement.

General

The Units issued under a particular trust agreement will represent the entire beneficial ownership interest in the trust created pursuant to that agreement. The Units of a particular series may be limited to a single class, or, if so specified in the applicable prospectus supplement, may include two or more classes differing as to entitlement to distributions of principal, interest or premium, and one or more classes may be subordinated in certain respects to other classes of the same series.

Please refer to the applicable prospectus supplement for a description of the following terms of the series (and, if applicable, classes within that series) of the Units to which it relates:

•	the title of the Units,
•	the series of the Units and, if applicable, the number and designation of classes of that series,
•	whether the Units are callable or subject to early redemption,

44

•	certain information concerning the type, characteristics and specifications of the trust property being deposited into the related trust by the depositor,
•	any limit on the aggregate principal amount or notional amount, as applicable, of each class of that series,
•

the dates on which or periods during which that series or classes within that series may be issued, the offering price of that series and the applicable distribution dates on which the principal, if any, of (and premium, if any, on) that series or classes within that series will be distributable,

•

if applicable, the relative rights and priorities of each class within that series (including the method for allocating collections from and defaults or losses on the trust property to each such class),

•

whether the Units of that series or a class within that series are fixed rate or floating rate Units and the applicable interest rate or interest payments for each such class, including the applicable rate or schedule of interest payments, if fixed, or the method for calculating the rate, applicable to that series or class, if variable, the date or dates from which interest will accrue, the applicable distribution dates on which interest, principal and premium, in each case as applicable, on that series or class will be distributed and any related record dates,

•

any option (1) of a holder of Units of that series or a class within that series to withdraw a portion of the assets of the trust in exchange for surrendering a Unit or (2) of the depositor or a third party to purchase or repurchase any trust property, (in each case to the extent not inconsistent with the depositor’s continued satisfaction of any applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder (“Rule 3a-7”), as relevant) and the periods during which or the dates on which, and the terms and conditions under which any such option may be exercised, in whole or in part,

•	the denominations in which that series or class within that series will be issuable and transferable,
•

whether the Units of any class within that series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions,

•

whether the Units of that series or of any class within that series are to be issued in the form of one or more global securities and, if so, the identity of the depositary, if other than The Depository Trust Company, for those global securities,

•

if a temporary Unit is to be issued with respect to that series or any class within that series, whether any interest distributable on a distribution date prior to the issuance of a definitive Unit of that series or class will be credited to the account of the persons entitled on that distribution date,

45

•

if a temporary global security is to be issued with respect to that series or any class within that series, the terms and conditions under which beneficial interests in that temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for definitive individual Units of the same series or class and the terms and conditions under which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive Units of that series or class,

•

if other than U.S. dollars, the specified currency applicable to the Units of that series or any class within that series for purposes of denominations and distributions on that series or class and the circumstances and conditions, if any, under which that specified currency may be changed, and the currency or currencies in which any principal of or any premium or any interest on that series or class are to be distributed after any such change,

•

all applicable required percentages and voting rights relating to the manner and percentage of voting by Unitholders of that series and any class within that series with respect to certain actions by the depositor or trustee, and

•	any other relevant terms of that series or any class within that series.

Units may be transferred or exchanged for a like face amount of Units at the corporate trust office or agency of the relevant trustee, subject to the limitations contained in the applicable trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with that transfer or exchange.

MS&Co. or an affiliate may at any time purchase Units at any price in the open market or otherwise. Any Units so purchased by MS&Co. or such affiliate may, at the discretion of MS&Co., be held or resold.

Distributions

In general, distributions allocable to principal, premium, if any, and interest on particular Units will be made in the specified currency for those Units by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The trustee will remit to each holder of record on the relevant record date preceding any distribution, other than the final distribution, its portion of the payment on the related underlying securities or, if applicable, swap agreement promptly, and in any event within one business day, after the trustee receives that payment or otherwise as set forth in the prospectus supplement. Neither the trustee nor the depositor, however, will have any liability for any shortfall in the amount received from the relevant underlying security issuer or, if applicable, the swap counterparty. Accordingly, if less than a particular amount due under the related underlying security or swap agreement is received by the trustee, or a particular amount is received after its due date, the corresponding distribution to Unitholders is reduced or delayed accordingly.

46

If the specified currency for particular Units is other than U.S. dollars, the exchange rate agent may, at its discretion and at the request of a Unitholder in the manner described in the prospectus supplement, arrange to convert all payments in respect of those Units into U.S. dollars as described in the following paragraph. Any Unitholder which will receive payments in a specified currency other than U.S. dollars must provide appropriate wire transfer instructions to the trustee, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

Unless the applicable prospectus supplement sets forth additional terms as to the conversion of currencies, in the case of Units with a specified currency other than U.S. dollars, the amount of any U.S. dollar distribution will be determined by the exchange rate agent in its sole discretion. All currency exchange costs will be borne by the holders of those Units by deduction from the relevant distributions.

U.S. dollar distributions on Units will be made by wire transfer of immediately available funds to the holder of record on the record dates for those distributions, but only if appropriate wire transfer instructions have been received in writing by the trustee not later than 15 calendar days prior to the applicable distribution date. The applicable prospectus supplement may also provide for distributions to be made by check or against presentation of the relevant Units. In the case of Units issued between a record date and the related distribution date, interest for the period beginning on the issue date and ending on the day immediately prior to that distribution date will, unless otherwise specified in the prospectus supplement, be distributed on the next succeeding distribution date to the holders of Units on the record date for that succeeding distribution.

Unless otherwise specified in the applicable prospectus supplement, a “business day” with respect to any Unit is any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (A) in the City of New York or in the city where the corporate trust office of the trustee is located or (B) for Units denominated in a specified currency other than U.S. dollars, in the principal financial center of the country of the specified currency.

Interest on Units

General. Each class of Units (other than certain classes of strip Units) of a particular series may have a different interest rate, as described below. In the case of strip Units with no or, in certain cases, a nominal principal balance, distributions of interest will be in an amount described in the applicable prospectus supplement. For purposes of the following description, “notional amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on strip Units with no or, in certain cases, a nominal principal balance will be paid on each distribution date. Reference to the notional amount of a class of strip Units in this prospectus or the applicable prospectus supplement does not indicate that those Units represent the right to receive any principal distribution in that amount, but rather the notional amount is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the prospectus supplement.

47

Fixed rate Units. Each class of Units of a particular series with a fixed interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date or from the last distribution date on which interest was paid, at the fixed interest rate stated in the applicable prospectus supplement, until the principal amount of the Units is distributed or made available for payment (or in the case of fixed rate Units with no or a nominal principal amount, until the notional amount of the Units is reduced to zero). A prospectus supplement may specify that holders of certain Units will be entitled to receive on specified dates an amount equal to specified portions of the interest received on the underlying securities held by the related trust.

If a swap agreement provides for all interest payments on particular underlying securities to be paid to the swap counterparty, the interest rate applicable to the related Units will be the corresponding rate payable to the trust under that swap agreement, subject to adjustment in the event of any changes in the underlying portfolio. If the applicable prospectus supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Units from time to time as specified in the prospectus supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

If the terms of a related swap agreement or the related underlying securities so provide, the interest rate for a particular series of Units or any class within that series may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies or changes in the portfolio of underlying securities, all as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate Units will be distributable in arrears on each distribution date.

Floating rate Units. As specified in the applicable prospectus supplement, each class of Units of a particular series with a variable interest rate will bear interest on the outstanding principal balance (or notional amount, as applicable), from its original issue date to the first interest reset date (as described below) at the initial interest rate indicated in the applicable prospectus supplement. After that date, the interest rate for each interest period will be determined by reference to an interest rate basis, plus or minus any specified spread, or multiplied by any applicable spread multiplier. The “spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be applicable to a particular series or class, and the “spread multiplier” is a specified percentage that may be applicable to that series or class, all as specified in the applicable prospectus supplement. If the terms of a related swap agreement or the related underlying securities so provide, the spread or spread multiplier on a particular series or class may be subject to adjustment from time to time in response to specified changes in the rating assigned to that series or class by one or more rating agencies, all as described in the applicable prospectus supplement. The applicable prospectus supplement may designate one or more of the following interest rate bases as a reference for the calculation of payments under the related swap agreement, which will determine the interest rate to be payable on the Units: LIBOR, the “commercial paper rate”, the “Treasury rate”, the “federal funds rate”, the “CD rate” or any other rate basis (which may be based on, among other things, one or more market indices or the payments (whether scheduled or otherwise) made with respect to a designated asset or pool of assets) described in that prospectus supplement. Each of

48

the foregoing rate bases is described in greater detail below. The “index maturity” for any floating rate Unit is the period of maturity of the instrument or obligation from which the rate basis is calculated. “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System. “Composite quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

If specified in the applicable prospectus supplement, floating rate Units may also have either or both of the following (in each case expressed as an annual rate on a simple interest basis): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period. Irrespective of any such maximum interest rate, the interest rate applicable to floating rate Units will in no event be higher than the maximum rate permitted by applicable law.

If a swap agreement provides for all interest payments on particular underlying securities to be paid to the swap counterparty, the interest rate applicable to the related Units will be the corresponding floating rate payable to the trust under that swap agreement, subject to adjustment in the event of any changes in the underlying portfolio. If the applicable prospectus supplement specifies a calculation agent, that calculation agent will calculate the interest rate applicable to the Units from time to time as specified in the prospectus supplement. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

The applicable prospectus supplement will state whether the interest rate on particular floating rate Units will be reset daily, weekly, monthly, quarterly, semiannually or annually, or on another periodic basis. The interest reset dates will be specified in the prospectus supplement. If an interest reset date would otherwise be a day that is not a business day, that interest reset date will occur on a prior or succeeding business day, as specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of floating rate Units will be the accrued interest from and including the original issue date thereof or the last interest reset date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following interest reset date.

With respect to each floating rate Unit, accrued interest will be calculated by multiplying its principal balance (or notional amount, as applicable) by the accrued interest factor of that Unit. Unless otherwise specified in the applicable prospectus supplement, the accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless the applicable prospectus supplement specifies a different period, the interest factor (expressed as a decimal calculated to seven decimal places, without rounding) for each day is computed by dividing the interest rate in effect on that day (1) by 360, in the case of Units bearing interest at a rate based on LIBOR, the commercial paper rate, the federal funds rate or the CD rate or (2) by the actual number of days in the year, in the case of the Treasury rate. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

49

Unless otherwise specified in the applicable prospectus supplement, the percentages resulting from any calculation of the interest rate on a floating rate Unit will be rounded, if necessary, to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655), and all currency amounts used in or resulting from that calculation will be rounded to the nearest one-hundredth of a Unit (with 0.005 of a Unit rounded upward).

Interest on particular floating rate Units will be distributable on the distribution dates and for the interest accrual periods as described in the applicable prospectus supplement.

LIBOR. For each floating rate Unit for which LIBOR is the rate basis and LIBOR is indexed to the offered rates for U.S. dollar deposits, LIBOR for each interest period will be determined by the calculation agent, as follows:

1.

On the second London banking day prior to the interest reset date for that interest period (referred to as the “LIBOR determination date”), the calculation agent will determine (A) if “Reuters” is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the specified index maturity which appear on the Reuters LIBO Page at approximately 11:00 a.m., London time, on that LIBOR determination date, if at least two such offered rates appear on the Reuters Screen LIBOR Page (“LIBOR Reuters”), or (B) if “Telerate” is specified in the applicable prospectus supplement, the rate for deposits in U.S. dollars for the period of the specified index maturity that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on that LIBOR determination date (“LIBOR Telerate”). “Reuters LIBO page” means the display designated as the “LIBO” page on the Reuters Monitor Money Rates Service (or any replacement page). “Telerate page 3750” means the display designated as page “3750” on the Telerate Service (or any replacement page). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable prospectus supplement, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, LIBOR in respect of the relevant LIBOR determination date will be determined as described in (2) below.

2.

If fewer than two offered rates appear on the Reuters LIBO page, or if no rate appears on Telerate page 3750, as applicable, on a particular LIBOR determination date, the calculation agent will request the principal London offices of four major banks in the London interbank market selected by the calculation agent to provide their offered quotations for deposits in U.S. dollars for the period of the specified index maturity, commencing on the relevant interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR determination date, and in a principal amount of not less than $1 million that is representative of a single transaction in that market at that time. If at least two such quotations are provided, LIBOR for the relevant interest period will be the arithmetic mean of those quotations. If fewer than two such quotations are available, LIBOR for the relevant interest period will be the

50

arithmetic mean of rates quoted by three major banks in the City of New York selected by the calculation agent at approximately 11:00 a.m., New York City time, on the relevant LIBOR determination date for loans in U.S. dollars to leading European banks, for the period of the specified index maturity, commencing on the relevant interest reset date, and in a principal amount equal to an amount of not less than $1 million that is representative of a single transaction in that market at that time. If fewer than three such banks are quoting rates as described in the previous sentence, LIBOR for the relevant interest period will be the same as LIBOR for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

In the case of any Unit with respect to which LIBOR is indexed to the offered rates for deposits in a currency other than U.S. dollars, or the method for determining U.S. dollar LIBOR varies from that described above, the applicable prospectus supplement will describe the method for determining such rate.

Commercial paper rate. For each floating rate Unit bearing interest at a rate based on the “commercial paper rate”, the “commercial paper rate” for each interest period will be determined by the calculation agent as of the second business day prior to the interest reset date for that interest period (referred to as a “commercial paper rate determination rate”). The “commercial paper rate” is the “money market yield” (as defined below) on the relevant commercial paper rate determination date of the rate for commercial paper having the specified index maturity, as published in H.15(519) under the heading “Commercial Paper”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to the commercial paper rate determination date, then the “commercial paper rate” for the relevant interest period is the money market yield on the commercial paper rate determination date of the rate for commercial paper of the specified index maturity, as published in composite quotations in the H.15 Daily Update under the heading “Commercial Paper”. If by 3:00 p.m., New York City time, on the relevant calculation date that rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “commercial paper rate” for the relevant interest period is the money market yield of the arithmetic mean of the rates offered, as of 11:00 a.m., New York City time, on the commercial paper rate determination date, by three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated AA or the equivalent by a nationally recognized rating agency. If such dealers are not quoting offered rates as described in the previous sentence, the “commercial paper rate” for the relevant interest period will be the same as the “commercial paper rate” for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

The “money market yield” is a yield calculated in accordance with the following formula:

D x 360 x 100
money market yield	=
360 - (D x M)

51

where D refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and M refers to the actual number of days in the specified index maturity.

The “calculation date” pertaining to any commercial paper rate determination date is the earlier of (1) the tenth calendar day after that commercial paper rate determination date or, if that day is not a business day, the next succeeding business day and (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

Treasury rate. For each floating rate Unit bearing interest at a rate based on the “Treasury rate”, the “Treasury rate” for each interest period will be the rate for the auction, which we refer to as the “auction”, held on the Treasury rate determination date (as defined below) for that interest period of direct obligations of the United States (referred to as “Treasury securities”) having the specified index maturity, as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate Page 56”, or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate Page 57”, or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to that Treasury rate determination date, the bond equivalent yield of the rate for the applicable Treasury securities as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”. In the event that the results of the auction of Treasury securities having the specified index maturity are not published or reported as described above by 3:00 p.m., New York City time, on the relevant calculation date, the bond equivalent yield of the auction rate of the applicable Treasury securities, announced by the United States Department of the Treasury, or if such rate is not announced by the United States Department of the Treasury, or if the auction is not held on that Treasury rate determination date, the bond equivalent yield of the rate on such Treasury rate determination date of Treasury securities having the specified index maturity published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or if such rate is not published by 3:00 p.m., New York City time, on the related calculation date, then the “Treasury rate” for that interest period will be the rate on such Treasury rate determination date of the applicable Treasury securities as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or if such rate is not published by 3:00 p.m., New York City time, on the related calculation date, then the “Treasury rate” for that interest period will be the rate on such Treasury rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury rate determination date, of three primary United States government securities dealers, which may include affiliates of the depositor, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the specified index maturity. If such dealers are not quoting bid rates as described in the previous sentence, then the “Treasury rate” for the relevant interest period will be the same as the Treasury for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

52

The “Treasury rate determination date” for each interest period is the day of the week in which the interest reset date for that interest period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury rate determination date pertaining to the interest period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date will fall on any day that would otherwise be an interest reset date, then that interest reset date will instead be the business day immediately following the auction date.

The “calculation date” pertaining to any Treasury rate determination date is the earlier of (1) the tenth calendar day after that Treasury rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

Federal funds rate. For each floating rate Unit bearing interest at a rate based on the “federal funds rate”, the “federal funds rate” for each interest period will be the effective rate on the interest reset date for that interest period (referred to as a “federal funds rate determination date”) for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, Inc., or any successor service, or page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that federal funds rate determination date, the “federal funds rate” for that interest period is the rate on that federal funds rate determination date as published in composite quotations in the H.15 Daily Update under the heading “Federal Funds/Effective Rate”. If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “federal funds rate” for that interest period is the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, prior to 9:00 a.m., New York City time, on that interest determination date. If the brokers selected by the calculation agent are not quoting as set forth above, the “federal funds rate” for that interest period will be the same as the federal funds rate in effect for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Unit for which the applicable “federal funds rate” resets daily, the interest rate for the period from and including a Monday to but excluding the next succeeding Monday will be reset by the calculation agent on that second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the “federal funds rates” in effect with respect to each day in that week. The “calculation date” pertaining to any federal funds rate determination date is the next succeeding business day.

CD rate. For each floating rate Unit bearing interest at a rate based on the “CD rate”, the “CD rate” for each interest period will be the rate as of the second business day prior to the interest reset date for that interest period (referred to as a “CD rate determination date”) for negotiable certificates of deposit having the specified index maturity, as published in H.15(519),

53

“Selected Interest Rates”, or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market)”. In the event that such rate is not published prior to 9:00 a.m., New York City time, on the calculation date pertaining to that CD rate determination date, then the “CD rate” for that interest period will be the rate on such CD rate determination date for negotiable certificates of deposit of the specified index maturity, set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update”, for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market)”. If by 3:00 p.m., New York City time, on that calculation date such rate is not yet published in either H.15(519) or the H.15 Daily Update, then the “CD rate” for that interest period will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified index maturity in a denomination specified in the applicable prospectus supplement. If such dealers are not quoting offered rates as described in the previous sentence, the “CD rate” for that interest period will be the same as the CD rate for the immediately preceding interest period (or, if there was no preceding interest period, the initial interest rate).

The “calculation date” pertaining to any CD rate determination date is the earlier of (1) the tenth calendar day after that CD rate determination date or, if that day is not a business day, the next succeeding business day or (2) the second business day preceding the date on which any distribution of interest is required to be made following the applicable interest reset date.

If any of the commercial paper rate, Treasury rate, federal funds rate or CD rate is the applicable base rate and is not to be determined as set forth above, the prospectus supplement will describe the method for determining such rate.

Principal of Units

Unless the applicable prospectus supplement specifies a notional amount or other reference amount for a particular Unit, each Unit will have a principal balance equal to the maximum amount that the holder of that Unit will be entitled to receive in respect of principal from the related underlying securities. The initial aggregate principal balance (or notional amount, as applicable) of each class of a particular series of Units will be specified in the applicable prospectus supplement. Distributions of principal of any such class will be made on a ratable basis among all the Units of that class. Strip Units with no principal balance will not receive distributions of principal.

The outstanding principal balance (or notional amount, as applicable) of a Unit will be reduced to the extent of distributions of principal and, if applicable, by the amount of any net losses realized on the related trust property.

54

Index-linked Units

From time to time, the trust may offer a series of Units (“index-linked Units”), the principal amount payable at the stated maturity date of which (the “indexed principal amount”) and/or interest amounts with respect to which are determined by reference to:

•	the rate of exchange between the specified currency for such Unit and the other currency (the “indexed currency”) specified therein on specified dates,
•	the difference in the price of a specified commodity (the “indexed commodity”) on specified dates,
•	the difference in the level of a specified stock index (the “stock index”), which may be based on U.S. or foreign stocks, on specified dates, or
•	such other objective price or economic measure as is described in the related prospectus supplement.

The manner of determining the indexed principal amount of an index-linked Unit, and historical and other information concerning the indexed currency, indexed commodity, stock index or other price or economic measure used in such determination, will generally be set forth under a related swap agreement and will be specified in the related prospectus supplement. Index-linked Units will be issued only to the extent consistent with qualification of the trust under Rule 3a-7, as applicable.

Except as otherwise specified in the related prospectus supplement, interest on an index-linked Unit will be payable based on the amount designated in the related prospectus supplement as the “face amount” of such index-linked Unit. The related prospectus supplement will specify whether the principal amount of the related index-linked Unit that would be payable upon redemption or repayment prior to the stated maturity date will be the face amount of such index-linked Unit, the indexed principal amount of such index-linked Unit at the time of redemption or repayment, or another amount described in such prospectus supplement.

Foreign currency Units

If the specified currency of a particular Unit is not the U.S. dollar, the applicable prospectus supplement will describe the denominations, the currency or currencies in which the principal and interest with respect to that Unit are to be paid and any other related terms and conditions applicable to that Unit. If the specified currency or any successor currency for a foreign currency Unit is not available to the related trust due to exchange controls or other events beyond the control of the depositor or the trust, the trust will be entitled to satisfy its obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of an exchange rate determined by the exchange rate agent in its sole discretion.

Multi-currency Units

In the case of multi-currency Units, payments of principal or interest may be made in different currencies, as specified in the applicable prospectus supplement. The exchange rates

55

will be calculated as specified in those Units and as described in the prospectus supplement. Other material terms and conditions will also be specified in the relevant Units and described in the prospectus supplement.

Call rights and warrants

If one or more specified persons have the right to purchase all or a portion of the Units of a particular series or to purchase trust property such that the trustee is obligated to redeem all or a portion of the Units of a particular series under specified circumstances, or if optional early redemption or similar provisions with respect to the underlying securities may result in a redemption of all or a portion of the Units of a particular series, the applicable prospectus supplement will designate that series as a “callable series “. The terms and conditions under which a specified person may exercise its right to purchase or cause redemption of all or a portion of the Units of that series will be described in the applicable prospectus supplement. Such terms may include the following:

•	a minimum principal balance (or notional amount, as applicable) with respect to the Units being purchased or redeemed,
•	a requirement that the principal balance (or notional amount, as applicable) of the Units being purchased or redeemed be an integral multiple of a specified amount,
•	if the call right is exercised with respect to less than all of the Units, the manner of selecting the Units being purchased or redeemed,
•	specified dates during which such a purchase or redemption may be effected, and
•	the price at which such a purchase or redemption may be effected, which will be at least 100% of the outstanding principal balance of the relevant Unit.

After receiving notice of the exercise of such a call right or warrant, the trustee will provide notice as specified in the applicable prospectus supplement. After satisfying any conditions applicable to the exercise of that right, each holder of a Unit that has been called will be entitled to receive a distribution of a ratable share of the aggregate price paid in connection with that exercise, in the manner and to the extent described in the applicable prospectus supplement.

Optional exchange

If a holder may exchange Units of any given series for a pro rata portion of the trust property (an “exchangeable series”) the terms upon which a holder may exchange Units of any exchangeable series for a pro rata portion of the trust property of the related trust will be specified in the related prospectus supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the depositor’s and such trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7, as applicable. Such terms may relate to, but are not limited to, the following:

56

•	a requirement that the exchanging holder tender to the trustee Units of each class within such exchangeable series,
•	a minimum Unit principal balance or notional amount, as applicable, with respect to each Unit being tendered for exchange,
•	a requirement that the Unit principal balance or notional amount, as applicable, of each Unit tendered for exchange be an integral multiple of an amount specified in the prospectus supplement,
•	specified dates during which a holder may effect such an exchange,
•	limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-underlying securities deposited in the applicable trust,
•

adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated extraordinary trust expenses as set forth in the applicable prospectus supplement, and

•

a requirement that the exchanging holder obtain the consent of any swap counterparty to such exchange and tender to the swap counterparty a termination payment in respect of termination of any portion of the swap agreement corresponding to the portion of the underlying securities to be distributed by the trustee.

Unless the prospectus supplement states that “depositor optional exchange” is not applicable to the Units of a given series, any Units held by the depositor or its affiliates from time to time will be subject to optional exchange by the depositor or such affiliates for a pro rata portion of the trust property of the related trust, subject to one or more of the conditions similar to those set forth above.

Unless the underlying securities distributable to the holders of the Units upon an optional exchange have been registered concurrently with the Units and the exchange otherwise satisfies the registration requirements of the Securities Act, no optional exchange will be provided for except where such optional exchange is eligible for an exemption from registration under the Securities Act.

Unless additional or different terms for an optional exchange are set forth in the related prospectus supplement, in order for a Unit of a given exchangeable series (or class within such exchangeable series) to be exchanged by the applicable Unitholder, the trustee for such Unit must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an optional exchange date (i) such Unit with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of

57

such Unit, the Unit principal balance or notional amount of such Unit to be exchanged, the Unit number or a description of the tenor and terms of such Unit, a statement that the option to elect exchange is being exercised thereby and a guaranty that the Unit to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the Unit duly completed will be received by such trustee not later than five business days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Unit and form duly completed must be received by such trustee by such fifth business day. Any tender of a Unit by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a Unit for less than the entire Unit principal balance of such Unit provided that the Unit Principal Balance or notional amount, as applicable, of such Unit remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such Unit shall be canceled and a new Unit or Units for the remaining Unit principal balance thereof shall be issued (which shall be in the name of the holder of such exchanged Unit).

Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related trust property, as described in such prospectus supplement, the applicable Unitholder will be entitled to receive a distribution of a pro rata share of the trust property related to the exchangeable series (and class within such exchangeable series) of the Unit being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable Unitholder, upon satisfaction of such conditions, may direct the related trustee to sell, on behalf of such Unitholder, such pro rata share of the trust property, in which event the Unitholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such trustee in facilitating such sale, subject to any additional adjustments set forth in the prospectus supplement.

Prior to any optional exchange, only the trustee is a holder of the underlying securities and only the trustee will have the ability to enforce the obligations of the underlying security issuer under the underlying securities. After an optional exchange, the Unitholders will be holders of the underlying securities and can enforce such obligations directly.

Any holder of call rights or warrants shall be entitled to exchange Units acquired upon exercise of the call rights or warrants for a corresponding portion of trust property.

You should note that any optional exchange will have the effect of reducing the outstanding amount of Units available for trading in the secondary markets. Optional exchanges may occur with respect to significant amounts of the Units and may disrupt secondary market trading in the Units, reduce the liquidity of the Units, increase the spread between bid and ask prices or have other adverse effects on any secondary market for the Units.

Ratings

At the time of issue, the Units of a particular series (or class within that series) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. Unless an additional basis for that rating is described in the applicable

58

prospectus supplement, the rating of any series or class will be based primarily on the related trust property and the relative priorities of the Unitholders of the relevant series or class to receive collections from, and to assert claims against, the trust with respect to that trust property. There can be no assurance that any such rating will remain in effect for any given period of time or that it will not be lowered or withdrawn entirely by the relevant rating agency. If any class of a particular series of Units is not offered pursuant to this prospectus and the applicable prospectus supplement, that class will not necessarily be rated in an investment grade category by a rating agency.

Prospective purchasers of the Units should be aware that a credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating also does not comment as to market price or suitability for a particular investor. In addition, a rating is limited in scope to its terms. Prospective purchasers of particular Units are urged to review in its entirety any disclosure relating to any rating of those Units that is contained in the applicable prospectus supplement, including the text of any rating letter or letters, if provided.

Form

Each series and class of Units may be issued (1) in fully registered form without interest coupons with or without coupons attached and (2) as one or more global securities or as individual securities in definitive form with or without coupons. Units will be transferable on the records of the Unit register maintained by the trustee. For each series of Units, the trustee will maintain a register in which, subject to any reasonable regulations as it may prescribe, the trustee will provide for the registration of transfers of those Units. No service charge will be payable with respect to any transfer of Units, but the trustee may require payment of a sum sufficient to cover any tax or government charge that may be imposed in connection with any such transfer.

All Units of a particular series (or class within that series) offered hereby and by the applicable prospectus supplement unless otherwise provided in the applicable prospectus supplement will, after they are issued, be represented by one or more global securities that will be deposited with, or on behalf of, the Depository Trust Company (“DTC”) (only for Units denominated and payable in U.S. dollars), the Euroclear System (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream”), or another entity specified in the applicable prospectus supplement. All of the foregoing entities are referred to as “depositaries “. Global securities may be issued in registered form and in either temporary or permanent form or other form specified by the depositary. Global securities will be registered in the name of a nominee of the depositary, and will clear and settle in book-entry form only through the facilities of one or more depositaries. Unless and until it is exchanged in whole or in part for the individual Units it represents, a global security may only be transferred in its entirety, by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any such nominee to a successor of the depositary or a nominee of that successor.

After a Unit is issued as a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, as applicable, of the individual Units represented by that global security to the accounts of its

59

participants. The accounts to be credited will be designated by the underwriter of the Units, or if the Units are offered and sold directly through one or more agents, by the depositor or those agents. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. Because holders will acquire, hold and transfer security entitlements with respect to a global security through accounts with the depository and its participants, a beneficial holder’s rights with respect to a global security will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder’s relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary between it and the underlying security issuer. Unless and until it is exchanged in whole for securities in definitive registered form under the limited circumstances described below, a global security cannot be transferred except as a whole by and among the depository, its nominees and any successors of the depository or those nominees. Ownership of beneficial interests in a global security will be shown on, and transfers of ownership will be effected only through, records maintained by the depositary or by participants or persons that hold through participants. The laws of some states require that certain purchasers of a security take physical delivery of the security. Such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of that security, that depositary or nominee will be considered the sole holder of the individual Units represented by that global security for all purposes under the trust agreement governing the Units. Except as described below, owners of beneficial interests in a global security will not be entitled to have any of the individual Units represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such Units and will not be considered Unitholders under the trust agreement governing those Units. Because the depositary can only act on behalf of its participants, the ability of a holder of any Unit to pledge that Unit to persons or entities that do not participate in the depositary’s system, or to otherwise act with respect to that Unit, may be limited due to the lack of a physical certificate for that Unit.

Distributions of principal of (and premium, if any) and any interest on individual Units represented by a global security will be made to the depositary or its nominee, as the Unitholder of record. None of the depositor, the trustee, any paying agent or the registrar for those Units will have responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to such beneficial interests. The depositor expects that the depositary for Units of a particular series (or class within that series), after receiving any distribution of principal, premium or interest in respect of a definitive global security representing those Units, will credit immediately its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security, as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in registered in a “street name”.

Beneficial owners of global securities should consult their banks or brokers for information on how to receive payments on those Units, including (in the case of Units

60

denominated in a currency other than U.S. dollars) on how to request payment in the specified currency for those Units.

As long as the Units of a particular series are represented by a global security, the depositary’s nominee will be the record holder of those Units and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the depositary’s nominee will timely exercise a right of exchange with respect to a particular Unit, the beneficial owner of that Unit must instruct the broker or other direct or indirect participant through which it holds an interest in that Unit to notify the depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Unit in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

If the depositary for Units of a particular series (or class within that series) is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 30 days, the related trust will issue individual definitive Units in exchange for the global security or securities representing those Units. In addition, the depositor may at any time and in its sole discretion determine not to have any Units of a particular series or class represented by one or more global securities of that series or class in exchange for the global security or securities representing those Units. Further, if specified in the applicable prospectus supplement, an owner of a beneficial interest in a global security representing Units of a particular series or class may, on terms acceptable to the depositor and the depositary, receive individual definitive Units in exchange for its beneficial interest. In each of the foregoing circumstances, an owner of a beneficial interest in a global security will be entitled (1) to receive individual definitive Units of the series or class represented by that global security equal in principal amount or notional amount, as applicable, to that beneficial interest and (2) to have those definitive Units registered in its name. Individual definitive Units will be issued in denominations specified by the depositor or in the applicable prospectus supplement.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of those participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. (“direct participants”). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with any of the participants mentioned in the preceding sentence, either directly or indirectly

61

(“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of the Units will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The applicable prospectus supplement will describe any specific terms of the depositary arrangement with respect to any particular class or series of Units to the extent not described or different from the above description above.

Voting of securities, modification of underlying security issuance agreements

As promptly as possible, but in any event, within three business days after receipt of notice of any meeting of, or other occasion for the exercise of voting rights or the giving of consents by, owners of underlying securities related to particular Units, the trustee will give notice to the holders of those Units, setting forth the following: (1) the information contained in the notice to owners of those underlying securities, (2) a statement that the Unitholders are entitled, subject to applicable law, any applicable provisions of those underlying securities and the trust agreement (and to the extent of the voting rights allocated to the Unitholders), to instruct the trustee as to the exercise of any voting right pertaining to those underlying securities, and (3) a statement as to the manner in which instructions may be given to the trustee to grant any discretionary proxy to a person designated in the notice received by the trustee. The trustee will give its notice to the Unitholders of record on the relevant record date.

Unless a different allocation of voting rights is described in the applicable prospectus supplement, the voting rights of owners of the relevant underlying securities pursuant to their terms will be allocated among the Unitholders ratably, in the proportion that the denomination of each Unit bears to the aggregate denomination of all Units. At the written request of any Unitholder, which must be received on or before the date established by the trustee for that purpose, the trustee will endeavor, to the extent practicable and permitted under applicable law and any applicable provision of the underlying securities, to vote in accordance with any nondiscretionary instruction contained in that written request. If the aggregate principal balance (or notional amount, as applicable) held by all Unitholders instructing the trustee to vote in a specified manner does not correspond to an even number of underlying securities, the trustee will vote the number of underlying securities most closely corresponding to that principal balance (or notional amount, as applicable), as instructed. Any portion of the principal balance (or notional amount, as applicable) representing less than half of an underlying security will not be voted, but any such portion representing half or more of an underlying security will be voted as instructed.

Notwithstanding the foregoing, the trustee must reject any vote to (1) alter the currency, amount or timing of payment of, or the method or rate of accruing, principal or interest on the underlying securities, (2) consent to any redemption or prepayment of the underlying securities or (3) consent to the issuance of new obligations in exchange or substitution for any of the underlying securities. The foregoing prohibition does not apply if the trustee is directed by the affirmative vote of all holders of the related Units to accept the amendment or offer in question

62

and receives advice of nationally recognized independent tax counsel, designated by the depositor, that the changes to the terms of the underlying securities to which the vote relates would not result in a “sale or other disposition” of the underlying securities within the meaning of Section 1001(a) of the Internal Revenue Code of 1986 or alter the classification of the trust for U.S. federal income tax purposes. The trustee must also reject any vote to alter any other terms of the securities unless it receives advice of tax counsel to the effect described in the preceding sentence.

The trustee will not grant any consent (other than a unanimous consent) solicited from the owners of the underlying securities underlying the Units with respect to the foregoing matters in (1), (2) and (3) above nor will it accept or take any action in respect of any consent, proxy or instructions received from any Unitholder in contravention of such provisions.

Early distribution of trust property

Unless specific terms for the continuation of the trust agreement are described in the applicable prospectus supplement, upon the occurrence of a trust wind-up event (as defined under “Description of Trust Agreements—Trust wind-up events, liquidation events and disqualification events”), the applicable trust agreement and any related swap agreement will terminate, subject to payment of swap termination payments, if any, and the trustee shall deliver notice to each of the Unitholders of the occurrence of a trust wind-up event, the termination of such swap agreement (and payment of swap termination payments, if any) and the termination of such trust agreement and related trust, and such notice shall state that holders should surrender their Units to the trustee or give, to the trustee’s reasonable satisfaction, appropriate indemnity or security in exchange for a portion of the underlying securities or cash if the trust property is liquidated, as specified in the applicable trust agreement. Such notice to the Unitholders shall also specify: (1) the cause of the trust wind-up event, (2) the location and hours of the office or agency of the trustee at which Units should be presented and surrendered, (3) that each holder must supply transfer instructions in writing with respect to the related underlying securities, and (4) any other information required to be set forth by such trust agreement, as set forth in the applicable prospectus supplement.

Unless the prospectus supplement specifies that the underlying securities will be distributed in kind, all underlying securities will be liquidated following a trust wind-up event, either through the selling agent as described under “Description of Trust Agreements—Sale of trust property, secured party rights” or through other procedures described in the prospectus supplement, and the cash proceeds of such liquidation will be distributed to the Unitholders after satisfaction of all other expenses and liabilities of the trust.

Upon receipt by the trustee of (1) appropriate transfer instructions in writing from a holder with respect to such underlying securities and (2) such holder’s Units, or appropriate and satisfactory indemnity or security, the trustee shall promptly deliver to such holder its pro rata share of such underlying securities or cash in accordance with such transfer instructions by physical delivery or, if applicable, by causing the book-entry depositary for such underlying securities to credit such underlying securities to an account of such holder with such depositary or an account of a designated participant in such depositary.

63

UNITED STATES FEDERAL INCOME TAXATION

The discussion under the heading “United States Federal Income Taxation” herein represents the opinion of Cleary, Gottlieb, Steen & Hamilton with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of Units by a Unitholder who acquires its Units on the closing date.

This discussion applies only to:

•

Units purchased by those initial holders who purchase such Units on the date on which the net proceeds of an offering of the Units of a particular series are received by the depositor, also referred to as the closing date, at the offering price provided for the Units in the applicable prospectus supplement, and

•	Units and trust property held as capital assets.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

•	banks, savings and loan associations, and similar financial institutions,
•	insurance companies,
•	dealers in securities, including notional principal contracts, or foreign currencies,
•	traders in securities electing to mark to market,
•	persons holding Units as part of a hedge, straddle, conversion or similar transaction,
•	U.S. Unitholders (as defined below) whose functional currency is not the U.S. dollar,
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes, or
•	persons subject to the alternative minimum tax.

This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Internal Revenue Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein and may be applied retroactively.

Units of a particular series may have special features that produce tax consequences different from those described below. In cases where the related prospectus supplement contains

64

additional tax information, prospective Unitholders should review such information together with this tax discussion.

Persons considering the purchase of Units are urged to consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Classification of the trust

Unless otherwise stated in the applicable prospectus supplement, the trust will not be classified as a corporation or as an association taxable as a corporation. The trustee shall in no event cause the trust, and each holder of a Unit by its purchase thereof shall be deemed to have agreed not to make any election to cause the trust, to be treated as a corporation for U.S. federal income tax purposes. The prospectus supplement for each series of Units will include a discussion regarding the classification of the trust as a grantor trust, partnership or financial asset securitization investment trust (“FASIT”), as defined in Section 860L of the Internal Revenue Code.

In every case in which the trust intends to treat itself as a partnership or FASIT, the applicable prospectus supplement will discuss the material U.S. federal income tax consequences of such classification. In a case where the appropriate classification of the trust is uncertain, the applicable prospectus supplement generally will describe potential alternative characterizations of the trust and the material U.S. federal income tax consequences thereof.

The remainder of this discussion assumes that the trust will be a grantor trust for U.S. federal income tax purposes.

Taxation under grantor trust rules

The trustee will report income, gain, loss and deductions to the Internal Revenue Service (the “IRS”) in accordance with the grantor trust provisions of the Internal Revenue Code. Under the U.S. federal income tax rules applicable to grantor trusts, a Unitholder will be treated as the owner of an undivided interest in the assets and income of the trust and as having entered into any swap agreement that is included in trust property, both to the extent of such Unitholder’s proportionate interest in the trust. The sale of a Unit will be considered a sale of a Unitholder’s interest in the assets of the trust and a termination of any swap agreement with respect to that Unitholder. In the case of Units of an exchangeable series, a Unitholder’s withdrawal of the Unitholder’s proportionate share of the underlying securities will not constitute a taxable event, but gain or loss may be recognized upon any related termination of a swap agreement. A Unitholder may deduct its pro rata share of the fees and other deductible expenses paid by the trust, at the same time and to the same extent as such items could be deducted by the Unitholder if the Unitholder paid directly a pro rata portion of the amounts paid by the trust. See “Trust expenses”, below.

Allocation of basis and sales proceeds

A Unitholder will be considered to have purchased its interest in the underlying securities for an amount equal to the cost of its Unit multiplied by a fraction, the numerator of which is the

65

fair market value of such underlying securities and the denominator of which is the sum of the fair market value of the underlying securities and the fair market value of any swap agreement (which may be negative, zero or positive), if any, in each case at the time of purchase. The Unitholder’s initial tax basis in the underlying securities will equal such allocated purchase price. The Unitholder’s tax basis in the underlying securities generally will be increased by any amounts included in income with respect thereto, and reduced by any payments thereon and any amortized bond premium with respect thereto.

If the fair market value to the trust of the swap agreement, if any, is not zero at the time of purchase of a Unit by a Unitholder, the Unitholder should be treated as having received or paid a premium with respect to the swap agreement (“swap premium”). If such fair market value is negative, a swap premium will be treated as paid to such Unitholder in an amount equal to the excess of the amount allocated to the underlying securities (determined as described above) over the cost of the Unit. If such fair market value is positive, a swap premium will be treated as paid by such Unitholder in an amount equal to the excess of the cost of the Unit over the amount allocated to the underlying securities.

Upon a sale of a Unit, the same method would apply in allocating the amount realized by the selling Unitholder between the underlying securities and the swap agreement using fair market values at the time of sale. The amount allocated to the swap agreement would be considered a swap termination payment made to or by the Unitholder, depending on whether the amount is positive or negative as to the trust.

If the trust holds, at the time of purchase of a Unit, cash or cash equivalents, then the cost of the Unit would first be reduced by the amount of such cash or cash equivalents allocated to the Unit before making the above allocation.

Tax consequences to U.S. Unitholders

As used herein, the term “U.S. Unitholder” means a beneficial owner of a Unit that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, or
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•

a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and (ii) one or more U.S. persons have the authority to control all of the trust’s substantial decisions. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as a domestic trust prior to such date, may also be treated as U.S. Unitholders.

66

The term U.S. Unitholder also includes certain former citizens and residents of the United States.

The discussion below, up to the heading “Tax consequences to non-U.S. Unitholders”, applies only to U.S. Unitholders.

Taxation of underlying securities

If the trust property includes a swap agreement, the tax treatment of the underlying securities and such swap agreement will depend on whether they are integrated into a single synthetic debt instrument or treated as separate financial instruments. The following discussion assumes that the underlying securities are not part of an integrated transaction, so that a U.S. Unitholder must take into account its pro rata share of the income from the underlying securities and the swap agreement, if any, as determined under the separate tax rules applicable to those instruments. In some cases, the trust property may be subject to rules providing for integration for tax purposes. Such rules, and the consequences of integrated treatment, are discussed below.

The following discussion also assumes that the underlying securities are considered to be owned by the trust for U.S. federal income tax purposes. In some circumstances, the underlying securities and swap agreements may be treated together as a loan to the swap counterparty. See “Other characterizations of the underlying securities and swap agreements”.

Furthermore, the following discussion assumes that the underlying securities will constitute debt instruments in their entirety. If the underlying securities are denominated in a foreign currency, the rules for calculation of foreign exchange gains and losses discussed below under “Foreign currency rules” will also apply. See also the discussion below under “Straddle Rules”.

Payments of interest. Interest on an underlying security will be taxable to a U.S. Unitholder as ordinary interest income at the time it accrues or is received by the trust in accordance with the U.S. Unitholder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).

Original issue discount. An underlying security that was issued at an issue price less than its stated redemption price at maturity will be considered to have original issue discount for U.S. federal income tax purposes (and will be referred to as an “original issue discount underlying security”) unless the discount is de minimis (as described below). The stated redemption price at maturity of an underlying security equals the sum of all payments required to be made on the underlying security other than payments of “qualified stated interest”. “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or property (other than in debt instruments of the underlying security issuer) at least annually during the entire term of the underlying security at a single fixed rate or, subject to certain conditions, at a variable rate.

If the difference between an underlying security’s stated redemption price at maturity and its issue price is less than a de minimis amount (generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), then the underlying security will not be considered to have original issue discount.

67

If the trust holds original issue discount underlying securities that mature more than one year from their date of issuance, U.S. Unitholders will be required to include their share of the original issue discount in ordinary gross income as it accrues, in accordance with a constant yield method based on a compounding of interest and regardless of whether the U.S. Unitholder uses the cash or accrual method of accounting. Under this method, U.S. Unitholders generally will be required to include in income increasing amounts of original issue discount in successive accrual periods. In some cases, original issue discount may be includible in income prior to the receipt of any cash attributable to such income.

A U.S. Unitholder may make an election to include in gross income all interest that accrues on any underlying security (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”), as if such underlying security were newly issued on the date of purchase of the Units by the U.S. Unitholder and the issue price of such underlying security equaled the purchase price allocated thereto. An election made by a taxpayer with respect to one obligation can affect other obligations held by the taxpayer. U.S. Unitholders should consult with their tax advisors regarding the merits of making this election.

Contingent debt obligations. Special rules govern the tax treatment of debt obligations that are treated under applicable Treasury regulations as providing for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis at an assumed yield determined at the time of issuance of the obligation. Adjustments will be required to these accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. Any gain on the sale, exchange, retirement or other disposition of a contingent debt obligation will be ordinary income. Loss, up to the amount of interest included in income with respect to the contingent debt obligation by the U.S. Unitholder in the current or prior taxable years, will be characterized as ordinary loss; any loss in excess of that amount will be capital loss. Furthermore, any gain or loss will be long-term capital gain or loss if the U.S. Unitholder has held the contingent debt obligation for the long-term holding period and there are no remaining contingent payments on the obligation at the time of the disposition.

Market discount. If the purchase price allocated to an underlying security is less than its stated redemption price at maturity or, in the case of an original issue discount underlying security, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount. The adjusted issue price is the issue price of the underlying security plus previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

A U.S. Unitholder that makes a constant yield election or a separate election under market discount rules will be required to include market discount in income as it accrues. Absent such election, a U.S. Unitholder will be required to treat any principal payment (or, in the case of an original issue discount underlying security, any payment that does not constitute qualified stated interest) on, and any gain on the sale, exchange, retirement or other disposition

68

of an underlying security as ordinary income to the extent of the market discount accrued on the underlying security at the time of the payment or disposition. If the underlying security is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. Unitholder as if such U.S. Unitholder had sold the underlying security at its then fair market value. In addition, the U.S. Unitholder may be required to defer, until the maturity of the underlying security or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the Unit.

Acquisition premium and amortizable bond premium. If the purchase price allocated to an underlying security exceeds the underlying security’s adjusted issue price but is less than or equal to its stated redemption price at maturity, a U.S. Unitholder will be considered to have purchased the underlying security with an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that the U.S. Unitholder must include in its gross income with respect to the underlying security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If the purchase price allocated to an underlying security exceeds the underlying security’s stated redemption price at maturity, a U.S. Unitholder will be considered to have purchased the underlying security with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity (exclusive of any portion of such excess attributable to a conversion feature). A U.S. Unitholder may elect under Section 171 of the Internal Revenue Code to amortize this premium, using a constant yield method, over the remaining term of the underlying security (where the underlying security is not optionally redeemable prior to its maturity date). If the underlying security may be optionally redeemed prior to maturity after the trust has acquired it, the amount of amortizable bond premium is determined with reference to the amount payable on maturity or, if it results in a smaller premium attributable to the period of earlier redemption date, with reference to the amount payable on the earlier redemption date. A U.S. Unitholder who elects to amortize bond premium must reduce its tax basis in the underlying security by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Unitholder and may be revoked only with the consent of the IRS.

If a U.S. Unitholder makes a constant yield election (as described under “Original Issue Discount” above) for an underlying security with amortizable bond premium, such election is treated as an election to amortize bond premium under Section 171, with the consequences described above.

Stripped bond rules. Some Units may be entitled to either (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions (such Units will be referred to as “strip Units”). A U.S. Unitholder that holds a strip Unit will be taxed under the “stripped bond” rules of the Internal Revenue Code. The U.S. Unitholder will be treated, for purposes of applying the original issue discount rules of the Internal Revenue Code, as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the underlying securities allocable to the Unit. The issue price is the price at which the U.S. Unitholder is considered to

69

have purchased its right to payments on the underlying securities. As described above under “Original Issue Discount”, if such newly issued debt instrument has more than a de minimis amount of original issue discount, the U.S. Unitholder will be required to include the original issue discount in income as it accrues in accordance with the constant yield method.

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that a trust will, for information reporting purposes, account for original issue discount reportable by holders of strip Units by reference to the first price at which a substantial amount of the Units is sold to purchasers (other than the underwriters), even though the amount of original issue discount will differ for subsequent purchasers. U.S. Unitholders should consult their tax advisors regarding the proper calculation of original issue discount.

Sale, exchange or retirement of an underlying security. Upon the sale, exchange or retirement of an underlying security (including a sale resulting from a sale of Units), a U.S. Unitholder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Unitholder’s adjusted tax basis in the underlying security. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.

Except as described herein, gain or loss realized on the sale, exchange or retirement of an underlying security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the underlying security has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount not previously included in the U.S. Unitholder’s taxable income. See “Market discount” above. See also the discussions under “Contingent debt obligations”, “Straddle rules”, and “Foreign currency rules”.

Taxation of the swap agreement

The following discussion assumes that the swap agreement is not part of an integrated transaction for tax purposes. For the treatment of a swap agreement if it is part of an integrated transaction, see the discussion under “Taxation of Underlying Securities and Swap Agreement as an Integrated Transaction” below. Furthermore, it is assumed for purposes of the following discussion that a swap agreement is a “notional principal contract” in its entirety. Alternative characterizations of a swap agreement are discussed below under “Other characterizations of the underlying securities and swap agreement”. If payments under a swap agreement are denominated in, or determined by reference to, a foreign currency, the rules relating to foreign exchange gains and losses discussed below under “Foreign currency rules” will also apply.

Periodic payments and nonperiodic payments (including swap premium). Income or deductions with respect to a swap agreement may be attributable to periodic payments, nonperiodic payments (including swap premium) or swap termination payments.

Periodic payments under a swap agreement are payments made or received by the trust that are payable at intervals of one year or less during the entire term of the contract (including any extension periods), that are based on a specified index and are based on a single notional

70

principal amount or a notional principal amount that varies over the term of the contract in the same proportion as the notional principal amount that measures the other party’s payments. However, payments to buy or sell an interest rate cap or floor are never periodic payments.

All U.S. Unitholders must account for periodic payments under an accrual method of accounting. In a case where periodic payments to be made under a swap agreement are set in arrears, and the payment relating to a period during a taxable year of a U.S. Unitholder cannot be determined by the end of the year, then accruals for that year will be based on a reasonable estimate of the payment, and the difference between the estimated amount and actual amount will be taken into account in the taxable year in which the payment is fixed.

Payments under a swap agreement that are not periodic payments or Swap Termination Payments are “nonperiodic payments”. (Accordingly, any swap premium paid or received generally would be a nonperiodic payment.) Nonperiodic payments generally must be recognized over the term of the swap agreement in a manner that reflects the economic substance of the contract. The amount of any nonperiodic payment that is amortized in any taxable year will be treated in the same manner as a periodic payment that accrues in that year.

Under an alternative rule, nonperiodic payments under a notional principal contract may be amortized under a level payment method. Under that method, nonperiodic payments are allocated as if they represented principal payments on a level payment loan that extends over the life of the contract and bears interest at a rate equal to the rate (or rates) used by the parties to determine the nonperiodic payments (or if such rate is not readily ascertainable, a rate that is reasonable under the circumstances). The level payment method cannot be used by a taxpayer with respect to a notional principal contract if the taxpayer reduces risk with respect to the contract by purchasing, selling or otherwise entering into other financial contracts (other than debt instruments).

Periodic and nonperiodic payments attributed to any taxable year would be netted. The net amount received or paid should generally be ordinary income or an ordinary deduction, respectively, for that year. For certain taxpayers, including individuals, such deductions will generally be subject to the 2% floor applicable to miscellaneous itemized deductions.

Although not certain, income or loss attributable to changes in the value of property may be treated as gain or loss from the termination of a right or obligation with respect to such property, and accordingly may be treated as capital gains or losses under Section 1234A of the Internal Revenue Code (subject to the discussion below under “Straddle rules” and “Foreign currency rules”).

As an exception to the treatment of nonperiodic payments outlined above, a notional principal contract that provides for a “significant” nonperiodic payment is divided into two parts for U.S. federal income tax purposes: a notional principal contract with periodic payments and a loan.

Where relevant for purposes of tax information reporting, the trustee intends (i) to assume that all of the Units were purchased on the Closing Date, and (ii) to amortize any nonperiodic payments that are fixed in amount (including any initial swap premium) under the level payment

71

method described above. U.S. Unitholders that purchase a Unit and are deemed either to receive or to pay swap premium should consult with their tax advisors regarding the appropriate methods for amortizing such swap premium.

Swap termination payments. As described above under “Allocations of basis and sales proceeds”, a U.S. Unitholder may be considered to pay or receive a swap termination payment under a swap agreement in connection with the sale of a Unit. In such a case, a U.S. Unitholder would have gain or loss from termination of a swap agreement equal to (i) the sum of the unamortized portion of any nonperiodic payments received by the U.S. Unitholder and any swap termination payment it receives or is deemed to have received, less (ii) the sum of the unamortized portion of any nonperiodic payments paid by the U.S. Unitholder and any swap termination payment it pays or is deemed to have paid.

A termination of a swap agreement generally will be considered to involve a “sale or exchange” of the swap agreement, with the result that any gain or loss generally will be treated as capital gain or loss (subject to the discussion below under “Straddle rules” and “Foreign currency rules”). A U.S. Unitholder that recognizes capital loss upon termination of the swap agreement generally will be able to offset that loss against any gain recognized with respect to the underlying securities to the extent such gain is capital gain.

Other characterizations of the underlying securities and swap agreement

Depending on its terms, a swap agreement may be in economic substance an option or forward contract (among other possibilities), instead of or in addition to a notional principal contract. In general, a swap agreement will be treated for U.S. federal income tax purposes in accordance with its economic substance. Consequently, if a swap agreement is an option, a U.S. Unitholder will be treated as writing or purchasing an option. Any premium paid or received in respect of the option (calculated in the same manner as swap premiums in respect of a swap agreement, as described under “Allocation of basis and sales proceeds”) generally will be taken into account in determining gain or loss only upon termination of the option or, if the option is physically settled and involves the purchase of property by the trust, upon the disposition of such property. Any such gain or loss will be capital gain or loss (subject to the discussion below under “Straddle rules” and “Foreign currency rules”). An option generally will not be subject to the mark-to-market rules under Section 1256 of the Internal Revenue Code, but the inapplicability of those rules is not entirely free from doubt in the case of a purchased option underlying a Unit that is itself listed on a national securities exchange. An option and the underlying securities may be considered offsetting positions in personal property for purposes of the straddle rules discussed in the next section.

In some cases, underlying securities and a related swap agreement may represent economically a loan to the swap counterparty secured by the underlying securities. In that case, the trust may be considered to have made a loan providing for cash flows equal to the cash flows of the underlying securities and the swap agreement combined. Such a loan would be subject to the rules governing debt instruments described above under “Taxation of underlying securities”.

72

Other characterizations may be possible, depending on the particular terms of the swap agreement. U.S. Unitholders should consult their own tax advisors with respect to the federal income tax treatment of the swap agreement.

Straddle rules

The underlying securities and the swap agreement may be considered offsetting positions in a “straddle” subject to the straddle rules of Section 1092 of the Internal Revenue Code. Under Section 1092, a selling U.S. Unitholder’s capital gain or loss, if any, with respect to underlying securities that are positions in a straddle will be short-term unless such underlying securities have been held for the long term capital gain holding period after termination of the swap agreement. Similarly, if the swap agreement is a position in a straddle, capital gain or loss realized in connection with its termination (or the termination of a right or obligation thereunder) will be short-term. In addition, under Section 1092, all or a portion of any loss realized upon such termination may be deferred until disposition of the underlying securities. Further, if the underlying securities and the swap agreement are positions in a straddle, any interest or carrying charges incurred by a U.S. Unitholder with respect to its Units may have to be capitalized to the extent they exceed the U.S. Unitholder’s interest income from the underlying securities, under Section 263(g) of the Internal Revenue Code. Under proposed regulations, payments made under a swap agreement may be treated as carrying charges for this purpose.

Finally, if the underlying securities and the swap agreement are positions in a straddle and as a result are considered to be held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code, all or a portion of any gain that would otherwise be capital gain may be recharacterized as ordinary income.

Foreign currency rules

If the underlying securities provide for payments denominated in, or determined by reference to, a foreign currency, and the integration rules do not apply, then (under the rules of Section 988 of the Internal Revenue Code and the regulations promulgated thereunder) foreign exchange gain or loss will be computed separately from interest income and gain or loss from the underlying securities. The amount of interest income realized by a U.S. Unitholder that uses the cash method of tax accounting will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date the payment is received, regardless of whether the payment is converted into U.S. dollars. A U.S. Unitholder that uses the accrual method of accounting for tax purposes will accrue interest income in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within the U.S. Unitholder’s taxable year) or, at the accrual basis U.S. Unitholder’s election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A U.S. Unitholder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. A U.S. Unitholder that uses the accrual method of accounting for tax purposes will recognize foreign currency gain or loss, as the case may be, on the receipt of a foreign currency interest payment made with respect to an

73

underlying security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Foreign currency gain or loss will be treated as ordinary income or loss that is generally not treated as an adjustment to interest income received on the underlying security and is sourced based on the residence of the taxpayer. Similarly, foreign currency gain or loss will be recognized upon the receipt of a principal payment (exclusive of any portion thereof representing original issue discount) in an amount equal to the difference between the U.S. dollar value of the payment based on the exchange rate when the underlying securities were acquired and the rate when the payment is made.

Upon a sale, exchange or retirement of the underlying securities, gain or loss generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates over the period that the U.S. Unitholder is considered to have held the underlying securities.

Original issue discount, market discount, acquisition premium and amortizable bond premium on a foreign currency underlying security are to be determined in the relevant foreign currency. Where the U.S. Unitholder must include original issue discount, or elects to include market discount, in income currently, the amount of original issue or market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period (or portion thereof within a U.S. Unitholder’s taxable year). Alternatively, the U.S. Unitholder may elect to translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. A U.S. Unitholder that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. Exchange gain or loss realized with respect to such accrued original issue or market discount shall be determined in accordance with the rules relating to accrued interest described above. If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in a given period in units of the relevant foreign currency. Exchange gain or loss will be realized with respect to amortized bond premium based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments and the exchange rate on the date the U.S. Unitholder acquired the underlying security. If an election to amortize bond premium is not made, any loss realized on the sale, exchange or retirement of an underlying security with amortizable bond premium will generally be capital loss to the extent of the bond premium.

The principles described above would also apply to any synthetic debt instrument created by integrating the underlying securities and swap agreement if that instrument provides for payments in, or determined by reference to, a foreign currency.

The rules governing a swap agreement whose payments are denominated in, or determined by reference to, foreign currencies and that is not integrated with the underlying securities will depend on its specific terms. In general, the timing of income and deductions would be determined under the principles described in “Taxation of the swap agreement” and

74

any income, loss or deduction (including any gain or loss from a termination of a swap agreement) would be characterized as foreign exchange gain or loss. In the case of a swap agreement that exchanges both interest and principal payments, however, the amount and timing of income or loss generally would be determined as though the trust had made a hypothetical loan denominated in the currency in which payments are received and had incurred a hypothetical debt denominated in the currency in which payments are made. The resulting net income or loss would be characterized as foreign exchange gain or loss.

Taxation of underlying securities and swap agreement as an integrated transaction

If the underlying securities and swap agreement qualify for integration under Treasury Regulations Section 1.1275-6 (the “integration regulations”) or Section 1.988-5 (the “Foreign currency integration regulations”), the U.S. Unitholder may elect, or in some cases the IRS may require, integrated treatment. If the transaction is integrated, the U.S. Unitholder will be required to take into account its pro rata share of the income from the synthetic debt instrument resulting from such integration.

In general, under the Integration Regulations, an underlying security and a swap agreement that does not hedge currency risk may be integrated and treated as a single synthetic debt instrument if the combined cash flows are substantially equivalent to the cash flows on a fixed rate debt instrument or on a variable rate debt instrument that pays interest at a qualified rate or rates (as such terms are defined in applicable sections of the Internal Revenue Code and Treasury Regulations) and certain other requirements are satisfied, including the identification of the integrated economic transaction in the U.S. Unitholder’s books and records on the date of purchase of the Units. The synthetic debt instrument may be denominated in U.S. dollars or another single currency. Certain underlying securities, such as pay-through bonds that are subject to prepayment out of principal received on other debt instruments or tax-exempt obligations, will not qualify for integration. In certain cases, the IRS may require integration where a U.S. Unitholder could have but did not make the appropriate identification and in certain other cases.

The synthetic debt instrument created through integration generally will be subject to the tax rules that apply to conventional debt instruments, except that all stated interest on the instrument will be treated as original issue discount, which a U.S. Unitholder must include in income as it accrues. See the discussion of original issue discount and other income from a debt instrument under “Taxation of underlying securities” above. The issue date of the synthetic debt instrument will be the date on which the U.S. Unitholder purchases the Unit, and the term of the instrument will be the period from the issue date to the maturity date of the underlying securities. The issue price will be the adjusted issue price of the underlying securities as of the issue date of the synthetic debt instrument, decreased or increased by any payments of swap premium (as defined above under “Allocation of basis and sales proceeds”) by or to the U.S. Unitholder. The source and character of interest income from the synthetic debt instrument will be determined by reference to the source and character of income on the underlying securities. Income from the underlying securities and swap agreement underlying a synthetic debt instrument will be treated separately for purposes of the withholding tax rules. See “Tax consequences to non-U.S. Unitholders”, below.

75

If a swap agreement hedges currency risk, then integration of the swap agreement and underlying security may be available under the Foreign Currency Integration Regulations. The rules for such integration and for the treatment of the resulting synthetic debt instrument generally are similar to the rules described above for integration of underlying securities and swap agreements not hedging currency risk. One difference is that to qualify for integration, the combined cash flows on the underlying security and swap agreement must be substantially equivalent to the cash flows on a debt instrument for which a yield can be calculated under the original issue discount rules. In addition, different types of debt instruments may qualify for integration under the Foreign Currency Integration Regulations. Other differences between the two sets of rules may be relevant for particular underlying securities and swap agreements.

The issue price of the synthetic debt instrument is determined by translating the adjusted issue price of the underlying securities into the currency in which the synthetic debt instrument is denominated at the spot rate on the issue date of the synthetic debt instrument. If the synthetic debt instrument is payable in U.S. dollars, U.S. Unitholders will not recognize any foreign exchange gain or loss (as defined above under “Foreign currency rules”) with respect to the instrument.

Credit support

The applicable prospectus supplement will discuss the U.S. federal income tax treatment of any credit support that is part of trust property or that otherwise benefits Unitholders.

Trust expenses

Generally, for U.S. federal income tax purposes, U.S. Unitholders must take into account their full pro rata share of the trust’s income, even if some of that income is used to pay trust expenses. A U.S. Unitholder may deduct its pro rata share of each expense paid by the trust to the same extent as if it directly paid the expense. However, some or all of the expenses of the trust may be miscellaneous itemized deductions. Individuals may only deduct certain miscellaneous itemized deductions to the extent they exceed 2% of adjusted gross income.

Tax-exempt organizations

A qualified pension plan or other entity that generally is exempt from federal income taxation pursuant to Section 501 of the Internal Revenue Code (such an entity, a “Tax-exempt investor”) nonetheless will be subject to federal income taxation to the extent that its income is unrelated business taxable income within the meaning of Section 512 of the Internal Revenue Code. Interest on the underlying securities (or synthetic debt instrument, if the underlying securities and swap agreement are integrated), income from a swap agreement that is a notional principal contract and gains from the sale, exchange or other disposition of Units held by a Tax-Exempt Investor generally will not be unrelated business taxable income, unless such Units are “debt-financed property” within the meaning of Section 514 of the Internal Revenue Code. A portion of any income or gain from the underlying securities would be unrelated business taxable income if, because of the existence of a significant swap premium or other nonperiodic payment under the swap agreement, the swap counterparty were deemed to have made a loan to a Tax-Exempt Investor that is a Unitholder. See “Taxation of the swap agreement”.

76

Tax consequences to non-U.S. Unitholders

The following discussion applies to Unitholders that hold registered Units. The applicable prospectus supplement will discuss the rules applicable to non-U.S. holders of bearer Units.

A beneficial owner of a Unit that is not a U.S. Unitholder and that is not subject to U.S. federal income tax with respect to the Units as a result of any direct or indirect connection to the United States (other than its ownership of a Unit) will not be subject to United States income or withholding tax, except as described below and under “Information reporting and backup withholding”, in respect of interest income or gain on the underlying securities or income from the swap agreement if:

•	in the case of underlying securities, the underlying securities were issued after July 18, 1984,
•

the non-U.S. Unitholder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, through stock ownership to, the underlying security issuer (or the swap counterparty, if the swap agreement is considered to involve a significant nonperiodic payment to the swap counterparty that is treated as a loan or is otherwise considered part of a loan to the swap counterparty) and is not a bank extending credit under a loan entered into in the ordinary course of its trade or business,

•

interest on the underlying securities (or, to the extent the swap agreement is considered to involve a loan to the swap counterparty, interest on such loan) is not contingent on the cash flows of, value of property of, or dividends or other equity payments by, the issuer of the underlying securities (or, in the case of a loan to the swap counterparty, the swap counterparty), except that this clause will not apply to underlying securities that are debt instruments with a fixed term issued on or before April 7, 1993, and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below.

Certification requirement. Interest and original issue discount will not be exempt from withholding tax unless the beneficial owner provides an appropriate statement (generally on IRS Form W-8BEN), signed under penalties of perjury, identifying the Unitholder and stating, among other things, that the Unitholder is not a U.S. person, or satisfies certain documentary evidence requirements for establishing that it is not a U.S. person.

If a non-U.S. Unitholder is engaged in a trade or business in the United States, and if income or gain with respect to the Units is effectively connected with the conduct of this trade or business, the non-U.S. Unitholder, although exempt from withholding tax, will generally be taxed in the same manner as a U.S. Unitholder (see “Tax consequences to U.S. Unitholders” above), except that the Unitholder will be required to provide to the trustee a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These Unitholders

77

should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Units including the possible imposition of a 30% branch profits tax.

If the underlying securities or swap agreement provide for payments relating to a “United States real property interest” within the meaning of Section 897 of the Internal Revenue Code, then gain from the underlying securities or swap agreement, as the case may be, may be treated as income effectively connected with a United States trade or business, and a related withholding tax may apply.

A Unitholder that is not a U.S. Unitholder may also be subject to U.S. federal income taxation with respect to a Unit if the Unitholder is a personal holding company, a corporation that accumulates earnings to avoid U.S. taxes on shareholders or a private foundation under the Internal Revenue Code.

Information reporting and backup withholding

Information returns may be filed with the IRS in connection with payments on the Units and the proceeds from a sale or other disposition of the Units or the trust property. A U.S. Unitholder will be subject to U.S. backup withholding tax on these payments if the U.S. Unitholder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. A non-U.S. Unitholder may be subject to U.S. backup withholding tax on these payments unless the non-U.S. Unitholder complies with certification procedures to establish that it is not a U.S. person. For a non-U.S. Unitholder, the certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Unitholder will be allowed as a credit against the Unitholder’s United States federal income tax liability and may entitle the Unitholder to a refund, provided that the required information is furnished to the IRS.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company general and separate accounts in which those plans, accounts or arrangements are invested) subject to Title I of ERISA or Section 4975 of the Internal Revenue Code (collectively, referred to as “plans”) and on persons who are fiduciaries with respect to those plans. Among other things, ERISA requires that the assets of a plan subject to ERISA be held in trust and imposes general standards of investment prudence and diversification on fiduciaries of the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving plan assets and persons (referred to as “parties in interest”) having specified relationships to a plan and impose additional prohibitions where parties in interest are fiduciaries with respect to a plan. A fiduciary who causes or allows a prohibited transaction to occur may be subject to civil liability under ERISA, and the Internal Revenue Code imposes an excise tax on any party in interest who participated in the prohibited transaction. The relevant underlying

78

security issuer, the depositor, any credit support provider, any swap counterparty or guarantor, the trustee and their affiliates may be parties in interest with respect to plans.

The United States Department of Labor (“DOL”) has issued regulations (referred to as the “plan asset regulations”) concerning what constitutes assets of a plan when a plan invests in another entity. The Units would constitute equity interests in the trust for purposes of the plan asset regulations. Under the plan asset regulations, the underlying assets and properties of corporations, partnerships and specified other entities in which a plan makes an “equity” investment could be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing plan in certain circumstances, unless the ownership by “benefit plan investors” of equity interests in the entity is not “significant”. In general, ownership by benefit plan investors of equity interests in an entity is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in that entity is held by benefit plan investors. For purposes of the plan asset regulations, the term “benefit plan investor” includes (1) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, including governmental and foreign employee benefit plans, (2) any plan described in Section 4975(e)(1) of the Internal Revenue Code and (3) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.

Certain other exceptions from such treatment under the plan asset regulations may apply to an entity in which a plan makes an equity investment. Under one such exception, the assets of such an entity are not considered to be plan assets where a plan makes an investment in an equity interest that is a “publicly-offered security”. A “publicly-offered security” is a security that is (a) “freely transferable”, (b) part of a class of securities that is “widely held” and (c) part of a class of securities that is registered under Section 12 of the Exchange Act or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Unless otherwise specified in the prospectus supplement, it is anticipated that the Units will be publicly-offered securities and the assets of the trust will not be considered to be assets of any plan investing in the Units pursuant to the plan asset regulations.

If specified in the applicable prospectus supplement, Units may not be purchased, held by or transferred to any person unless that person is not a plan, is not a governmental or other plan subject to restrictions substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and is not acquiring the Units with the assets of any such plan or other plan. The related trust agreement will provide that any purported transfer in violation of this restriction (referred to as the “no plan restriction”) shall be void from the beginning. If the no plan restriction applies, each person who acquires a Unit, and each fiduciary which causes any such person to acquire any Unit, in its individual as well as its fiduciary capacity, will be deemed by such purchase, holding or acquisition, on each date on which the Unit is held by such person, to have represented that it is not a plan or any governmental or other plan subject to requirements substantially similar Title I of ERISA or Section 4975 of the Internal Revenue Code and is not

79

using the assets of any such plan to purchase that Unit. The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

However, if the applicable prospectus supplement specifies that the “25% test” shall apply, Units will be issued only as definitive Units in registered form and only after a definitive purchase agreement has been executed and delivered. A definitive purchase agreement will also be required to be obtained from any proposed transferee of a Unit to which the 25% test applies. That agreement will contain additional representations regarding whether the purchaser or proposed transferee is a benefit plan investor (within the meaning of the plan asset regulations) or plan or is acquiring the Units with assets of a benefit plan investor or plan. No such purchase or proposed transfer will be permitted to the extent that it would cause the ownership of Units by benefit plan investors to be “significant” within the meaning of the plan asset regulations immediately after the purchase or proposed transfer, unless no Units are held by plans. In addition, the depositor and the trustee will agree that, after the initial distribution of a particular series of Units subject to the 25% test, if any Units are held by plans, neither they nor their affiliates will acquire any Units of that series, unless that acquisition would not cause the ownership by benefit plan investors immediately following the acquisition to be “significant”. The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

Alternatively, if the applicable prospectus supplement specifies that the “prohibited transaction exemption restriction” shall apply, Units will be issued in reliance on certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code which may be applicable, depending in part on the type of plan fiduciary making the decision to acquire a Unit and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Units. If the prohibited transaction exemption restriction applies, by its purchase of any Unit, the purchaser will be deemed to have represented and warranted that for so long as it holds the Unit either that:

•

It is not a plan, an entity whose underlying assets include the assets of any such plan, or an governmental plan which is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, or

80

•

Its purchase, holding and disposition of a Unit will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or, in the case of a governmental plan, any substantially similar federal, state or local law) unless an exemption is available (all of the conditions of which have been satisfied) or in any other violations of an applicable requirement of ERISA, the Internal Revenue Code or other law.

The related trust agreement will provide that each person that acquires a Unit, and each fiduciary who causes a person to acquire a Unit, in such fiduciary’s individual capacity, agrees to indemnify and hold harmless the depositor, the trustee, MS&Co. and their respective affiliates from any cost, damages, loss or expense, incurred by them as a result of the representations of that purchaser or fiduciary not being true.

The applicable prospectus supplement may also specify a treatment with respect to ERISA and plan investors different from any of the foregoing.

The underlying security issuance agreement may also contain considerations under ERISA and the Internal Revenue Code in connection with purchases of the underlying securities that a plan proposing to invest in the Units should note.

Each plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Units should determine whether, under the general fiduciary standards of investment prudence and diversification and under the documents and instruments governing the plan, an investment in the Units is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. Any plan proposing to invest in Units should consult with its counsel to confirm that such an investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Internal Revenue Code.

THE SALE OF ANY UNITS TO A PLAN OR A GOVERNMENTAL OR OTHER PLAN IS IN NO RESPECT A REPRESENTATION BY THE TRUST OR MS&CO. THAT SUCH AN INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN, OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY, ANY PARTICULAR PLAN OR ANY SUCH OTHER PLAN.

PLAN OF DISTRIBUTION

The Units may be offered and sold to or through MS&Co. as underwriter, dealer or agent, or through one or more other underwriters, dealers or agents, or directly to purchasers. The applicable prospectus supplement will describe the terms of the offering of any series of Units, which may include the names of any underwriters or initial purchasers, the purchase price of the Units and the proceeds to the depositor from that sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the Units

81

may be listed, and the place and time of delivery of the Units offered by that prospectus supplement.

If underwriters are used in a sale of Units, the Units will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. Such Units may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Such managing underwriters or underwriters in the United States will include MS&Co., an affiliate of the depositor. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase Units will be subject to specified conditions precedent, and the underwriters will be obligated to purchase all Units of a particular series, if any such Units are purchased. The initial public offering price for particular Units and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In order to facilitate the offering of the Units, the certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the price of the Units or any other securities the prices of which may be used to determine payments on the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agents under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing the Units in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of the Units compared to the price available under the overallotment option. The underwriters may also sell Units or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, Units or any other securities in the open market to stabilize the price of the Units or of any other securities. Finally, in any offering of Units through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Units in the offering, if the syndicate repurchases previously distributed Units to cover syndicate short positions or to stabilize the price of Units. Any of these activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

Units may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of Units will be named, and any commissions payable by the depositor to that agent will be described, in the applicable prospectus supplement. Any such agent will act on a best efforts basis for the period of its appointment or be subject to another standard described in the prospectus supplement.

82

If specified in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase Units at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Such contracts will be subject only to the conditions described in the prospectus supplement and the prospectus supplement will specify the commissions payable for solicitation of such contracts.

Sales of certain series of Units may be restricted to “qualified institutional buyers” or “QIBs” as defined in Rule 144A under the Securities Act, in which case each underwriter will be required to exercise reasonable care to ensure that such Units are sold and will be resold to QIBs. The prospectus supplement relating to such Units may provide that a purchaser of the Units is deemed to represent for the benefit of the depositor, the trust and the underwriters that such purchaser is qualified as a QIB.

Any underwriters, dealers or agents participating in the distribution of Units may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Units may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of any such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of their businesses.

If specified in the applicable prospectus supplement, underlying securities may be deposited into the related trust in connection with a distribution of those underlying securities by one or more affiliates of the depositor pursuant to a registration statement under the Securities Act.

As to each series of Units, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers.

The depositor and MS&Co. may be indemnified by the trust for certain expenses or liabilities incurred in connection with the offer and sale of the Units.

From time to time, MS&Co. or one of its affiliates may be engaged by underlying security issuers as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, MS&Co. or its affiliates may make a market in securities of any underlying security issuer, including underlying securities that may constitute part of the trust property of a particular trust. Each Unitholder will be deemed to have acknowledged and agreed that MS&Co. or its affiliates may engage in any kind of business with, or have an investment in, any underlying security issuer or related persons, and in that connection, may obtain or be in possession of non-public information regarding particular underlying securities or related persons which may not be made available to Unitholders.

83

Affiliates of other underwriters may also act as agents or underwriters in connection with the sale of the Units. Any such affiliate will be named, and its affiliation with the underwriters described, in the applicable prospectus supplement. Also, MS&Co., affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the Units. Neither MS&Co, nor its affiliates is obligated to do so, however, and the agents may discontinue making a market at any time without notice. The underwriters, their affiliates or agents may use this prospectus in connection with any of those transactions. No assurance can be given as to the liquidity of any trading market for the Units.

VALIDITY OF UNITS

Cleary, Gottlieb, Steen & Hamilton, Washington, D.C., or other counsel identified in the applicable prospectus supplement will pass upon certain legal matters relating to the offering of the of the Units, including the validity of the Units.

84

INDEX OF DEFINED TERMS

25% test	80	index-linked Units	55
benefit plan investor	79	indirect participants	62
business day	47	integration regulations	75
calculation date	52	ISDA	36
callable series	56	ISDA Definitions	36
CD rate	53	ISDA Master Agreement	36
Clearstream	59	LIBOR determination date	50
commercial paper rate	51	LIBOR Reuters	50
commercial paper rate determination rate	51	LIBOR Telerate	50
composite quotations	49	liquidation event	20
concentrated underlying security	19	money market yield	51
corporate debt	27	no plan restriction	79
depositaries	59	notional amount	47
depositor optional exchange	57	parties in interest	78
direct participants	61	plan asset regulations	79
disqualification event	19	plans	78
disqualified credit support	20	prohibited transaction exemption restriction	80
disqualified swap transaction	20	PTCE	80
disqualified underlying security	19	qualified professional asset manager	80
DOL	79	repo counterparty	42
DTC	59	Reuters LIBO page	50
early termination date	40	Rule 3a-7	45
eligible underlying securities	29	SEC	11
eligible underlying security issuer	29	spread	48
ERISA	78	spread multiplier	48
Euroclear	59	stock index	55
excess expense event	22	swap premium	66
Exchange Act	11	Telerate page 3750	50
exchangeable series	56	Treasury rate	52
extraordinary trust expenses	26	trust wind-up event	22
FASIT	65	underlying security default	21
federal funds rate	53	underlying security disclosure document	29
GTC Notes	27	underlying security issuance agreement	31
indexed commodity	55	underlying security registration statement	30
indexed currency	55	United States real property interest	78

85